                                                    Filed pursuant to Rule 424b2
                                                    (Registration No. 333-48494)

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 16, 2000)
                                 $1,505,667,000

                     [UNITED AIRLINES LOGO]UNITED AIRLINES

                           2000-2 Pass Through Trusts
                    PASS THROUGH CERTIFICATES, SERIES 2000-2
                            ------------------------

This prospectus supplement relates to new pass through certificates to be issued by four separate pass through trusts formed by United Air Lines, Inc. Each pass through certificate will represent an interest in a pass through trust. The pass through certificates do not represent interests in or obligations of United or any of its affiliates. The pass through trustee of each pass through trust will use the proceeds of the sale of the pass through certificates to acquire equipment notes issued by United to finance 37 aircraft owned by United.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on April 1 and October 1 of each year, beginning on April 1, 2001. The pass through trustee will distribute the principal paid on the equipment notes in scheduled amounts and on dates specified in this prospectus supplement. The Class A-1 and Class A-2 pass through certificates will rank equally in right of distributions and will rank senior to the other pass through certificates. The Class B pass through certificates will rank junior to the Class A-1 and Class A-2 pass through certificates. The Class C pass through certificates will rank junior to the Class A-1, Class A-2 and Class B pass through certificates.

Westdeutsche Landesbank Girozentrale, New York Branch, will provide a separate liquidity facility for each class of pass through certificates offered under this prospectus supplement, in each case in an amount sufficient to make three semiannual interest payments on the pass through certificates of such class.

INVESTING IN THE PASS THROUGH CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-14.
                            ------------------------

                                                                         FINAL EXPECTED     PRICE TO
       PASS THROUGH CERTIFICATES         FACE AMOUNT    INTEREST RATE   DISTRIBUTION DATE    PUBLIC
---------------------------------------  ------------   -------------   -----------------   --------
Class A-1..............................  $349,873,000       7.032%      October 1, 2010       100%
Class A-2..............................   732,770,000       7.186        April 1, 2011        100
Class B................................   271,585,000       7.811       October 1, 2009       100
Class C................................   151,439,000       7.762       October 1, 2005       100

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase all of the pass through certificates if any are purchased. The aggregate proceeds from the sale of the pass through certificates will be $1,505,667,000. We will pay the underwriters a commission of $9,786,836. Morgan Stanley & Co. Incorporated expects to deliver the pass through certificates to purchasers on December 14, 2000. Interest on the pass through certificates will accrue from the date of delivery. The pass through certificates will not be listed on any national securities exchange.
                            ------------------------
                                   Bookrunner
                           MORGAN STANLEY DEAN WITTER
                            ------------------------
                               Senior Co-Managers
Chase Securities Inc.                                 Credit Suisse First Boston
Goldman, Sachs & Co.                                        Salomon Smith Barney
                            ------------------------
                                  Co-Managers
Banc of America Securities LLC                 Commerzbank Capital Markets Corp.
Loop Capital Markets LLC                                     Merrill Lynch & Co.
December 7, 2000.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

SUMMARY.....................................................     S-2
RISK FACTORS................................................    S-14
THE COMPANY.................................................    S-18
RECENT DEVELOPMENTS.........................................    S-18
RATIO OF EARNINGS TO FIXED CHARGES..........................    S-18
SELECTED FINANCIAL DATA.....................................    S-19
USE OF PROCEEDS.............................................    S-20
DESCRIPTION OF THE PASS THROUGH CERTIFICATES................    S-20
DESCRIPTION OF THE LIQUIDITY FACILITIES.....................    S-33
DESCRIPTION OF THE INTERCREDITOR AGREEMENT..................    S-37
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS..............    S-43
DESCRIPTION OF THE EQUIPMENT NOTES..........................    S-45
FEDERAL INCOME TAX CONSEQUENCES.............................    S-56
CONNECTICUT TAXES...........................................    S-59
ERISA CONSIDERATIONS........................................    S-59
UNDERWRITING................................................    S-62
LEGAL MATTERS...............................................    S-63
EXPERTS.....................................................    S-63
APPENDIX I   GLOSSARY.......................................     I-1
APPENDIX II  APPRAISALS.....................................    II-1
APPENDIX III  EQUIPMENT NOTE PRINCIPAL PAYMENTS.............   III-1
APPENDIX IV LOAN TO VALUE RATIOS OF EQUIPMENT NOTES.........    IV-1

                             PROSPECTUS

ABOUT THIS PROSPECTUS.......................................       2
WHERE YOU CAN FIND MORE INFORMATION.........................       2
INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC......       2
REPORTS TO PASS THROUGH CERTIFICATEHOLDERS..................       3
THE COMPANY.................................................       3
RATIO OF EARNINGS TO FIXED CHARGES..........................       4
OUTLINE OF PASS THROUGH TRUST STRUCTURE.....................       4
USE OF PROCEEDS.............................................       4
FLOW OF PAYMENTS............................................       5
DESCRIPTION OF THE CERTIFICATES.............................       6
DESCRIPTION OF THE EQUIPMENT NOTES..........................      21
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................      27
ERISA CONSIDERATIONS........................................      29
PLAN OF DISTRIBUTION........................................      29
LEGAL MATTERS...............................................      30
EXPERTS.....................................................      30

                            ------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT. ALSO, YOU SHOULD NOT ASSUME THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the pass through certificates that we are currently offering, and (2) the accompanying prospectus, which provides general information about our pass through certificates, some of which may not apply to the pass through certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

     We have given certain terms specific meanings for purposes of this prospectus supplement. The "Glossary" attached as Appendix I to this prospectus supplement defines each of these terms.

     At varying places in this prospectus supplement and the prospectus, we refer you to other sections of the documents for additional information by indicating the caption heading of the other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents below. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

     This prospectus supplement and the accompanying prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, which represent United's expectations or beliefs concerning future events. When used in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, the words "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement after the date of this prospectus supplement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, our Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2000, and our Current Reports on Form 8-K filed on May 26, 2000, July 19, 2000, August 1, 2000, August 11, 2000 and
August 17, 2000, and the Current Reports of UAL Corporation on Form 8-K filed on May 24, 2000, August 17, 2000 and September 29, 2000, and on Form 8-K/A filed on June 21, 2000.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere in this prospectus supplement and accompanying prospectus, as well as the materials filed with the SEC that are considered to be part of the prospectus. Unless otherwise indicated, "we," "us," "our" and similar terms as well as references to "United" refer to United Air Lines, Inc.

                 SUMMARY OF TERMS OF PASS THROUGH CERTIFICATES

                                         CLASS A-1           CLASS A-2            CLASS B             CLASS C
                                       CERTIFICATES        CERTIFICATES        CERTIFICATES        CERTIFICATES
                                     -----------------   -----------------   -----------------   -----------------
Aggregate Face Amount..............    $349,873,000        $732,770,000        $271,585,000        $151,439,000
Ratings:
  Moody's..........................         Aa2                 Aa2                 A1                  A2
  Standard & Poor's................         AAA                 AAA                 AA-                 A-
Initial Loan to Aircraft Value
  Ratio (cumulative)...............        44.9%               44.9%               56.2%               62.5%
Expected Highest Loan to Aircraft
  Value Ratio (cumulative).........        44.9%               44.9%               60.5%               65.5%
Expected Principal Distribution
  Window (in years)................       0.3-9.8              10.3                 8.8                 4.8
Initial Average Life (in years)....         5.0                10.3                 8.8                 4.8
Regular Distribution Dates.........     April 1 and         April 1 and         April 1 and         April 1 and
                                         October 1           October 1           October 1           October 1
Final Expected Regular Distribution
  Date.............................   October 1, 2010      April 1, 2011      October 1, 2009     October 1, 2005
Final Maturity Date................    April 1, 2012      October 1, 2012      April 1, 2011       April 1, 2007
Minimum Denomination...............       $1,000              $1,000              $1,000              $1,000
Section 1110 Protection............         Yes                 Yes                 Yes                 Yes
Liquidity Facility Coverage........    3 semiannual        3 semiannual        3 semiannual        3 semiannual
                                     interest payments   interest payments   interest payments   interest payments

     In calculating the initial loan to aircraft value ratios, we assumed an aggregate appraised aircraft value of $2,410,952,020. The aggregate appraised value is only an estimate and reflects assumptions that are described in "Description of the Aircraft and the Appraisals--The Appraisals." The protections of Section 1110 of the U.S. Bankruptcy Code indicated above are available to each equipment note indenture trustee as secured party under the related indenture.

                        EQUIPMENT NOTES AND THE AIRCRAFT

     The pass through trusts will hold secured equipment notes issued by United for each of twelve Airbus A319-131 aircraft, six Airbus A320-232 aircraft, three Boeing 747-422 aircraft, seven Boeing 757-222 aircraft, and nine Boeing 777-200ER aircraft. All of the aircraft have been delivered to, and are being operated by, United. The equipment notes issued with respect to an aircraft will be secured by a security interest in such aircraft. The following table provides certain information about the aircraft and the equipment notes for the aircraft.

                                                                       INITIAL
AIRCRAFT                                                             OUTSTANDING
REGISTRATION                                           AIRCRAFT       PRINCIPAL     APPRAISED
NUMBER                             AIRCRAFT TYPE     DELIVERY DATE     AMOUNT         VALUE
------------                      ----------------   -------------   -----------   -----------
N809UA..........................  Airbus A319-131     19-May-98      $19,908,000   $31,943,333
N810UA..........................  Airbus A319-131     29-Jun-98       19,929,000    31,976,667
N811UA..........................  Airbus A319-131     02-Jul-98       20,140,000    31,976,667
N812UA..........................  Airbus A319-131     09-Jul-98       20,140,000    31,976,667
N813UA..........................  Airbus A319-131     23-Jul-98       20,245,000    32,143,333
N814UA..........................  Airbus A319-131     05-Aug-98       20,245,000    32,143,333
N815UA..........................  Airbus A319-131     11-Aug-98       20,245,000    32,143,333
N816UA..........................  Airbus A319-131     02-Sep-98       20,265,000    32,176,667
N817UA..........................  Airbus A319-131     08-Sep-98       20,265,000    32,176,667
N818UA..........................  Airbus A319-131     01-Oct-98       20,286,000    32,210,000
N828UA..........................  Airbus A319-131     16-Jun-99       21,067,000    33,746,667
N829UA..........................  Airbus A319-131     28-Apr-00       22,129,000    35,393,333
N437UA..........................  Airbus A320-232     20-Feb-97       22,744,000    36,556,667
N438UA..........................  Airbus A320-232     29-May-97       22,817,000    36,673,333
N439UA..........................  Airbus A320-232     11-Jun-97       22,838,000    36,706,667
N440UA..........................  Airbus A320-232     07-Jul-97       23,118,000    36,756,667
N447UA..........................  Airbus A320-232     01-Jul-98       24,156,000    38,353,333
N450UA..........................  Airbus A320-232     29-Jul-98       24,156,000    38,353,333
N119UA..........................  Boeing 747-422      29-Mar-99       89,511,000   145,076,667
N120UA..........................  Boeing 747-422      12-Apr-99       89,656,000   145,296,667
N121UA..........................  Boeing 747-422      22-Apr-99       89,657,000   145,300,000
N591UA..........................  Boeing 757-222      28-Jun-96       28,268,000    45,520,000
N592UA..........................  Boeing 757-222      10-Jul-96       28,630,000    45,586,667
N593UA..........................  Boeing 757-222      12-Aug-96       28,661,000    45,636,667
N594UA..........................  Boeing 757-222      11-Sep-96       28,703,000    45,703,333
N589UA..........................  Boeing 757-222      24-Oct-97       31,038,000    49,350,000
N590UA..........................  Boeing 757-222      31-Dec-97       31,080,000    49,416,667
N595UA..........................  Boeing 757-222      04-Feb-98       31,750,000    50,943,333
N784UA..........................  Boeing 777-200ER    29-Apr-97       70,429,000   113,200,000
N785UA..........................  Boeing 777-200ER    21-May-97       70,590,000   113,457,783
N787UA..........................  Boeing 777-200ER    05-Jun-97       68,007,000   109,306,724
N789UA..........................  Boeing 777-200ER    11-Aug-97       71,945,000   114,386,878
N790UA..........................  Boeing 777-200ER    28-Aug-97       71,945,000   114,386,878
N791UA..........................  Boeing 777-200ER    28-Aug-97       71,945,000   114,386,878
N793UA..........................  Boeing 777-200ER    07-Oct-97       72,143,000   114,703,545
N797UA..........................  Boeing 777-200ER    20-Feb-98       73,508,000   117,943,333
N798UA..........................  Boeing 777-200ER    28-Feb-98       73,508,000   117,943,333

     The appraised value of each aircraft provided above has been calculated by removing the highest and the lowest of five appraisals and taking the average of the remaining three. The appraisals were provided by five independent appraisal and consulting firms, Aircraft Information Services, Inc., AVITAS, Inc., AvSolutions Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc. as of November 21, 2000, October 26, 2000, December 7, 2000, November 22, 2000 and November 2, 2000, respectively. The appraisers based the appraisals on varying assumptions and methodologies. An appraisal is only an estimate of value and you should not rely on any appraisal as an estimate of realizable value.

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table provides loan to aircraft value ratios--also referred to as LTV ratios--for each class of pass through certificates as of the issuance date of the pass through certificates and as of each April 1 and October 1 regular distribution date. The table is not a forecast or prediction of expected or likely LTV ratios but a mathematical calculation based on one set of assumptions.

     We compiled the following table on an aggregate basis. However, the equipment notes issued for each aircraft are secured by one aircraft and will not be secured by any other aircraft. This means that any excess proceeds realized from the sale of an aircraft or other exercise of default remedies will not be available to cover any shortfalls on the equipment notes for any other aircraft. Appendix IV to this prospectus supplement sets forth the aggregate LTV ratios for the equipment notes issued for each individual aircraft, which should also be considered. The holders of the Class A-1, Class A-2 and Class B pass through trust certificates will, however, benefit from cross-subordination of the equipment notes issued for each aircraft.

                                                          OUTSTANDING BALANCES
                          ASSUMED       ---------------------------------------------------------
                         AGGREGATE       CLASS A-1      CLASS A-2       CLASS B        CLASS C
DATE                   AIRCRAFT VALUE   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                   --------------   ------------   ------------   ------------   ------------
December 14, 2000....  $2,410,952,020   $349,873,000   $732,770,000   $271,585,000   $151,439,000
April 1, 2001........   2,367,926,070    330,577,000    732,770,000    271,585,000    151,439,000
October 1, 2001......   2,333,047,379    314,880,000    732,770,000    271,585,000    151,439,000
April 1, 2002........   2,290,021,429    295,589,000    732,770,000    271,585,000    151,439,000
October 1, 2002......   2,255,142,738    279,897,000    732,770,000    271,585,000    151,439,000
April 1, 2003........   2,212,116,788    260,605,000    732,770,000    271,585,000    151,439,000
October 1, 2003......   2,177,238,097    244,906,000    732,770,000    271,585,000    151,439,000
April 1, 2004........   2,134,212,147    225,616,000    732,770,000    271,585,000    151,439,000
October 1, 2004......   2,099,333,456    209,921,000    732,770,000    271,585,000    151,439,000
April 1, 2005........   2,056,307,506    190,630,000    732,770,000    271,585,000    151,439,000
October 1, 2005......   2,021,428,815    174,932,000    732,770,000    271,585,000              0
April 1, 2006........   1,978,402,865    155,641,000    732,770,000    271,585,000              0
October 1, 2006......   1,943,524,174    139,945,000    732,770,000    271,585,000              0
April 1, 2007........   1,900,498,224    120,654,000    732,770,000    271,585,000              0
October 1, 2007......   1,865,619,533    104,961,000    732,770,000    271,585,000              0
April 1, 2008........   1,822,593,583     85,668,000    732,770,000    271,585,000              0
October 1, 2008......   1,787,714,892     69,972,000    732,770,000    271,585,000              0
April 1, 2009........   1,744,688,942     50,680,000    732,770,000    271,585,000              0
October 1, 2009......   1,709,810,251     34,983,000    732,770,000              0              0
April 1, 2010........   1,666,784,301     15,692,000    732,770,000              0              0
October 1, 2010......   1,631,905,610              0    732,770,000              0              0
April 1, 2011........   1,588,879,660              0              0              0              0

                                             CLASS A-1      CLASS A-2       CLASS B        CLASS C
                                            CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
DATE                                            LTV            LTV            LTV            LTV
----                                        ------------   ------------   ------------   ------------
December 14, 2000.........................      44.9%          44.9%          56.2%          62.5%
April 1, 2001.............................      44.9           44.9           56.4           62.8
October 1, 2001...........................      44.9           44.9           56.5           63.0
April 1, 2002.............................      44.9           44.9           56.8           63.4
October 1, 2002...........................      44.9           44.9           56.9           63.7
April 1, 2003.............................      44.9           44.9           57.2           64.0
October 1, 2003...........................      44.9           44.9           57.4           64.3
April 1, 2004.............................      44.9           44.9           57.6           64.7
October 1, 2004...........................      44.9           44.9           57.8           65.1
April 1, 2005.............................      44.9           44.9           58.1           65.5
October 1, 2005...........................      44.9           44.9           58.3             NA
April 1, 2006.............................      44.9           44.9           58.6             NA
October 1, 2006...........................      44.9           44.9           58.9             NA
April 1, 2007.............................      44.9           44.9           59.2             NA
October 1, 2007...........................      44.9           44.9           59.5             NA
April 1, 2008.............................      44.9           44.9           59.8             NA
October 1, 2008...........................      44.9           44.9           60.1             NA
April 1, 2009.............................      44.9           44.9           60.5             NA
October 1, 2009...........................      44.9           44.9             NA             NA
April 1, 2010.............................      44.9           44.9             NA             NA
October 1, 2010...........................        NA           44.9             NA             NA
April 1, 2011.............................        NA             NA             NA             NA

     In calculating the assumed aggregate aircraft values above, we assumed that the initial appraised base value of each aircraft declines by approximately 3% each year for the first 15 years after the year of delivery of the aircraft and by approximately 4% each year after that. Other rates or methods of depreciation may result in materially different LTV ratios. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur nor can we predict the actual future value of any aircraft.

     The pool balance for each class of pass through certificates indicates, as of any date, the portion of the original face amount of that class of pass through certificates that has not been distributed to the certificateholders.

     We obtained the LTV ratios for each class of certificates for each regular distribution date by dividing (1) the expected outstanding pool balance of that class together with the expected outstanding pool balance of all other classes equal or senior in right of payment to that class after giving effect to the distributions expected to be made on that date, by (2) the assumed value of all of the aircraft on that regular distribution date based on the assumptions above.

                           CASH FLOW/STRUCTURE CHART

The following diagram illustrates the structure of the offering of the certificates and cash flows.

                                    [CHART]

Note: The equipment notes are not cross-collateralized.

                                  THE OFFERING

Pass Through Trusts........  United and State Street Bank and Trust Company of
                             Connecticut, National Association, as pass through trustee, will form four pass through trusts under four separate trust supplements to a basic pass through trust agreement between United and the pass through trustee.

Certificates Offered.......   --   Class A-1 pass through certificates

                              --   Class A-2 pass through certificates

                              --   Class B pass through certificates

                              --   Class C pass through certificates

                             Each class of pass through certificates will represent 100% of the fractional undivided interests in the corresponding pass through trust.

Use of Proceeds............  The proceeds from the sale of the pass through certificates of each pass through trust will be used by the respective pass through trustee to acquire the equipment notes to be held by such pass through trust. The equipment notes will be full recourse obligations of United.

                             United will issue the equipment notes under 37 separate indentures. United will use the proceeds from the issuance of the equipment notes for general corporate purposes, possibly including, but not limited to, the repayment of indebtedness, financing of capital expenditures or funding of potential acquisitions or other business transactions.

Subordination Agent, Pass
  Through Trustee and
  Indenture Trustee........  State Street Bank and Trust Company of Connecticut,
                             National Association.

Liquidity Provider.........  Initially, Westdeutsche Landesbank Girozentrale,
                             New York Branch.

Trust Property.............  The property of each pass through trust will include:

                              -- For the Class A-1 pass through trust, the Series A-1 equipment notes.

                              -- For the Class A-2 pass through trust, the Series A-2 equipment notes.

                              --   For the Class B pass through trust, the
                                   Series B equipment notes.

                              --   For the Class C pass through trust, the
                                   Series C equipment notes.

                              -- All rights of the pass through trust under the intercreditor agreement and the note purchase agreement described below.

                              -- For each of the Class A-1, Class A-2, Class B and Class C pass through trusts, all monies receivable under the liquidity facility for that pass through trust.

                              -- Funds from time to time deposited with the pass through trustee in accounts for the pass through trust.

Regular Distribution
Dates......................  April 1 and October 1, commencing on April 1, 2001.

Record Dates...............  The fifteenth day preceding each distribution date.

Distributions..............  The pass through trustee will distribute all payments of principal, make-whole amount, if any, and interest received on the equipment notes held in each pass through trust to the holders of the pass through certificates of that pass through trust. Distributions will be subject to the subordination provisions applicable to the pass through certificates.

                             The pass through trustee will distribute scheduled payments of principal and interest made on the equipment notes held by each pass through trust on the regular distribution dates. The pass through trustee will distribute payments of principal, make-whole amount, if any, and interest made on any equipment notes resulting from any early redemption of any equipment notes on a special distribution date after not less than 15 days' notice to the holders of the pass through certificates.

Intercreditor Agreement....  The pass through trustees, the liquidity provider and the subordination agent will enter into the intercreditor agreement. The intercreditor agreement states how the subordination agent will distribute payments made on the equipment notes and under the liquidity facilities among the pass through trusts and the liquidity provider. The intercreditor agreement also sets forth agreements among the pass through trustees and the liquidity provider relating to who will control the exercise of remedies under the equipment notes and the related indentures.

Subordination..............  Under the intercreditor agreement, after the liquidity provider is reimbursed, if necessary, and other specified fees and expenses are paid, the subordination agent will generally make distributions on the pass through certificates in the following order:

                              -- First, to the holders of the Class A-1 and Class A-2 pass through certificates;

                              -- Second, to the holders of the Class B pass through certificates; and

                              -- Third, to the holders of the Class C pass through certificates.

                             However, if United is in bankruptcy or other specified defaults have occurred but United is continuing to meet specified payment obligations, the subordination provisions applicable to the pass through certificates permit distributions to be made on junior pass through certificates prior to making distributions in full on the more senior pass through certificates.

Control of Indenture
Trustee....................  The holders of at least a majority of the outstanding principal amount of equipment notes issued under each indenture will be entitled to direct the indenture trustee under that indenture in taking action so long as no indenture event of default is continuing under that indenture, except for specified actions that require the unanimous consent of the holders of such equipment notes. If an indenture event of default is continuing under any indenture, subject to specified conditions, the controlling party will direct the indenture trustee in taking action under that indenture. The remedies that may be exercised under each indenture include accelerating the relevant equipment notes or foreclosing the lien on the aircraft securing such equipment notes.

                             The controlling party will be:

                              -- The Class A-1 pass through trustee or the Class A-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time the indenture event of default occurs.

                              -- Upon payment of the final distribution to the holders of the Class A-1 or Class A-2 pass through certificates, the other of the Class A-1 pass through trustee or the Class A-2 pass through trustee.

                              -- Upon payment of the final distribution to the holders of Class A-1 and Class A-2 pass through certificates, the Class B pass through trustee.

                              -- Upon payment of the final distribution to the holders of the Class A-1, Class A-2 and Class B pass through certificates, the Class C pass through trustee.

                              --   Under specified circumstances, and
                                   notwithstanding the foregoing, the liquidity provider with the largest amount of unreimbursed liquidity obligations under the liquidity facilities.

                             In exercising remedies during the nine months after the earliest of: (1) the acceleration of the equipment notes issued under any indenture or (2) the bankruptcy of United, the controlling party may not sell the related equipment notes or the aircraft subject to the lien of that indenture for less than specified minimums.

Rights to Buy Other Classes
  of Certificates..........  If United is in bankruptcy or other specified events have occurred, certificateholders may buy other classes of pass through certificates on the basis described below. In each case, the purchaser must purchase all, but not less than all, of the other class or classes of pass through certificates. The purchase price in each case will be the outstanding balance of the class of pass through certificates being purchased, plus accrued and undistributed interest.

                              --   If the Class A-1 or Class A-2
                                   certificateholders are then represented by the controlling party, the certificateholders of the class that is not so represented may purchase all of the pass through certificates of the class that is so represented.

                              -- The Class B certificateholders may purchase all of the Class A-1 and Class A-2 pass through certificates.

                              -- The Class C certificateholders may purchase all of the Class A-1, Class A-2 and Class B pass through certificates.

Liquidity Facilities.......  Under the liquidity facility for each of the Class
                             A-1, Class A-2, Class B and Class C pass through trusts, the liquidity provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable class of pass through certificates on up to three successive semiannual regular distribution dates at the interest rate for those pass through certificates. The liquidity facilities cannot be used to pay any other amount in respect of the pass through certificates.

                             Despite the subordination provisions applicable to the pass through certificates, the holders of the pass through certificates issued by each pass through trust will be entitled to receive and retain the proceeds of drawings under the liquidity facility for that pass through trust.

                             Upon each drawing under any liquidity facility to pay interest on any of the pass through certificates, the subordination agent must reimburse the applicable liquidity provider for the amount of that drawing, together with interest on the drawing. This reimbursement obligation and all interest, fees and other amounts owing to the liquidity provider under each liquidity facility will rank senior to all of the pass through certificates in right of payment.

Equipment Notes
  (a) Issuer...............  United will issue Series A-1, Series A-2, Series B and Series C equipment notes, which will be acquired, respectively, by the Class A-1, Class A-2, Class B and Class C pass through trusts.

  (b) Interest.............  The equipment notes held in the Class A-1, Class
                             A-2, Class B and Class C pass through trusts will accrue interest at the respective rates per annum indicated on the cover page of this prospectus supplement. Interest on the equipment notes will be payable on April 1 and October 1 of each year, commencing on April 1, 2001. Interest on the equipment notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  (c) Principal............  Amortizing Notes.  Principal payments on the Series
                             A-1 equipment notes are scheduled to be received in specified amounts on April 1 or October 1 or both in specified years, commencing on April 1, 2001 and ending on either April 1, 2010 or October 1, 2010, depending on the terms of the particular equipment note.

                             Bullet Maturity Notes. The entire principal amount of the Series A-2, Series B and Series C equipment notes is scheduled to be paid on the date specified for each series below:

                                       NOTES                                        DATE
                                       -----                                        ----
                                       Series A-2 equipment notes.............  April 1, 2011
                                       Series B equipment notes............... October 1, 2009
                                       Series C equipment notes............... October 1, 2005

  (d) Redemption...........  Aircraft Event of Loss.  If an event of loss occurs with respect to an aircraft, we will redeem all of the equipment notes issued for such aircraft under the related indenture, unless we replace such aircraft. The redemption price will be the unpaid principal amount of the related equipment notes, together with accrued interest, but without any make-whole amount.

                             Optional Redemption. At any time prior to maturity, United may redeem any series of equipment notes related to an aircraft with Rating Agency approval, or all of the equipment notes related to an aircraft. The redemption price will be the unpaid principal amount of those equipment notes, together with accrued interest, plus a make-whole amount, if any.

  (e) Security.............  United will secure the equipment notes issued for each aircraft by a security interest in the aircraft.

                             United will not cross-collateralize the equipment notes. This means that the equipment notes secured by an aircraft will not be secured by any other aircraft. The subordination agent will not be able to apply any excess proceeds from the sale of an aircraft or other exercise of default remedies for the aircraft available to cover any shortfalls on the equipment notes for any other aircraft.

                             By virtue of the intercreditor agreement, all of the equipment notes will be effectively cross-subordinated. This means that payments received on a junior series of equipment notes may be applied in accordance with the priority of payment provisions set forth in the intercreditor agreement to make distributions on a more senior class of pass through certificates. There will not be cross-default provisions in the indentures. This means that if the equipment notes issued for one or more aircraft are in default and the equipment notes issued for the remaining aircraft are not in default, the controlling party may not exercise remedies for the remaining aircraft.

  (f) Section 1110
      Protection...........  Vedder, Price, Kaufman & Kammholz, special counsel to United, will provide an opinion to the pass through trustees that the benefits of Section 1110 of the Bankruptcy Code will be available for each aircraft.

Federal Income Tax
  Consequences.............  The pass through trusts themselves will not be subject to federal income tax. Each
                             certificateholder should report on its federal income tax return its pro rata share of the income from the equipment notes, if any, and the other property held by the relevant pass through trust, in accordance with the certificateholder's method of accounting.

ERISA Considerations.......  In general, employee benefit plans subject to Title
                             I of ERISA or Section 4975 of the Internal Revenue Code, or entities that may be deemed to hold the assets of those plans, will be eligible to purchase the certificates, subject to the conditions and circumstances that apply to those plans.

                             Each person who acquires a certificate will be deemed to have represented and warranted that either:

                               (a) no employee benefit plan assets have been
                                   used to purchase that certificate, or

                               (b) the purchase and holding of that certificate
                                   are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Internal Revenue Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See "ERISA Considerations."

Ratings of the
Certificates...............  It is a condition to the issuance of the pass through certificates that Moody's and Standard & Poor's rate the pass through certificates not less than the ratings set forth below:

                                                                                 STANDARD &
                                       CERTIFICATES                    MOODY'S     POOR'S
                                       ------------                    -------   ----------
                                       Class A-1 and Class A-2.......  Aa2       AAA
                                       Class B.......................  A1        AA-
                                       Class C.......................  A2        A-

                             A rating is not a recommendation to purchase, hold or sell pass through certificates. A rating does not address market price or suitability for a particular investor. We cannot assure you that the rating agencies will not lower or withdraw their ratings.

Threshold Rating
  Requirements for the
  Liquidity Provider.......  The liquidity provider must have the following short-term unsecured debt ratings:

                                                                                 STANDARD &
                                       CERTIFICATES                    MOODY'S     POOR'S
                                       ------------                    -------   ----------
                                       Class A-1, Class A-2 and Class
                                         B...........................  P-1       A-1+
                                       Class C.......................  P-1       A-1

                             If the liquidity provider does not have short-term unsecured debt ratings, the liquidity provider must have the following long-term unsecured debt ratings:

                                                                                 STANDARD &
                                       CERTIFICATES                    MOODY'S     POOR'S
                                       ------------                    -------   ----------
                                       Class A-1, Class A-2 and Class
                                         B...........................  Aa3       AA-
                                       Class C.......................  A3        A-

Liquidity Provider
Rating.....................  The initial liquidity provider meets the short-term threshold rating requirements described above.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as other information contained in this prospectus supplement and the accompanying prospectus as well as the information incorporated by reference into this prospectus supplement and the prospectus before deciding to invest in the pass through certificates.

Appraisals and Realizable
Value of Aircraft..........  Five independent appraisal and consulting firms have prepared appraisals of the aircraft. The appraisal letters are annexed to this prospectus supplement as Appendix II. The appraisals are based on the base value of the aircraft and rely on varying assumptions and methodologies that may differ among the appraisers. Base value is the theoretical value of an aircraft that assumes a balanced market. The appraisals may not reflect current market conditions that could affect the current market value of the aircraft. The appraisers prepared the appraisals without a physical inspection of the aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. For a more detailed discussion of the appraisals, see "Description of the Aircraft and the Appraisals--The Appraisals."

                             An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied on as a measure of realizable value. The proceeds realized on a sale of any aircraft may be less than its appraised value. If the indenture trustee exercised remedies under the applicable indenture, the value of an aircraft will depend on various factors, including:

                              --   market and economic conditions;

                              --   the supply of similar aircraft;

                              --   the availability of buyers;

                              --   the condition of the aircraft; and

                              -- whether the aircraft are sold separately or as a block.

                             Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies would be sufficient to satisfy in full payments due on the equipment notes for any aircraft or the full amount of distributions expected to be paid on the pass through certificates.

Repossession...............  There will be no general geographic restrictions on our ability to operate the aircraft. Although we do not currently intend to do so, we may register the aircraft in specified foreign jurisdictions and/or lease the aircraft. It may be difficult, time-consuming and expensive for an indenture trustee to exercise repossession rights if an aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist if a lessee is the subject of a bankruptcy, insolvency or similar event.

                             In addition, some jurisdictions may allow for other liens or other third party rights to have priority over an indenture trustee's security interest in an aircraft. As a result, the benefits of the related indenture trustee's security interest in an aircraft may be less than they would be if the aircraft were located or registered in the United States.

Priority of Distributions;
  Subordination............  Under the intercreditor agreement, the liquidity provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on more junior classes of pass through certificates, before the holders of any class of pass through certificates receive any funds. In addition, in specified default situations, the subordination agent and the pass through trustees will receive some payments before the holders of any class of pass through certificates receive distributions.

                             Some classes of pass through certificates are subordinated to other classes in rights to distributions. Consequently, a payment default under any equipment note or a Triggering Event may cause the distribution to more senior classes of pass through certificates of payments received on one or more junior series of equipment notes. If this occurs, the interest accruing on the remaining equipment notes may be less than the amount of interest expected to be distributed on the remaining pass through certificates of more junior classes. This is because the interest that pass through certificates of junior classes are expected to receive may accrue at a higher rate than interest on the remaining equipment notes, which include the senior series bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior classes of pass through certificates may not receive the full amount expected after a payment default under any equipment note even if all equipment notes are eventually paid in full.

                             However, if United is in bankruptcy or other specified defaults have occurred, but United is continuing to meet specified payment obligations and the applicable loan to aircraft value tests are met, the subordination provisions applicable to the pass through certificates permit distributions to be made to junior pass through certificates prior to making distributions in full on more senior pass through certificates. For a more detailed discussion of the subordination provisions of the intercreditor agreement, see "Description of the Intercreditor Agreement--Priority of
                             Distributions."

Control Over Collateral;
Sale of Collateral.........  If an indenture event of default is continuing, subject to specified conditions, the controlling party may direct the indenture trustee under the related indenture to exercise remedies under the indenture, including accelerating the applicable equipment notes or foreclosing the lien on the aircraft securing such equipment notes. See "Description of the Pass Through Certificates--Indenture Events of Default and Certain Rights upon an Indenture Event of Default."

                             The controlling party will be:

                              -- The Class A-1 pass through trustee or the Class A-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time the indenture event of default occurs.

                              -- Upon payment of the final distribution to the holders of the Class A-1 or Class A-2 pass through certificates, the other of the Class A-1 pass through trustee or the Class A-2 pass through trustee.

                              -- Upon payment of the final distribution to the holders of Class A-1 and Class A-2 pass through certificates, the Class B pass through trustee.

                              -- Upon payment of the final distribution to the holders of Class A-1, Class A-2 and Class B pass through certificates, the Class C pass through trustee.

                              --   Under specified circumstances, and
                                   notwithstanding the foregoing, the liquidity provider with the greatest amount owed to it.

                             The market for any aircraft or equipment notes, as the case may be, during any indenture event of default may be very limited, and we cannot assure you as to the price at which they could be sold.

                             Some certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us (except in the second bullet point below), any indenture trustee or any pass through trustee if the controlling party takes the following actions:

                              -- It sells any equipment notes for less than their outstanding principal amount; or

                              --   It sells any aircraft for less than the
                                   outstanding principal amount of the related equipment notes.

                             The equipment notes will not be
                             cross-collateralized. This means that the equipment notes secured by an aircraft will not be secured by any other aircraft. Accordingly, any proceeds realized from the sale of an aircraft or other exercise of default remedies with respect to that aircraft in excess of the principal amount of the equipment notes related to the aircraft will not be available to cover shortfalls, if any, on the equipment notes relating to any other aircraft.

Ratings of the Pass Through
  Certificates.............  It is a condition to the issuance of the pass through certificates that Moody's and Standard & Poor's rate the pass through certificates not less than the ratings set forth below:

                                                                                     STANDARD &
                                                   CERTIFICATES            MOODY'S     POOR'S
                                                   ------------            -------   ----------
                                          Class A-1 and Class A-2........    Aa2        AAA
                                          Class B........................     A1        AA-
                                          Class C........................     A2         A-

                             A rating is not a recommendation to purchase, hold or sell pass through certificates and the rating does not address market price of the pass through certificates or suitability of investing in the pass through certificates for a particular investor. A rating may not remain for any given period of time and a rating agency may lower or withdraw entirely a rating if in its judgment circumstances in the future so warrant. These circumstances may include a downgrading of the debt of United or the liquidity provider by the rating agency. Following the announcement by UAL Corporation and US Airways

                             Group, Inc. of the approval of a merger agreement under which US Airways Group, Inc. would become a wholly owned subsidiary of UAL Corporation, each of Standard & Poor's and Moody's announced that it had placed the ratings assigned to the debt of United under review for possible downgrade.

                             The rating agencies base the rating of each class of the pass through certificates primarily on the default risk of the equipment notes that are held for that class, the availability of the liquidity facility for the benefit of holders of the pass through certificates, the collateral value provided by the aircraft securing the equipment notes and the subordination provisions applicable to the pass through certificates. These ratings address the likelihood of timely payment of interest when due on the pass through certificates and the ultimate payment of principal of the pass through certificates by the final maturity date. The ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances, such as an event of loss to an aircraft, which could result in the payment of the outstanding principal amount of the pass through certificates prior to the final maturity date.

                             The reduction, suspension or withdrawal of the ratings of the pass through certificates will not, by itself, constitute an event of default under the pass through trust agreement.

No Protection Against
Highly Leveraged or
  Extraordinary
  Transactions; Pending
  Merger with US Airways...  The pass through certificates, the equipment notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the certificateholders in the event of a highly leveraged or other extraordinary transaction affecting United or its affiliates.

                             As described under "Recent Developments" below, on May 24, 2000, the parent of United, UAL Corporation, announced that it had entered into a definitive merger agreement with US Airways Group, Inc. under which US Airways Group will be acquired by UAL. The transaction, which UAL anticipates closing in the first quarter of 2001, is subject to regulatory clearance and other customary closing conditions. Definitive financing plans have not yet been determined although UAL expects to incur additional indebtedness to finance the acquisition.

Limited Ability to Resell
the Pass Through
  Certificates.............  Prior to this offering, there has been no public market for the pass through certificates. Neither United nor any pass through trust intends to apply for listing of the pass through certificates on any securities exchange or otherwise. The underwriters may assist in resales of the pass through certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each underwriter. A secondary market for the pass through certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your pass through certificates. If an active public market does not develop, the market price and liquidity of the pass through certificates may be adversely affected.

                                  THE COMPANY

     United Air Lines, Inc. was incorporated under the laws of the State of Delaware on December 30, 1968. Our world headquarters are located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007. Our mailing address is P.O. Box 66100, Chicago, Illinois 60666, and our telephone number is (847) 700-4000.

     United is the principal subsidiary of UAL Corporation, a Delaware corporation, and is wholly owned by UAL. United accounted for virtually all of UAL's revenues and expenses in 1999. We are a major commercial air transportation company, engaged in the transportation of persons, property and mail throughout the United States and abroad. During 1999, United carried, on average, more than 243,000 passengers per day and flew more than 125 billion revenue passenger miles. We are the world's largest airline as measured by revenue passenger miles flown, providing passenger service in 26 countries.

     United operates a global network, which encompasses major cities such as Chicago, Denver, Los Angeles, New York, Miami, San Francisco, Washington-Dulles, D.C., in the U.S., and Buenos Aires, Frankfurt, Hong Kong, London, Mexico City, Paris, Sao Paulo, Sydney and Tokyo in the international markets. Our network, supplemented with strategic airline alliances, provides comprehensive transportation service within North America (the domestic segment), within Latin America, Europe, and the Pacific (the international segment), and between these two segments. Operating revenues attributed to our North America segment were approximately $12.5 billion in 1999, $12.0 billion in 1998, and $11.2 billion in 1997. Operating revenues attributed to our international segment were approximately $5.5 billion in 1999, $5.5 billion in 1998, and $6.1 billion in 1997.

     Since October 1994, we have operated a service, United Shuttle, within our domestic segment. This service is designed to provide both affordable and profitable air service in highly competitive markets, as well as critical feed traffic. United Shuttle is principally concentrated on the West Coast and in Denver, and offers approximately 500 daily flights on 30 routes among 22 cities in the western United States.

                              RECENT DEVELOPMENTS

     On May 24, 2000, UAL announced that it had entered into a definitive merger agreement with US Airways Group, Inc., the parent corporation of US Airways, pursuant to which US Airways will be acquired by UAL in an all-cash transaction valued at $4.3 billion. Additionally, UAL will assume approximately $1.5 billion in US Airways debt and $5.8 billion in aircraft operating leases. On October 12, 2000, the stockholders of US Airways approved the merger. The merger agreement was filed as an exhibit to a Form 8-K Current Report filed on May 26, 2000 by United with the SEC. The transaction, which UAL anticipates closing in the first quarter of 2001, is still subject to regulatory clearance and other customary closing conditions. Definitive financing arrangements have not yet been determined although UAL expects to incur additional indebtedness to finance the acquisition.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges is set forth below for the periods indicated.

 NINE MONTHS
    ENDED
SEPTEMBER 30,     YEAR ENDED DECEMBER 31,
--------------  ----------------------------
 2000    1999   1999  1998  1997  1996  1995
------  ------  ----  ----  ----  ----  ----
1.65    3.13    2.77  2.05  2.36  1.76  1.44

     For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income before taxes, extraordinary items and cumulative effect of accounting change, interest expense, undistributed earnings of affiliates, the portion of rental expense representative of an interest factor and capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of an interest factor.

                            SELECTED FINANCIAL DATA

     The following table presents our summary consolidated financial data and certain operating data for the periods indicated. We derived the annual historical financial data from our audited consolidated financial statements and the notes to those financial statements, which are incorporated by reference in the prospectus accompanying this prospectus supplement.

                                                      NINE MONTHS
                                                         ENDED
                                                     SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                                   -----------------   -----------------------------------------------
                                                    2000      1999      1999      1998      1997      1996      1995
                                                   -------   -------   -------   -------   -------   -------   -------
                                                             (IN MILLIONS, EXCEPT RATES AND OPERATING DATA)
Operating revenues...............................  $14,547   $13,514   $17,967   $17,518   $17,335   $16,317   $14,895
                                                   -------   -------   -------   -------   -------   -------   -------
Earnings before extraordinary items and
  cumulative effect of accounting change.........      354     1,095     1,207       803       941       601       371
Extraordinary loss on early extinguishment of
  debt, net of tax...............................       (6)       (3)       (3)       --        (9)      (67)      (30)
Cumulative effect of accounting change, net of
  tax............................................     (209)       --        --        --        --        --        --
                                                   -------   -------   -------   -------   -------   -------   -------
Net earnings.....................................  $   139   $ 1,092   $ 1,204   $   803   $   932   $   534   $   341
                                                   =======   =======   =======   =======   =======   =======   =======
Total assets at period end.......................  $23,812   $21,791   $21,543   $18,830   $15,768   $12,901   $11,393
Long-term debt and capital lease obligations,
  including current portion......................  $ 5,765   $ 5,485   $ 5,455   $ 5,373   $ 4,259   $ 3,309   $ 3,553
Revenue passengers (millions)....................       64        66        87        87        84        82        79
Revenue passenger miles (millions)(1)............   95,927    94,909   125,465   124,609   121,426   116,697   111,811
Available seat miles (millions)(2)...............  131,645   132,744   176,686   174,008   169,110   162,843   158,569
Passenger load factor(3).........................     72.9%     71.5%     71.0%     71.6%     71.8%     71.7%     70.5%
Breakeven passenger load factor..................     68.0%     64.4%     64.9%     64.9%     66.0%     66.0%     66.1%
Passenger revenue per passenger mile (in
  cents)(4)......................................     13.3      12.5      12.5      12.4      12.6      12.4      11.8
Operating revenue per available seat mile (in
  cents).........................................     11.1      10.2      10.2      10.1      10.3      10.0       9.4
Operating expense per available seat mile (in
  cents).........................................     10.4       9.3       9.4       9.2       9.5       9.3       8.9
Operating expense per available seat mile
  excluding ESOP charges (in cents)..............     10.3       8.9       9.0       8.8       8.9       8.9       8.6
Fuel gallons consumed (millions).................    2,329     2,300     3,065     3,029     2,964     2,883     2,822
Average price per gallon of jet fuel (in
  cents).........................................     76.9      55.7      57.9      59.0      69.5      72.2      59.5

------------

(1) "Revenue passenger miles" represents the number of miles flown by revenue passengers in scheduled service.

(2) "Available seat miles" represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(3) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(4) "Passenger revenue per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.

                                USE OF PROCEEDS

     The proceeds from the sale of the pass through certificates of each pass through trust will be used by the applicable pass through trustee to acquire the equipment notes to be held by that pass through trust. We will issue the equipment notes under 37 separate indentures. We will use the proceeds from the issuance of the equipment notes for general corporate purposes, possibly including, but not limited to, the repayment of indebtedness, financing of capital expenditures or funding of potential acquisitions or other business transactions.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following summary of particular terms of the pass through certificates supplements the description of the general terms and provisions of the pass through certificates set forth in the prospectus accompanying this prospectus supplement. If any of the terms described in the prospectus are inconsistent with the terms described in this prospectus supplement, the terms described in this prospectus supplement replace the inconsistent terms of the prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the pass through trust agreement, the pass through certificates, the trust supplements, the liquidity facilities and the intercreditor agreement, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering.

     Except as otherwise indicated, the following summary relates to each of the pass through trusts and the pass through certificates issued by each pass through trust. The terms and conditions governing each of the pass through trusts will be substantially the same, except that the junior classes of pass through certificates will be subordinated to the senior classes of pass through certificates and except that the principal amount, scheduled principal repayments, and the interest rate and maturity date of the equipment notes held by each pass through trust will differ.

     The references to sections in parentheses in the following summary are to the relevant sections of the pass through trust agreement, unless otherwise indicated.

FORMATION OF PASS THROUGH TRUSTS AND ISSUANCE OF PASS THROUGH CERTIFICATES

     Each pass through certificate offered under this prospectus supplement will represent a fractional undivided interest in one of four United Air Lines 2000-2 pass through trusts: the Class A-1 pass through trust, the Class A-2 pass through trust, the Class B pass through trust and the Class C pass through trust. United and State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee, will form the pass through trusts under a pass through trust agreement between United and the pass through trustee, to be dated as of the closing date, and four separate supplements to the pass through trust agreement. The Class A-1 pass through trust will purchase the Series A-1 equipment notes. The Class A-2 pass through trust will purchase the Series A-2 equipment notes. The Class B pass through trust will purchase the Series B equipment notes. The Class C pass through trust will purchase the Series C equipment notes. The initial total principal balance of the equipment notes held by each pass through trust will equal the initial aggregate face amount of the pass through certificates issued by that pass through trust.

     Each pass through certificate will represent a fractional undivided interest in the pass through trust created by the pass through trust agreement and the applicable trust supplement under which the pass through certificate is issued. (Section 2.01(a)) The property of each pass through trust will consist of:

      -- for the Class A-1 pass through trust, the Series A-1 equipment notes and, subject to the intercreditor agreement, all monies at any time paid on those notes and all monies due and to become due under those notes;

      -- for the Class A-2 pass through trust, the Series A-2 equipment notes and, subject to the intercreditor agreement, all monies at any time paid on those notes and all monies due and to become due on those notes;

      -- for the Class B pass through trust, the Series B equipment notes and, subject to the intercreditor agreement, all monies at any time paid on those notes and all monies due and to become due on those notes;

      -- for the Class C pass through trust, the Series C equipment notes and, subject to the intercreditor agreement, all monies at any time paid on that note and all monies due and to become due on that note;

      -- the rights of the pass through trust under the intercreditor agreement and the note purchase agreement;

      -- for the Class A-1, Class A-2, Class B and Class C pass through trusts, all monies receivable under the liquidity facility for that pass through trust; and

      -- funds from time to time deposited with the pass through trustee in accounts of the pass through trust.

     The pass through certificates represent interests in the respective pass through trust only, and all payments and distributions on the pass through certificates will be made only from the trust property of the related pass through trust. (Section 3.11) The pass through certificates do not represent indebtedness of the pass through trusts, and references in this prospectus supplement to interest accruing on the pass through certificates are included for purposes of computation only. The pass through certificates do not represent an interest in or obligation of United, the pass through trustees, the subordination agent, any indenture trustee or any affiliate of any of the above. By your acceptance of a pass through certificate, you agree to look solely to the income and proceeds from the trust property of the related pass through trust for payments and distributions on your pass through certificate.

     The pass through trustee will issue the pass through certificates of each pass through trust in fully registered form only and only in minimum denominations of $1,000 or integral multiples of $1,000, except that one pass through certificate of each pass through trust may be issued in a different denomination. (Section 3.01)

DISTRIBUTION OF PAYMENTS ON EQUIPMENT NOTES

     You should read the following description of distributions on the pass through certificates in conjunction with the description of the intercreditor agreement because the intercreditor agreement may alter the following provisions in a default situation. For these provisions, see "--Subordination" and "Description of the Intercreditor Agreement."

     The pass through trustee will distribute payments of principal, Make-Whole Amount, if any, and interest on the equipment notes, if any, or other trust property held in each pass through trust to pass through certificateholders of the related pass through trust on the date receipt of the payment is confirmed, except in the case of specified types of special payments.

     The Series A-1, Series A-2, Series B and Series C equipment notes held in the Class A-1, Class A-2, Class B and Class C pass through trusts will accrue interest at the applicable rate per annum for pass through certificates to be issued by that pass through trust set forth on the cover page of this prospectus supplement, payable on April 1 and October 1 of each year, commencing on April 1, 2001. The pass through trustee will distribute interest payments to pass through certificateholders of each pass through trust on each regular distribution date until the final distribution date for the related pass through trust, subject to the intercreditor agreement. Interest on the equipment notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The liquidity provider will provide a separate liquidity facility to each pass through trust to support distributions of interest applicable to the pass through certificates to be issued by such pass through trust.

The aggregate amount of each liquidity facility will be sufficient to distribute interest on the pool balance of the related pass through certificates at the applicable interest rate shown on the cover of this prospectus supplement on up to three successive regular distribution dates, without taking into account any future distributions of principal on the pass through certificates. The liquidity facility for any class of pass through certificates does not provide for drawings to pay for principal of, or Make-Whole Amount on, the pass through certificates of that class, any interest on the pass through certificates of that class in excess of the interest rate shown on the cover of this prospectus supplement, or, principal of, interest or Make-Whole Amount for, the pass through certificates of any other class. Therefore, only the holders of the pass through certificates to be issued by a particular pass through trust will receive and retain the proceeds of drawings under the liquidity facility for that pass through trust. For a more thorough discussion of the liquidity facilities, see "Description of the Liquidity Facilities."

     The pass through trustee is scheduled to receive payments of principal of the Series A-1 equipment notes in installments on April 1 and October 1 in specified years, commencing on April 1, 2001 and ending on either April 1, 2010 or October 1, 2010, depending on the terms of the particular equipment note. The entire principal amount of the Series A-2 equipment notes is scheduled for payment on April 1, 2011. The entire principal amount of the Series B equipment notes is scheduled for payment on October 1, 2009. The entire principal amount of the Series C equipment notes is scheduled for payment on October 1, 2005.

     We refer to scheduled payments of interest or principal on the equipment notes as "scheduled payments," and to April 1 and October 1 of each year as "regular distribution dates." See "Description of the Equipment Notes--Principal and Interest Payments." The final maturity date for the Class A-1 pass through certificates is April 1, 2012, for the Class A-2 pass through certificates is October 1, 2012, for the Class B pass through certificates is April 1, 2011 and for the Class C pass through certificates is April 1, 2007.

     Subject to the intercreditor agreement, on each regular distribution date the pass through trustee of each pass through trust will distribute to the certificateholders of the pass through trust all scheduled payments received under the equipment notes held by the pass through trust. The pass through trustee will confirm the receipt of scheduled payments on the regular distribution date. Each certificateholder of each pass through trust will receive, subject to the intercreditor agreement, its proportionate share, based on its fractional interest in the pass through trust, of any distribution of scheduled payments of principal or interest on the equipment notes held by the pass through trust. The applicable pass through trustee will distribute scheduled payments to the certificateholders of record of the relevant pass through trust on the record date applicable to the scheduled payment. The record date will generally be 15 days prior to each regular distribution date, subject to specified limited exceptions. (Section 4.02(a)) If the applicable pass through trustee does not receive a scheduled payment on a regular distribution date but receives the scheduled payment within five days after the regular distribution date, the pass through trustee will distribute the scheduled payment on the date received to the holders of record. If the pass through trustee receives the scheduled payment after the five-day period, the pass through trustee will treat the amount received as a special payment and will distribute the payment as described below. (Section 1.01)

     The pass through trustee will distribute any payment on, or any proceeds of, any equipment note or the collateral under any indenture other than a scheduled payment, (1) in the case of an early redemption of any equipment note, on the date of the early redemption, and (2) otherwise on the business day specified for distribution of the special payment in a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for the special payment. Any distribution will be subject to the intercreditor agreement.

     Each pass through trustee will mail a notice to the certificateholders of the applicable pass through trust stating the special distribution date, the related record date, the amount of the special payment and the reason for the special payment. In the case of an early redemption of the equipment notes held in the related pass through trust, the pass through trustee will mail the notice not less than 20 days prior to the date the special payment is scheduled to be distributed. In the case of any other special payment, the pass through trustee will mail the notice as soon as practicable after the pass through trustee has confirmed that it has received funds for the special payment. (Section 4.02(c)) The pass through trustee will make each distribution of a special payment, other than a final distribution, on a special distribution date for any pass through trust to the certificateholders of record of the pass through trust on the record date applicable to the special payment. (Section 4.02(b)) See "--Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes--Events of Loss and Redemption."

     Under the pass through trust agreement, the pass through trustee must establish and maintain, for each pass through trust and for the benefit of the certificateholders of that pass through trust, one or more non-interest bearing accounts for the deposit of payments representing scheduled payments received by the pass through trustee. We refer to the account for the deposit of scheduled payments as the "certificate account." The pass through trustee must also establish and maintain, for the related pass through trust and for the benefit of the certificateholders of such pass through trust, one or more accounts for the deposit of payments representing special payments received by such pass through trustee. We refer to the account for the deposit of special payments as the "special payments account." The special payments account will be non-interest bearing except in specified circumstances where the pass through trustee may invest amounts in the account in investments permitted under the pass through trust agreement. (Sections 4.01(b) and 4.04) Under the terms of each pass through trust agreement, the pass through trustee must deposit any scheduled payments that it receives relating to a pass through trust in the certificate account of that pass through trust, and deposit any special payments that it receives relating to a pass through trust in the special payments account of that pass through trust. (Section 4.01) The pass through trustee will distribute all amounts deposited in the certificate account and the special payments account on a regular distribution date or a special distribution date, respectively. (Section 4.02)

     The pass through trustee will make the final distribution for each pass through trust only after presentation and surrender of the pass through certificates for that pass through trust at the office or agency of the pass through trustee specified in the notice of the final distribution given by the pass through trustee. Distributions for pass through certificates issued in global form will be made as described in "--Book-Entry Registration; Delivery and Form" below.

     If any distribution date is not a business day, in other words, a Saturday, a Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois, or the city and state in which the pass through trustee or any indenture trustee is located, distributions scheduled to be made on the regular distribution date or special distribution date may be made on the next succeeding business day without additional interest.

SUBORDINATION

     The pass through certificates are subject to subordination terms set forth in the intercreditor agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement--Priority of Distributions."

POOL FACTORS

  POOL BALANCE

     The "pool balance" of any class of pass through certificates indicates, as of any date, the original aggregate face amount of the pass through certificates of that pass through trust less the aggregate amount of all principal distributions made on the pass through certificates of that pass through trust. The pool balance of any class of pass through certificates as of any distribution date will be computed after giving effect to any payment of principal on the equipment notes or other trust property held in the pass through trust and the distribution of that principal payment to be made on that date. (Section 1.01)

  POOL FACTOR

     The "pool factor" for each pass through trust as of any date is the quotient, rounded to the seventh decimal place, computed by dividing (1) the pool balance as of that date by (2) the original aggregate face amount of the pass through certificates of that pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to any payment of principal on the equipment notes, if any, or other trust property held in the pass through trust and the distribution of the principal payment to be made on that date. (Section 1.01) The pool factor for each pass through trust will be 1.0000000 on the date of issuance of the pass through certificates. After the date of issuance, the pool factor for each pass through trust will decline as described in this prospectus supplement to reflect reductions in the pool balance of the pass through trust. The amount of a certificateholder's pro rata share of the pool balance of a pass through trust can be determined by multiplying the original denomination of that certificateholder's pass through certificate of the pass through trust by the pool factor for the pass through trust as of the applicable distribution date. The pass through trustee will mail notice of the pool factor and the pool balance for each pass through trust to certificateholders on each distribution date. (Section 4.03(a))

     The following table sets forth the expected aggregate principal amortization schedule for the equipment notes held in each pass through trust and resulting pool factors for each pass through trust. The actual aggregate principal amortization schedule for each pass through trust and the resulting pool factors for each pass through trust may differ from those set forth below because the scheduled distribution of principal payments for any pass through trust would be affected if any equipment notes held in the pass through trust are redeemed or if a default in payment of the principal of the equipment notes occurred.

                           CLASS A-1 TRUST           CLASS A-2 TRUST             CLASS B TRUST              CLASS C TRUST
                       -----------------------   ------------------------   ------------------------   ------------------------
                        SCHEDULED    EXPECTED     SCHEDULED     EXPECTED     SCHEDULED     EXPECTED     SCHEDULED     EXPECTED
                       PAYMENTS OF     POOL      PAYMENTS OF      POOL      PAYMENTS OF      POOL      PAYMENTS OF      POOL
DATE                    PRINCIPAL     FACTOR      PRINCIPAL      FACTOR      PRINCIPAL      FACTOR      PRINCIPAL      FACTOR
----                   -----------   ---------   ------------   ---------   ------------   ---------   ------------   ---------
April 1, 2001........  $19,296,000   0.9448486   $          0   1.0000000   $          0   1.0000000   $          0   1.0000000
October 1, 2001......   15,697,000   0.8999837              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2002........   19,291,000   0.8448466              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2002......   15,692,000   0.7999960              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2003........   19,292,000   0.7448560              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2003......   15,699,000   0.6999854              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2004........   19,290,000   0.6448511              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2004......   15,695,000   0.5999920              0   1.0000000              0   1.0000000              0   1.0000000
April 1, 2005........   19,291,000   0.5448548              0   1.0000000              0   1.0000000              0   1.0000000
October 1, 2005......   15,698,000   0.4999871              0   1.0000000              0   1.0000000    151,439,000   0.0000000
April 1, 2006........   19,291,000   0.4448500              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2006......   15,696,000   0.3999880              0   1.0000000              0   1.0000000              0   0.0000000
April 1, 2007........   19,291,000   0.3448508              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2007......   15,693,000   0.2999974              0   1.0000000              0   1.0000000              0   0.0000000
April 1, 2008........   19,293,000   0.2448546              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2008......   15,696,000   0.1999926              0   1.0000000              0   1.0000000              0   0.0000000
April 1, 2009........   19,292,000   0.1448526              0   1.0000000              0   1.0000000              0   0.0000000
October 1, 2009......   15,697,000   0.0999877              0   1.0000000    271,585,000   0.0000000              0   0.0000000
April 1, 2010........   19,291,000   0.0448506              0   1.0000000              0   0.0000000              0   0.0000000
October 1, 2010......   15,692,000   0.0000000              0   1.0000000              0   0.0000000              0   0.0000000
April 1, 2011........            0   0.0000000    732,770,000   0.0000000              0   0.0000000              0   0.0000000

     The pass through trustee will recompute the pool factor and pool balance of each pass through trust if there has been an early redemption or default in the payment of principal or interest on any equipment note held in a pass through trust. The pass through trustee will mail notice of the recomputed pool factors and pool balances of each pass through trust after giving effect to any special payment to certificateholders resulting from an early redemption or default on any equipment note to certificateholders of pass through certificates of the related pass through trust with the special payment.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the applicable pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of the related pass through trust a statement, giving effect to the distribution to be made on that distribution date, providing the following information (per $1,000 aggregate principal amount of pass through certificate as to items (1) and (2) below):

          (1) the amount of the distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

          (2) the amount of the distribution allocable to interest; and

          (3) the pool balance and the pool factor for the pass through trust. (Section 4.03(a))

     So long as the pass through certificates are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the applicable pass through trustee will request from DTC a securities position listing providing the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates on the record date. On each distribution date, the applicable pass through trustee will mail to each of those DTC participants the statement described above and will make available additional copies as requested by that DTC participant for forwarding to certificate owners. (Section 4.03(a))

     In addition, after the end of each calendar year, but not later than the latest date permitted by law, the applicable pass through trustee will prepare for each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined under items (1) and (2) above for the pass through trust for that calendar year and other items as are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of the certificateholder's preparation of its U.S. federal income tax returns. If any certificateholder was a certificateholder during only a portion of that calendar year, the applicable pass through trustee will provide those amounts determined under items (1) and (2) above for that portion of the calendar year. The applicable pass through trustee will prepare the report and the other items on the basis of information supplied to the pass through trustee by the DTC participants and will deliver the report and the other items to the DTC participants to be available for forwarding by the DTC participants to certificate owners. (Section 4.03(b))

     If the pass through trustee issues any pass through certificates in the form of definitive certificates, the applicable pass through trustee will prepare and deliver the information described above to each certificateholder of record of each pass through trust as the name and period of record ownership of the certificateholder appear on the records of the registrar of the pass through certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

     Because the equipment notes issued under an indenture will be held in more than one pass through trust, a continuing indenture event of default under the indenture would affect the equipment notes held by each pass through trust. There are no cross-default or cross-acceleration provisions in the indentures for the equipment notes for any aircraft. Consequently, events resulting in an indenture event of default under any particular indenture for the equipment notes for any aircraft may or may not result in an indenture event of default under any other indenture for the equipment notes for any other aircraft. If an indenture event of default occurs in fewer than all of the indentures, United will continue to make payments of principal and interest as originally scheduled on those equipment notes issued pursuant to those indentures with respect to which an indenture event of default has not occurred, and the pass through trustee will distribute those payments to the holders of the pass through certificates, subject to the intercreditor agreement.

     If the same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee could be faced with a potential conflict of interest if an indenture event of default occurs. In this event, the pass through trustee has indicated that it would resign as pass through trustee of some or all of the pass through trusts, and a successor pass through trustee would be appointed in accordance with the pass through trust agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial pass through trustee under each pass through trust.

     Following the occurrence and during the continuation of an indenture event of default under any indenture, the controlling party will direct the indenture trustee under the indenture in the exercise of remedies and may direct the acceleration and sale of the equipment notes issued under the affected indenture or direct the foreclosure on and sale of the aircraft related to the equipment notes to any person, subject to specified limitations. For a discussion of the exercise of remedies, see "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft." Each indenture trustee will distribute the proceeds of the sale of any aircraft in accordance with the provisions of the relevant indenture. The subordination agent will distribute amounts received by it in accordance with the provisions of the intercreditor agreement. The applicable pass through trustee will deposit any proceeds distributed to it on any sale in the applicable special payments account and will distribute the proceeds to the certificateholders of the applicable pass through trust on a special distribution date. (Sections 4.01 and 4.02) The market for the aircraft or equipment note(s) at the time of the existence of an indenture event of default may be very limited, and we cannot assure you as to the price at which they could be sold. If (1) a pass through trustee sells any equipment notes for less than their outstanding principal amount, plus accrued interest or (2) an indenture trustee sells any aircraft for less than the outstanding principal amount of the related equipment notes, plus accrued interest, some certificateholders may receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United (other than in the case of clause (2) above), any liquidity provider, any indenture trustee or any pass through trustee. Neither the pass through trustee nor the certificateholders of the pass through trust can take action with respect to any remaining equipment notes as long as no indenture event of default is continuing with respect to those equipment notes.

     The applicable pass through trustee will deposit any amount, other than scheduled payments received on a regular distribution date or within five days after a regular distribution date, distributed to the pass through trustee of any pass through trust by the subordination agent on account of the equipment notes or other trust property held in the pass through trust following an indenture event of default under any indenture in the special payments account for the pass through trust and will distribute that amount to the certificateholders of the pass through trust on a special distribution date. (Sections 4.01 and 4.02)

     The applicable pass through trustee will, to the extent practicable, invest and reinvest any funds representing payments received on any defaulted equipment notes held in a pass through trust, or the proceeds from the sale of any equipment notes held in a pass through trust, in the special payments account for the pass through trust in investments permitted under the pass through trust agreement pending the distribution of the funds on a special distribution date. (Section 4.04)

     The pass through trust agreement and each trust supplement provide that the pass through trustee of the related pass through trust will, within 90 days after the occurrence of a default known to it, mail a notice of default to the certificateholders of the pass through trust, among others, unless the default shall have been cured or waived. However, except in the case of default in a payment of principal, Make-Whole Amount, if any, or interest on any equipment note, the applicable pass through trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interests of the certificateholders. (Section 7.02) The term "default" with respect to a pass through trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default or a Triggering Event with respect to the pass through trust. The term "event of default" with respect to a pass through trust means an indenture event of default under any indenture under which the equipment notes held by such pass through trust were issued.

     Subject to specified qualifications set forth in each pass through trust agreement and the intercreditor agreement, the certificateholders of each pass through trust holding pass through certificates evidencing fractional undivided interests in total representing a majority interest in the pass through trust will direct the time, method and place of conducting any proceeding for any remedy available to the pass through trustee with respect to the pass through trust or pursuant to the terms of the intercreditor agreement, or exercising any trust or power conferred on the pass through trustee under the pass through trust agreement, any trust supplement or the intercreditor agreement, including any right of the pass through trustee as controlling party under the intercreditor agreement or as holder of the equipment notes. (Section 6.03)

     Subject to the intercreditor agreement, the holders of the pass through certificates of a pass through trust evidencing fractional undivided interests in total representing a majority interest of the pass through trust may on behalf of the holders of all of the pass through certificates of the pass through trust waive any past "default" or "event of default" under the related pass through trust agreement and trust supplement and its consequences. If the pass through trustee of a pass through trust is the controlling party, those majority certificateholders may direct the pass through trustee to instruct the applicable indenture trustee to waive any past indenture event of default and its consequences. However, the consent of each holder of a pass through certificate of a pass through trust is required to waive:

      -- a default in the deposit or distribution of any scheduled payment or special payment;

      -- a default in payment of the principal, Make-Whole Amount, if any, or interest on any equipment note held in the pass through trust; and

      -- a default in respect of any covenant or provision of the related pass through trust agreement and trust supplement that cannot be modified or amended without the consent of each certificateholder of such pass through trust affected by the modification or amendment. (Section 6.04)

     Each indenture will provide that, with specified exceptions, the holders of the majority of the total unpaid principal amount of the equipment notes issued under that indenture may on behalf of all of the noteholders waive any past default or indenture event of default under that indenture. However, under the intercreditor agreement only the controlling party will have the authority to exercise these rights to waive any past default or indenture event of default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     After the occurrence and during the continuation of a Triggering Event, with 10 days' prior written notice to the pass through trustee for each class of pass through certificates to be purchased and each certificateholder of the same class:

      -- If either the Class A-1 or Class A-2 certificateholders are then represented by the controlling party, the certificateholders of such class that is not so represented may purchase all of the pass through certificates of such class that is so represented.

      -- The Class B certificateholders may purchase all of the Class A-1 and Class A-2 pass through certificates.

      -- The Class C certificateholders may purchase all of the Class A-1, Class A-2 and Class B pass through certificates.

      -- The Class D certificateholders (if Class D pass through certificates are issued) may purchase all of the Class A-1, Class A-2, Class B and Class C pass through certificates.

     In each case, the purchase price for a class of pass through certificates will be equal to the pool balance of the class plus accrued and undistributed interest thereon to the date of purchase, without Make-Whole Amount in connection with the purchase, but including any other amounts then due and payable to the certificateholders of that class. The purchase right may be exercised by any certificateholder of the class or classes entitled to the right. In each case, if prior to the end of the 10-day notice period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in the purchase, then the other certificateholder may join with the purchasing certificateholder to purchase the pass through certificates pro rata based on the interest in the pass through trust held by each certificateholder. (Section 6.01(b))

PTC EVENT OF DEFAULT

     A "PTC Event of Default" for any class of pass through certificates means the failure to distribute within 10 business days after the applicable distribution date either:

      -- the outstanding pool balance of that class of pass through certificates on the final maturity date for that class; or

      -- interest scheduled for distribution on that class of pass through certificates on any distribution date, unless the subordination agent has made an interest drawing on the liquidity facility, or a withdrawal from the cash collateral account for the class of pass through certificates, in an amount sufficient to pay the interest and has distributed the amount to the pass through trustee.

     Any failure to make expected principal distributions for any class of pass through certificates on any regular distribution date, other than the final maturity date, will not constitute a PTC Event of Default for the pass through certificates. A PTC Event of Default for the most senior outstanding class of pass through certificates resulting from an indenture event of default under all the indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement--Priority of Distributions."

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     United may not consolidate with or merge into any other corporation or transfer substantially all of its assets as an entirety to any person unless:

      -- the surviving successor or transferee is validly existing under the laws of the United States, any state of the United States or the District of Columbia;

      -- the surviving successor or transferee, if and to the extent required under Section 1110 of the United States Bankruptcy Code in order that each indenture trustee will continue to be entitled to any benefits of Section 1110 for an aircraft, is a "citizen of the United States", as defined in Title 49 of the United States Code relating to aviation, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code;

      -- the surviving successor or transferee expressly assumes all of the obligations of United contained in the pass through trust agreement and any trust supplement, the indentures and the participation agreements; and

      -- United has delivered a certificate signed by its President or any Vice President and an opinion or opinions of counsel indicating that the transaction, in effect, complies with the above conditions.

     In addition, after giving effect to the transaction, no indenture event of default shall have occurred and be continuing. (Section 5.02)

     The pass through trust agreement, the trust supplements, the note purchase agreement and the indentures, will not contain any covenants or provisions which may afford the applicable pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change of control of United. For a description of United's pending acquisition of US Airways, see "Risk Factors--No Protection Against Highly Leveraged or Extraordinary Transactions; Pending Merger with US Airways" and "Recent Developments."

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each pass through trust agreement contains provisions permitting United and the pass through trustee to enter into a supplement to the pass through trust agreement or, if applicable, to the intercreditor agreement, the note purchase agreement or any liquidity facility, without the consent of the holders of any of the pass through certificates to, among other things:

      -- evidence the succession of another corporation or entity to United and the assumption by the corporation or entity of United's obligations under the pass through trust agreement or any trust supplement;

      -- add to the covenants of United for the benefit of holders of the pass through certificates;

      -- surrender any right or power conferred on United in the pass through trust agreement, any trust supplement, the note purchase agreement, the intercreditor agreement or any liquidity facility;

      -- cure any ambiguity or correct any mistake or inconsistency contained in the pass through trust agreement, any trust supplement, the note purchase agreement, the intercreditor agreement or any liquidity facility;

      -- modify any other provision with respect to matters or questions arising under the pass through trust agreement, any trust supplement, the intercreditor agreement, the note purchase agreement or any liquidity facility as United may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the pass through certificates;

      -- evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any of the provisions of the pass through trust agreement or any trust supplement as necessary to facilitate the administration of the pass through trusts under the pass through trust agreement by more than one pass through trustee;

      -- comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the pass through certificates are listed or of any regulatory body;

      -- modify, eliminate or add to the provisions of the pass through trust agreement or any trust supplement to the extent necessary to continue the qualification of the pass through trust agreement or any trust supplement under the Trust Indenture Act of 1939, as amended, and add to the pass through trust agreement or any trust supplement the other provisions as may be expressly permitted by the Trust Indenture Act;

      -- provide information to the pass through trustee as required in the pass through trust agreement;

      -- add to or change the pass through trust agreement and any trust supplement to facilitate the issuance of any pass through certificates in bearer form or to facilitate or provide for the issuance of any pass through certificates in global form in addition to or in place of pass through certificates in certificated form;

      -- provide for the delivery of pass through certificates or any supplement to the pass through trust agreement in or by means of any computerized, electronic or other medium, including computer diskette; and

      -- correct or supplement the description of any property constituting property of the pass through trust.

No supplement or modification may cause any pass through trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01)

     The pass through trust agreement also provides that United and the pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority interest of the affected pass through trust, may enter into supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the pass through trust agreement, the note purchase agreement, the intercreditor agreement or any liquidity facility or modifying the rights of the certificateholders of that pass through trust under the pass through trust agreement, the note purchase agreement, the intercreditor agreement or any liquidity facility. No supplemental agreement may, however, without the consent of affected certificateholders:

      -- reduce the amount of, or delay the timing of, payments on the equipment notes held in the pass through trust, or distributions for any pass through certificate of such pass through trust;

      -- change the date, place of any payment or the currency in which the pass through certificates are payable;

      -- impair the right of any certificateholder of the pass through trust to take legal action for the enforcement of any payment when due;

      -- permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, any trust supplement, the intercreditor agreement or any liquidity facility;

      -- alter the priority of distributions specified in the intercreditor agreement in a manner materially adverse to the certificateholders of that pass through trust; or

      -- reduce the percentage of the total fractional undivided interests of that pass through trust that must consent to approve any supplemental agreement or to waive compliance with the pass through trust agreement or to waive PTC Events of Default. (Section 9.02)

MODIFICATION, CONSENTS AND WAIVERS UNDER THE INDENTURES AND RELATED AGREEMENTS

     If a pass through trustee, as holder or as beneficial owner through the subordination agent of any equipment note or as controlling party under the intercreditor agreement, receives, directly or indirectly through the subordination agent, a request for a consent to any amendment, modification, waiver or supplement under any indenture or any equipment note (or the related participation agreement or indenture), the pass through trustee will promptly send a notice of the proposed amendment, modification, waiver or supplement to each certificateholder of the relevant pass through trust registered on the register of the pass through trust as of the date of the notice. The pass through trustee will request from the certificateholders a direction as to:

      -- whether to take or refrain from taking, or direct the subordination agent to take or refrain from taking, any action that a certificateholder or the controlling party has the option to take or direct;

      -- whether to give or execute, or direct the subordination agent to give or execute, any waivers, consents, amendments, modifications or supplements as a noteholder or as controlling party; and

      --   how to vote, or direct the subordination agent to vote, any equipment note if a vote has been called for with respect to that note.

(Section 10.01; Intercreditor Agreement, Section 9.1(b))

     If the pass through trustee requests certificateholder direction, in directing any action or casting any vote or giving any consent as the holder of any equipment note or in directing the subordination agent in any of the foregoing:

      -- other than as the controlling party, the pass through trustee will vote for or give consent to any action with respect to such equipment note in the same proportion as that of (1) the total face amount of all pass through certificates actually voted in favor of or for giving consent to the action by the direction of certificateholders to (2) the total face amount of all outstanding pass through certificates of the relevant pass through trust; and

      -- as the controlling party, the pass through trustee will vote as directed by the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest in the relevant pass through trust.

(Section 10.01)

     For purposes of the preceding paragraph, a pass through certificate is "actually voted" if the certificateholder has delivered to the pass through trustee an instrument evidencing the certificateholder's consent to the direction prior to two business days before the pass through trustee directs the action or casts the vote or gives the consent. Despite the foregoing, but subject to specified rights of the certificateholders under the relevant pass through trust agreement and trust supplement and subject to the intercreditor agreement, the pass through trustee may, in its own discretion and at its own direction, consent and notify the relevant indenture trustee of the consent, or direct the subordination agent to consent and notify the relevant indenture trustee of the consent, to any amendment, modification, waiver or supplement under the relevant indenture, note purchase agreement, participation agreement, equipment note or any other related document, if an indenture event of default under any indenture has occurred and is continuing, or if the amendment, modification, waiver or supplement will not materially adversely affect the interests of the certificateholders. (Section 10.01)

POSSIBLE ISSUANCE OF SERIES D EQUIPMENT NOTES

     United may elect to issue Series D equipment notes in connection with some or all of the aircraft, which would be funded from sources other than this offering. United may elect to fund the sale of the Series D equipment notes through the sale of additional pass through certificates issued by a pass through trust. United will not issue any Series D equipment notes at any time prior to the consummation of this offering. United's ability to issue any Series D equipment notes is contingent upon its obtaining written confirmation from Moody's and Standard & Poor's that the issuance of the Series D equipment notes would not cause either rating agency to withdraw or downgrade the rating of the Class A-1, Class A-2, Class B or Class C pass through certificates. If Series D equipment notes are issued to any person or entity other than a Class D pass through trust, the Series D equipment notes will nevertheless be subject to the subordination provisions of the intercreditor agreement that, among other things, allow the controlling party, during the continuance of an indenture event of default, to direct the indenture trustee in taking action under the applicable indenture. (Intercreditor Agreement, Section 9.1(c))

TERMINATION OF THE PASS THROUGH TRUSTS

     The obligations of United and the applicable pass through trustee to each pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them under the pass through trust agreement and the applicable trust supplement and the disposition of all property held in that pass through trust. The applicable pass through trustee will mail notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust to each certificateholder of record of that pass through trust. The pass through trustee will make the final distribution to any certificateholder of that pass through trust only after the certificateholder surrenders its pass through certificates at the office or agency of the pass through trustee specified in the notice of termination. (Section 11.01)

PASS THROUGH TRUSTEES

     The pass through trustee for each pass through trust initially will be State Street Bank and Trust Company of Connecticut, National Association. The pass through trustee's address is 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Department. The obligations of the pass through trustee will be guaranteed by its parent, State Street Bank and Trust Company, a Massachusetts trust company.

     With specified exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the pass through trust agreement, the trust supplements, the pass through certificates, the equipment notes, the indentures, the intercreditor agreement, the participation agreements, any liquidity facility or other related documents. (Sections 7.04 and 7.15) The pass through trustee of any pass through trust will not be liable to the certificateholders of the pass through trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority of the face amount of the outstanding pass through certificates of the pass through trust. Except in specified circumstances, the pass through trustee will be under no obligation to exercise any of its rights or powers under the pass through trust agreement or any trust supplement at the request of any holders of pass through certificates issued under the pass through trust agreement and that trust supplement unless the certificateholders offer to the pass through trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the pass through trustee in exercising the rights or powers. (Section 7.03(e)) The pass through trustee in its individual or any other capacity may acquire and hold pass through certificates issued under the pass through trust agreement and any trust supplement and, subject to specified conditions, may otherwise deal with United with the same rights it would have if it were not the pass through trustee. (Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

     Each class of pass through certificates will be represented by one or more fully registered securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., the nominee of DTC. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream Banking, societe anonyme. See "Description of the Pass Through Certificates--Book-Entry Registration" in the prospectus for a discussion of the book-entry procedures applicable to the pass through certificates and the limited circumstances under which definitive certificates may be issued for the pass through certificates.

     So long as the book-entry procedures are applicable, no person acquiring an interest in the pass through certificates, a "certificate owner," will receive a certificate representing that person's interest in the pass through certificates. Unless and until definitive certificates are issued under the limited circumstances described in the prospectus, all references in this prospectus supplement to actions by certificateholders shall refer to actions taken by DTC on instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the pass through certificates, or to DTC participants for distribution to certificate owners in accordance with DTC procedures.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Neither United nor the pass through trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the pass through certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual or customary procedures governing their obligations.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes some terms of the liquidity facilities and some provisions of the intercreditor agreement relating to the liquidity facilities. The summary supplements, and, to the extent inconsistent with the prospectus, replaces, the description of the general terms and provisions relating to the liquidity facilities and the intercreditor agreement and the description of credit enhancements set forth in the prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the liquidity facilities and the intercreditor agreement, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. The provisions of the liquidity facilities are substantially identical except as otherwise indicated.

GENERAL

     The liquidity provider will enter into a separate revolving credit agreement, or a "liquidity facility," with the subordination agent with respect to each pass through trust. Under each liquidity facility, the liquidity provider will, if necessary, make one or more advances, or "interest drawings," to the subordination agent up to the Required Amount. If interest payment defaults occur which exceed the amount covered by or available under the liquidity facility for any pass through trust, the certificateholders of that pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. United may replace the initial liquidity provider with respect to each pass through trust by one or more other entities under specified circumstances. Therefore, the liquidity provider for one pass through trust may differ from the liquidity provider for another pass through trust.

DRAWINGS

     The initial amount available under the liquidity facility for each pass through trust will be as follows:

PASS THROUGH TRUST                                     AVAILABLE AMOUNT
------------------                                     ----------------
Class A-1...........................................     $36,904,604
Class A-2...........................................      78,985,278
Class B.............................................      31,820,257
Class C.............................................      17,632,043

     Except as otherwise described below, the liquidity facility for each pass through trust will enable the subordination agent to make interest drawings under that liquidity facility on any regular distribution date in order to make interest distributions then scheduled for that class of pass through certificates at the stated interest rate for that class to the extent that the amount, if any, available to the subordination agent on such regular distribution date is not sufficient to pay interest on that class of pass through certificates. The liquidity provider must make its payments under the liquidity facility regardless of the reason for the shortfall. The maximum amount available to be drawn under a liquidity facility for any pass through trust on any regular distribution date to fund any shortfall of interest on pass through certificates of the pass through trust will not exceed the then Maximum Available Commitment under the liquidity facility. After a downgrade drawing, a final drawing or a non-extension drawing under a liquidity facility, the Maximum Available Commitment under that liquidity facility will be zero.

     The liquidity facility for any class of pass through certificates does not provide for drawings under the liquidity facility to pay for principal of or Make-Whole Amount on the pass through certificates of that class. Further, the liquidity facility for any class of pass through certificates does not provide for drawings to pay any interest on the pass through certificates of that class in excess of the interest rate shown on the cover of this prospectus supplement for that class or for more than three semiannual installments of interest. No drawing on any liquidity facility for any class of pass through certificates will be available to pay principal of, interest or Make-Whole Amount on the pass through certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

     Each payment by the liquidity provider will reduce by the same amount the Maximum Available Commitment under the related liquidity facility. If the related pass through trust reimburses the liquidity provider in full or in part for the amount of the interest drawings plus accrued interest on the interest drawings, the Maximum Available Commitment under the liquidity facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of the liquidity facility. However, the liquidity facility will not be reinstated at any time if (1) a Triggering Event has occurred and is continuing and (2) less than 65% of the then total outstanding principal amount of all of the equipment notes are Performing Equipment Notes. In the case of any other drawings under the liquidity facility, amounts available to be drawn under that liquidity facility are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(g)) Following each reduction of the pool balance for the applicable pass through trust, the Required Amount of the liquidity facility for that pass through trust will be reduced automatically to an amount sufficient to pay interest on the relevant pool balance of that pass through trust on the next three successive semiannual regular distribution dates, without taking into account expected future distributions of principal of the pass through certificates, at the interest rate shown on the cover of this prospectus supplement for the pass through trust. (Liquidity Facilities, Section 2.04)

  DOWNGRADE DRAWINGS AND REPLACEMENT OF LIQUIDITY FACILITIES

     If at any time the short-term unsecured debt rating issued by either rating agency of the liquidity provider for any pass through trust (or if the liquidity provider does not have a short-term unsecured debt rating issued by the rating agencies, the long-term unsecured debt rating of the liquidity provider issued by either rating agency), is lower than the Threshold Rating for that pass through trust, the liquidity provider will provide notice of the downgrading to United, the subordination agent and the trustees. Within 10 days (or, in the case of the Class A-1, Class A-2 and Class B liquidity facilities, 45 days for a downgrade from A-1+ to A-1 by Standard & Poor's) of the downgrading, the liquidity provider or United may arrange for one or more replacement liquidity providers. If the downgraded facility has not been replaced, the subordination agent will on such 10th day or 45th day, as the case may be, draw the then Maximum Available Commitment under the liquidity facility. We refer to a drawing of the Maximum Available Commitment under these circumstances as a "downgrade drawing." The subordination agent will deposit the proceeds of any downgrade drawing into a cash collateral account for the class of pass through certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as interest drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c))

     Any replacement facility for any liquidity facility will be an irrevocable revolving credit agreement(s) substantially in the form of the replaced liquidity facility, including reinstatement provisions, or in any other form, which may include a letter of credit, surety bond, financial insurance policy or guaranty, as will permit the rating agencies to confirm in writing their respective ratings then in effect for the pass through certificates for which the liquidity facility was issued (before any downgrading of the ratings as a result of the downgrading of the liquidity provider). The replacement facility or facilities will have a total face amount equal to the amount sufficient to pay interest on the pool balance of the pass through certificates of that pass through trust (at the interest rate shown on the cover of this prospectus supplement for the pass through certificates, and without taking into account expected future principal distributions) on the three regular distribution dates following the date of replacement of the liquidity facility, or, if the date is a regular distribution date, on that regular distribution date and the two regular distribution dates following that regular distribution date. The person or persons providing the replacement facility or facilities must have debt ratings issued by both rating agencies that are equal to or higher than the Threshold Rating for the relevant class. (Intercreditor Agreement, Section 1.1) The provider of any replacement facility will have the same rights, including priority distribution rights and rights as controlling party, under the intercreditor agreement as the replaced liquidity provider.

  EXPIRATION AND TERMINATION OF LIQUIDITY FACILITIES--NON-EXTENSION AND FINAL DRAWINGS

     The liquidity facility for each pass through trust provides that the liquidity provider's obligations will expire on the first to occur of:

      -- 364 days after the initial issuance date of the pass through certificates, counting from, and including, the issuance date;

      -- the date on which the subordination agent delivers to the liquidity provider a certification that final distributions on all of the pass through certificates of the pass through trust have been paid in full or provision has been made for the payment;

      -- the date on which the subordination agent delivers to the liquidity provider a certification that a replacement facility has been substituted for the liquidity facility;

      -- the fifth business day following receipt by the subordination agent of a termination notice from the liquidity provider; and

      -- the date on which no amount is or may, including by reason of reinstatement, become available for drawing under the liquidity facility.

     Each liquidity facility provides that it may be extended for an additional 364-day period or longer period, if applicable, by mutual agreement of the relevant liquidity provider and the subordination agent.

     If any liquidity facility for any pass through trust is scheduled to expire on a date prior to the date that is 15 days after the final maturity date for the pass through certificates of the pass through trust, then the subordination agent will, not earlier than the 60th day or later than the 40th day before the expiration date, request the liquidity provider to extend the expiration date. The requested expiration date will be the earlier of 15 days after the final maturity date and 363 days after the last day of the period the liquidity provider may consent to extend the liquidity facility. Whether or not the subordination agent has made an extension request to the liquidity provider, the liquidity provider will advise the subordination agent no earlier than the 40th day and no later than the 25th day before the expiration date whether it will extend the expiration date. If the liquidity facility is not replaced during the consent period of the liquidity provider or the liquidity provider does not advise the subordination agent during the same period that the liquidity facility will be extended, the subordination agent shall request a drawing in full up to the then Maximum Available Commitment under the liquidity facility. We refer to a drawing of the Maximum Available Commitment under these circumstances as a "non-extension drawing." The subordination agent will hold the proceeds of the non-extension drawing in the cash collateral account for the related pass through trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of interest drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

     Subject to specified limitations, United may, at its option, arrange for a replacement facility following the occurrence of specified events, to replace the liquidity facility for any pass through trust. In addition, if any liquidity provider does not extend any liquidity facility, then the liquidity provider may, at its option, arrange for a replacement facility acceptable to United to replace the liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of the liquidity facility. The liquidity provider also has the right to arrange for a replacement facility at any time after making a non-extension drawing. If a replacement facility is provided at any time after a downgrade drawing or a non-extension drawing under any liquidity facility, the subordination agent will return the funds with respect to the liquidity facility on deposit in the cash collateral account for the pass through trust to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     Upon receipt by the subordination agent of a termination notice for any liquidity facility from the relevant liquidity provider, the subordination agent will request a drawing under the liquidity facility in an amount equal to the then Maximum Available Commitment. We refer to a drawing of the Maximum Available Commitment under these circumstances as a "final drawing." The subordination agent will hold the proceeds of the final drawing in the cash collateral account for the related pass through trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of interest drawings under the liquidity facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Sections 3.6(f) and 3.6(i))

  DRAWING PROCEDURES

     The subordination agent will make drawings under any liquidity facility by delivery of a certificate to the relevant liquidity provider. Upon receipt of a certificate, the relevant liquidity provider must make payment of the drawing requested in immediately available funds. Upon payment by the relevant liquidity provider of the amount specified in any drawing under any liquidity facility, the liquidity provider will be fully discharged of its obligations under the liquidity facility with respect to that drawing and will not be obligated to make any further payments under the liquidity facility in respect of that drawing to the subordination agent or any other person.

  REIMBURSEMENT OF DRAWINGS

     The subordination agent must reimburse amounts drawn under any liquidity facility by reason of an interest drawing, final drawing, downgrade drawing or non-extension drawing and interest on any drawing, but only to the extent that the subordination agent has funds available to make the reimbursement from payments on the equipment notes and specified payments under the participation agreements and note purchase agreement. (Liquidity Facilities, Section 2.05, 2.06 and 2.09)

  INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn under any liquidity facility by reason of an interest drawing or final drawing will be immediately due and payable, together with interest on the amount of the drawing. From the date of the drawing to, but excluding, the third business day following the liquidity provider's receipt of the notice of the interest drawing or final drawing, interest will accrue at the Base Rate plus 1.5% per year. After the third business day following the liquidity provider's receipt of the notice, interest will accrue at LIBOR for the applicable interest period plus 1.5% per year. In the case of a final drawing, however, the subordination agent may convert the final drawing into a drawing bearing interest at the Base Rate plus 1.5% per year on the last day of an interest period for that drawing. (Liquidity Facilities, Section 3.07)

  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The subordination agent will deposit in a cash collateral account any amount drawn under any liquidity facility by reason of a downgrade drawing or a non-extension drawing and will apply such amounts as follows:

      -- the subordination agent will release that amount on any distribution date to the liquidity provider to pay any obligations to the liquidity provider to the extent that amount exceeds the Required Amount;

      -- the subordination agent will treat any portion of the amount withdrawn from the cash collateral account for the pass through certificates to pay interest distributions on the pass through certificates in the same way as interest drawings; and

      -- the subordination agent will invest the balance of the amount in specified eligible investments.

     Any downgrade drawing or non-extension drawing under any liquidity facility other than any portion of the downgrade drawing or non-extension drawing applied to the payment of interest distributions on the pass through certificates, will bear interest: (1) subject to clause (2) below, in the amount of the investment earnings on the amount held in the cash collateral account attributable to such liquidity facility; and (2) from and after the date, if any, on which it is converted into a final drawing as described below under "--Liquidity Events of Default," at a rate equal to LIBOR for the applicable interest period

(or, as described in the first paragraph under "--Interest Drawings and Final Drawings," the Base Rate) plus 1.5% per year.

LIQUIDITY EVENTS OF DEFAULT

     Events of default under each liquidity facility will consist of:

      --   the acceleration of all of the equipment notes; or

      -- specified bankruptcy or similar events involving United. (Liquidity Facilities, Section 1.01)

     If (1) any liquidity event of default under any liquidity facility has occurred and is continuing and (2) less than 65% of the total outstanding principal amount of all equipment notes are Performing Equipment Notes, the applicable liquidity provider may, in its discretion, give a termination notice of the liquidity facility. The termination notice will have the following consequences:

      -- the related liquidity facility will expire on the fifth business day after the date on which the subordination agent receives the termination notice;

      -- the subordination agent will request promptly, and the liquidity provider will honor, a final drawing in an amount equal to the then Maximum Available Commitment under the liquidity facility;

      -- any drawing remaining unreimbursed as of the date of termination will be converted automatically into a final drawing under the liquidity facility; and

      -- all amounts owing to the liquidity provider will become immediately due and payable.

     Despite the foregoing, the subordination agent will be obligated to pay amounts owing to the applicable liquidity provider only to the extent of funds available for payment after giving effect to the payments in accordance with the provisions described under "Description of the Intercreditor Agreement-- Priority of Distributions." (Liquidity Facilities, Section 6.01)

     Under the circumstances described under "Description of the Intercreditor Agreement--Intercreditor Rights," a liquidity provider may become the controlling party for the exercise of remedies under the indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The initial liquidity provider for each pass through trust will be Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, Germany, acting through its New York branch. Westdeutsche Landesbank Girozentrale has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes some provisions of the intercreditor agreement between the pass through trustees, the liquidity provider and State Street Bank and Trust Company of Connecticut, National Association, as subordination agent. The summary supplements and, to the extent inconsistent with the prospectus, replaces the description of the general terms and provisions relating to the intercreditor agreement and the description of credit enhancements described in the prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the intercreditor agreement, which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering.

INTERCREDITOR RIGHTS

  GENERAL

     United will issue, and the relevant indenture trustee will register, the equipment notes held in each pass through trust in the name of the subordination agent as agent and trustee for the pass through trustee of that pass through trust.

  CONTROLLING PARTY

     The holders of a majority of the outstanding principal amount of equipment notes issued under each indenture will be entitled to direct the indenture trustee under that indenture in taking action so long as no indenture event of default is continuing under that indenture, except for specified actions that require the unanimous consent of the holders of the equipment notes. For so long as the subordination agent is the registered holder of the equipment notes, the subordination agent will act, as the holder of all of those notes, in accordance with the directions of the pass through trustees of the pass through trusts which hold the equipment notes constituting, in total, the required principal amount of equipment notes. (Intercreditor Agreement, Section 2.6)

     At any time after an indenture event of default has occurred and is continuing under an indenture, the controlling party will direct the indenture trustee under the relevant indenture in taking, or refraining from taking, any action under such indenture or with respect to the indenture. These actions include acceleration of the equipment notes issued under such indenture or foreclosing the lien on the related aircraft. (Intercreditor Agreement, Section 2.6) See "Description of Pass Through Certificates--Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the certificateholders of each pass through trust to direct the respective pass through trustees.

     The controlling party will be:

      -- the Class A-1 pass through trustee or the Class A-2 pass through trustee, whichever represents the class with the larger pool balance of pass through certificates outstanding at the time the indenture event of default occurs;

      -- upon payment of the final distribution to the holders of the Class A-1 or Class A-2 pass through certificates, the other of the Class A-1 pass through trustee or the Class A-2 pass through trustee;

      -- upon payment of the final distribution to the holders of Class A-1 and Class A-2 pass through certificates, the Class B pass through trustee; and

      -- upon payment of the final distribution to the holders of the Class A-1, Class A-2 and Class B pass through certificates, the Class C pass through trustee.

     At any time after 18 months from the earliest to occur of (1) the date on which the entire available amount under any liquidity facility has been drawn for any reason other than a downgrade drawing or a non-extension drawing and remains unreimbursed, (2) the date on which the entire amount of a downgrade drawing or non-extension drawing has been applied to pay any scheduled payment of interest for any pass through trust certificates and is not reimbursed and
(3) the date on which all of the equipment notes have been accelerated, the liquidity provider with the largest amount of unreimbursed Liquidity Obligations under the liquidity facilities may elect to become the controlling party with respect to any indenture. (Intercreditor Agreement, Section 2.6)

     For purposes of giving effect to the rights of the controlling party, the pass through trustees, other than the controlling party, will irrevocably agree, and the certificateholders, other than the certificateholders represented by the controlling party, will be deemed to agree by virtue of their purchase of pass through certificates, that the subordination agent, as record noteholder, will exercise its voting rights in respect of the equipment notes as directed by the controlling party. (Intercreditor Agreement, Sections 2.6 and 9.1(b)) For a description of certain limitations on the controlling party's rights to exercise remedies, see "--Sale of Equipment Notes or Aircraft" and "Description of the Equipment Notes--Remedies."

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Following the occurrence and during the continuation of any indenture event of default under any indenture, the controlling party may direct the subordination agent to direct the relevant indenture trustee to accelerate the equipment notes issued under such indenture and, subject to the provisions of the immediately following sentence, direct the subordination agent to sell all of such equipment notes or to direct the relevant indenture trustee to foreclose on and sell the aircraft related to that indenture to any person. So long as any pass through certificates are outstanding, during the nine months after the earliest to occur of: (1) the acceleration of the equipment notes issued under any indenture and (2) the bankruptcy or insolvency of United, without the consent of each pass through trustee, no aircraft subject to the lien of that indenture may be foreclosed on and/or sold if the net proceeds from the sale would be less than the lesser of (A) 75% of the then appraised value of such aircraft and (B) the total outstanding principal amount of the equipment notes for that aircraft, plus accrued and unpaid interest.

PRIORITY OF DISTRIBUTIONS

     The subordination terms applicable to the pass through certificates vary depending upon whether a Triggering Event has occurred.

     "Triggering Event" refers to (1) defaults under all indentures that result in a PTC Event of Default on the most senior class of pass through certificates,
(2) the acceleration of all of the outstanding equipment notes or (3) certain bankruptcy or insolvency events involving United. (Intercreditor Agreement, Section 1.1)

  BEFORE A TRIGGERING EVENT

     So long as no Triggering Event has occurred, whether or not continuing, the subordination agent will promptly distribute all payments made on the equipment notes and other payments received on any distribution date on the distribution date in the following order of priority:

      -- to each liquidity provider to the extent required to pay accrued and unpaid Liquidity Expenses;

      -- to each liquidity provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

      -- to each liquidity provider to the extent required to pay or reimburse the liquidity provider for specified Liquidity Obligations, other than amounts payable pursuant to the two preceding clauses, and/or, if applicable, to replenish each cash collateral account up to the Required Amount;

      -- to the Class A-1 pass through trustee and the Class A-2 pass through trustee to the extent required to pay Expected Distributions on the Class A-1 pass through certificates and the Class A-2 pass through certificates, except that if available funds are insufficient to pay Expected Distributions to each class in full, available funds will be distributed to each of the Class A-1 pass through trustee and the Class A-2 pass through trustee in the same proportion as the pass through trustee's proportionate share of the aggregate amount of the Expected Distributions;

      -- to the Class B pass through trustee to the extent required to pay Expected Distributions on the Class B pass through certificates;

      -- to the Class C pass through trustee to the extent required to pay Expected Distributions on the Class C pass through certificates;

      -- to the subordination agent and each pass through trustee for the payment of fees and expenses; and

      --   the balance, if any, to the collection account.

     "Expected Distributions" means, for the pass through certificates of any pass through trust on any distribution date, the sum of (1) accrued and unpaid interest on the pass through certificates and (2) the difference between:

          (A) the pool balance of the pass through certificates as of the immediately preceding distribution date (or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust); and

          (B) the pool balance of the pass through certificates as of the current distribution date calculated on the basis that (1) the principal of the equipment notes held in the pass through trust has been paid when due, whether at stated maturity, on redemption, prepayment, purchase, acceleration or otherwise, and the pass through trustee has distributed the payments to the holders of the pass through certificates and (2) the principal of any equipment notes formerly held in that pass through trust that have been sold pursuant to the terms of the intercreditor agreement has been paid in full and the pass through trustee has distributed those payments to the holders of the pass through certificates.

     "Liquidity Expenses" means all Liquidity Obligations other than the principal amount of any drawings under a liquidity facility and any interest accrued on such Liquidity Obligations.

     "Liquidity Obligations" means the obligations to reimburse or to pay the liquidity provider all principal, interest, fees and other amounts owing to it under each liquidity facility, the note purchase agreement, the participation agreements and the fee letter.

  AFTER A TRIGGERING EVENT

     Subject to the terms of the intercreditor agreement, upon the occurrence of a Triggering Event and at all times after the occurrence of a Triggering Event, the subordination agent will promptly distribute all funds received by the subordination agent in respect of the equipment notes and other specified payments received by the subordination agent in the following order of priority:

      -- to the subordination agent and any pass through trustee, to the extent required to pay out-of-pocket costs and expenses actually incurred by the subordination agent or the pass through trustee in protection of, or realization of the value of, the equipment notes or any collateral under any indenture, or to any certificateholder or the liquidity provider for payments made to the subordination agent or any pass through trustee in respect of those amounts;

      -- to each liquidity provider to the extent required to pay accrued and unpaid Liquidity Expenses;

      -- to each liquidity provider to the extent required to pay interest accrued on the Liquidity Obligations;

      -- (1) to each liquidity provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or,

           (2) if applicable to any particular liquidity facility (unless (A) less than 65% of the total outstanding principal amount of all equipment notes are Performing Equipment Notes and a liquidity event of default has occurred and is continuing under the liquidity facility or (B) a final drawing has occurred under the liquidity facility), to replenish the cash collateral account for the liquidity facility up to the Required Amount for the related class of pass through certificates (less the amount of any repayments of interest drawings under the liquidity facility while subclause (A) of this clause applies);

      -- if subclause (A) or (B) in item (2) above is applicable to any particular liquidity facility, to the liquidity provider the excess of (1) the total outstanding amount of unreimbursed drawings under the liquidity facility over (2) the Required Amount for that liquidity facility (less the amount of any repayments of interest drawings under that liquidity facility while subclause (A) of item
           (2) above applies);

      -- to the subordination agent and each pass through trustee to the extent required to pay fees, taxes, charges and other amounts payable or to any certificateholder for payments made to the subordination agent or that pass through trustee in respect of those amounts;

      -- to the Class A-1 pass through trustee and the Class A-2 pass through trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 pass through certificates and the Class A-2 pass through certificates, except that if available funds are insufficient to pay Adjusted Expected Distributions to each class in full, available funds will be distributed to each of the Class A-1 pass through trustee and the Class A-2 pass through trustee in the same proportion as the pass through trustee's proportionate share of the aggregate amount of the Adjusted Expected Distributions;

      -- to the Class B pass through trustee to the extent required to pay Adjusted Expected Distributions on the Class B pass through certificates; and

      -- to the Class C pass through trustee to the extent required to pay Adjusted Expected Distributions on the Class C pass through certificates.

     After a Triggering Event occurs and any equipment note becomes a Non-Performing Equipment Note, the subordination agent will obtain LTV Appraisals of all the aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of the initial LTV Appraisals. If the controlling party reasonably objects to the appraised value of the aircraft shown in the LTV Appraisals, the controlling party may obtain or cause to be obtained substitute LTV Appraisals, including LTV Appraisals based upon physical inspection of the aircraft. (Intercreditor Agreement, Section 4.1(a))

     The pass through trustee will distribute interest drawings under the liquidity facility and withdrawals from the cash collateral account, in each case in respect of interest distributable on the pass through certificates of any pass through trust, despite the priority of distributions set forth in the intercreditor agreement and otherwise described in this prospectus supplement.

     "Adjusted Expected Distributions" means, for the pass through certificates of any pass through trust on any current distribution date, the sum of (x) accrued and unpaid interest on the pass through certificates and (y) the greater of:

          (A) the difference between (x) the pool balance of the pass through certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust, and (y) the pool balance of the pass through certificates as of the current distribution date calculated on the basis that (1) the principal of the Non-Performing Equipment Notes held in that pass through trust has been paid in full and the payments have been distributed to the holders of the pass through certificates, and (2) the principal of the Performing Equipment Notes held in that pass through trust has been paid when due (but without giving effect to any acceleration of any thereof) and the payments have been distributed to the holders of the pass through certificates; and

          (B) the amount of the excess, if any, of (1) the pool balance of that class of pass through certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust, over (2) the Aggregate LTV Collateral Amount for that class of pass through certificates for the current distribution date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any pass through trust, any Make-Whole Amount paid on the equipment notes held in that pass through trust that has not been distributed to the certificateholders of that pass through trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the pass through certificates of that pass through trust or the reduction of the pool balance of that pass through trust) shall be added to the amount of Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any class of pass through certificates for any distribution date means the product of (A)(1) the sum of the applicable LTV Collateral Amounts for all aircraft, minus (2) the pool balance for each class of pass through certificates, if any, senior to that class, after giving effect to any distribution of principal on that distribution date with respect to the senior class or classes, multiplied by (B)(1) in the case of the Class A-1 pass through certificates or Class A-2 pass through certificates, a fraction the numerator of which equals the Current Pool Balance for the Class A-1 pass through certificates or Class A-2 pass through certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class A-1 pass through certificates and Class A-2 pass through certificates, and (2) in the case of the Class B pass through certificates and Class C pass through certificates, 1.0. The Aggregate LTV Collateral Amount shall not be less than zero.

     "Appraised Current Market Value" of any aircraft means the average of the most recent five appraisals of that aircraft after excluding the appraisals with the highest and lowest appraised values.

     "LTV Appraisal" means a fair market value appraisal, which may be a "desktop" appraisal, performed by any nationally recognized aircraft appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "LTV Collateral Amount" of any aircraft for any class of pass through certificates means, as of any distribution date, the lesser of (1) the LTV Ratio for that class of pass through certificates multiplied by the Appraised Current Market Value of that aircraft (or with respect to any aircraft which has suffered an event of loss, the amount of the insurance proceeds paid, or payable to, the related indenture trustee for the event of loss to the extent then held by that indenture trustee (and/or on deposit in the special payments account)) and (2) the outstanding principal amount of the equipment notes secured by that aircraft after giving effect to any principal payments of the equipment notes on or before that distribution date.

     "LTV Ratio" means for the Class A-1 pass through certificates and the Class A-2 pass through certificates, 45.0%, for the Class B pass through certificates, 61.0%, and for the Class C pass through certificates, 65.6%.

     "Non-Performing Equipment Note" means any equipment note that is not a Performing Equipment Note.

     "Performing Equipment Note" means an equipment note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under Title 11 of the United States Code, the "Bankruptcy Code," under which United is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period. (Intercreditor Agreement, Section 1.1)

  ADDITION OF TRUSTEE FOR CLASS D PASS THROUGH CERTIFICATES

     If the Class D pass through certificates are issued, the Class D pass through trustee will become a party to the Intercreditor Agreement (Intercreditor Agreement, Section 9.1(c)).

THE SUBORDINATION AGENT

     State Street Bank and Trust Company of Connecticut, National Association, will be the subordination agent under the intercreditor agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the subordination agent and its affiliates. The subordination agent's address is

225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention:
Corporate Trust Department. The subordination agent's obligations will be guaranteed by its parent, State Street Bank and Trust Company, a Massachusetts trust company.

     The subordination agent may resign at any time by notifying the pass through trustee and the liquidity provider. United, so long as no event of default has occurred under any indenture, or the controlling party may at any time remove the subordination agent as provided in the intercreditor agreement. In these circumstances, the controlling party will appoint a successor subordination agent. Any resignation or removal of the subordination agent and appointment of a successor subordination agent does not become effective until acceptance of the appointment by the successor subordination agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The aircraft consist of twelve Airbus A319-131 aircraft, six Airbus A320-232 aircraft, three Boeing 747-422 aircraft, seven Boeing 757-222 aircraft and nine Boeing 777-200ER aircraft. United has taken delivery of, and currently operates, the aircraft. The aircraft have been designed to be in compliance with Stage 3 noise level standards, the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  AIRBUS A319-131 AIRCRAFT

     The Airbus A319-131 aircraft is a medium-range aircraft with a seating capacity of approximately 120 passengers in United's configuration. The engine type utilized on United's A319-131 aircraft is the International Aero Engine V2522-A5.

  AIRBUS A320-232 AIRCRAFT

     The Airbus A320-232 aircraft is a medium-range aircraft with a seating capacity of approximately 138 passengers in United's configuration. The engine type utilized on United's A320-232 aircraft is the International Aero Engine V2527-A5.

  BOEING 747-422 AIRCRAFT

     The Boeing 747-422 aircraft is a long-range aircraft with a seating capacity of approximately 368 passengers in United's configuration. The engine type utilized on United's 747-422 aircraft is the Pratt & Whitney PW4056.

  BOEING 757-222 AIRCRAFT

     The Boeing 757-222 aircraft is a medium-range aircraft with a seating capacity of approximately 182 passengers in United's configuration. The engine type utilized on United's 757-222 aircraft is the Pratt & Whitney PW2037.

  BOEING 777-200ER AIRCRAFT

     The Boeing 777-200ER aircraft is a long-range aircraft with a seating capacity of approximately 276 passengers in United's configuration. The engine type utilized on United's 777-200ER aircraft is the Pratt & Whitney PW4090.

  THE APPRAISALS

     The table below sets forth the appraised base values of the aircraft, as determined by Aircraft Information Systems, Inc. ("AISI"), AVITAS, Inc. ("AVITAS"), AvSolutions, Inc. ("AvSolutions"), BK Associates, Inc. ("BK") and Morten, Beyer & Agnew, Inc. ("MBA"), independent aircraft appraisal and consulting firms, and additional information regarding the aircraft.

                                                                               APPRAISER'S VALUATIONS
AIRCRAFT                                  AIRCRAFT    ------------------------------------------------------------------------
REGISTRATION                              DELIVERY
NUMBER                  AIRCRAFT TYPE       DATE          AISI          AVITAS      AVSOLUTIONS         BK            MBA
------------           ----------------   ---------   ------------   ------------   ------------   ------------   ------------
N809UA...............  Airbus A319-131    19-May-98   $ 34,830,000   $ 29,900,000   $ 29,200,000   $ 31,100,000   $ 35,140,000
N810UA...............  Airbus A319-131    29-Jun-98     34,830,000     29,900,000     29,200,000     31,200,000     35,260,000
N811UA...............  Airbus A319-131    02-Jul-98     34,830,000     29,900,000     29,200,000     31,200,000     35,370,000
N812UA...............  Airbus A319-131    09-Jul-98     34,830,000     29,900,000     29,200,000     31,200,000     35,370,000
N813UA...............  Airbus A319-131    23-Jul-98     34,830,000     30,400,000     29,200,000     31,200,000     35,370,000
N814UA...............  Airbus A319-131    05-Aug-98     34,830,000     30,400,000     29,200,000     31,200,000     35,480,000
N815UA...............  Airbus A319-131    11-Aug-98     34,830,000     30,400,000     29,200,000     31,200,000     35,480,000
N816UA...............  Airbus A319-131    02-Sep-98     34,830,000     30,400,000     29,200,000     31,300,000     35,600,000
N817UA...............  Airbus A319-131    08-Sep-98     34,830,000     30,400,000     29,200,000     31,300,000     35,600,000
N818UA...............  Airbus A319-131    01-Oct-98     34,830,000     30,400,000     29,200,000     31,400,000     35,710,000
N828UA...............  Airbus A319-131    16-Jun-99     38,240,000     31,900,000     30,730,000     32,650,000     36,690,000
N829UA...............  Airbus A319-131    28-Apr-00     40,590,000     34,400,000     32,380,000     34,000,000     37,780,000
N437UA...............  Airbus A320-232    20-Feb-97     37,350,000     34,600,000     36,220,000     36,100,000     37,720,000
N438UA...............  Airbus A320-232    29-May-97     37,350,000     35,100,000     36,220,000     36,450,000     38,170,000
N439UA...............  Airbus A320-232    11-Jun-97     37,350,000     35,100,000     36,220,000     36,550,000     38,320,000
N440UA...............  Airbus A320-232    07-Jul-97     37,350,000     35,100,000     36,220,000     36,700,000     38,470,000
N447UA...............  Airbus A320-232    01-Jul-98     39,350,000     37,100,000     37,710,000     38,000,000     40,320,000
N450UA...............  Airbus A320-232    29-Jul-98     39,350,000     37,100,000     37,710,000     38,000,000     40,320,000
N119UA...............  Boeing 747-422     29-Mar-99    144,820,000    130,197,947    140,170,000    151,500,000    150,240,000
N120UA...............  Boeing 747-422     12-Apr-99    144,790,000    130,197,947    140,170,000    152,000,000    150,930,000
N121UA...............  Boeing 747-422     22-Apr-99    144,800,000    130,197,947    140,170,000    152,000,000    150,930,000
N591UA...............  Boeing 757-222     28-Jun-96     46,700,000     39,300,000     44,610,000     45,250,000     48,730,000
N592UA...............  Boeing 757-222     10-Jul-96     46,700,000     39,300,000     44,610,000     45,450,000     49,090,000
N593UA...............  Boeing 757-222     12-Aug-96     46,700,000     40,000,000     44,610,000     45,600,000     49,450,000
N594UA...............  Boeing 757-222     11-Sep-96     46,700,000     40,000,000     44,610,000     45,800,000     49,810,000
N589UA...............  Boeing 757-222     24-Oct-97     49,450,000     43,500,000     47,700,000     50,900,000     51,570,000
N590UA...............  Boeing 757-222     31-Dec-97     49,450,000     44,100,000     47,700,000     51,100,000     51,640,000
N595UA...............  Boeing 757-222     04-Feb-98     51,450,000     44,900,000     49,930,000     51,450,000     51,880,000
N784UA...............  Boeing 777-200ER   29-Apr-97    116,500,000    109,290,432    110,380,000    116,950,000    112,720,000
N785UA...............  Boeing 777-200ER   21-May-97    116,500,000    110,683,349    110,380,000    117,350,000    113,190,000
N787UA...............  Boeing 777-200ER   05-Jun-97    111,750,000    106,650,173    106,210,000    117,750,000    109,520,000
N789UA...............  Boeing 777-200ER   11-Aug-97    116,500,000    112,060,635    110,380,000    118,600,000    114,600,000
N790UA...............  Boeing 777-200ER   28-Aug-97    116,500,000    112,060,635    110,380,000    118,600,000    114,600,000
N791UA...............  Boeing 777-200ER   28-Aug-97    116,500,000    112,060,635    110,380,000    118,600,000    114,600,000
N793UA...............  Boeing 777-200ER   07-Oct-97    116,500,000    112,060,635    110,380,000    119,000,000    115,550,000
N797UA...............  Boeing 777-200ER   20-Feb-98    121,250,000    113,393,112    115,710,000    120,650,000    117,470,000
N798UA...............  Boeing 777-200ER   28-Feb-98    121,250,000    114,789,051    115,710,000    120,650,000    117,470,000


AIRCRAFT
REGISTRATION            APPRAISED
NUMBER                    VALUE
------------           ------------
N809UA...............  $ 31,943,333
N810UA...............    31,976,667
N811UA...............    31,976,667
N812UA...............    31,976,667
N813UA...............    32,143,333
N814UA...............    32,143,333
N815UA...............    32,143,333
N816UA...............    32,176,667
N817UA...............    32,176,667
N818UA...............    32,210,000
N828UA...............    33,746,667
N829UA...............    35,393,333
N437UA...............    36,556,667
N438UA...............    36,673,333
N439UA...............    36,706,667
N440UA...............    36,756,667
N447UA...............    38,353,333
N450UA...............    38,353,333
N119UA...............   145,076,667
N120UA...............   145,296,667
N121UA...............   145,300,000
N591UA...............    45,520,000
N592UA...............    45,586,667
N593UA...............    45,636,667
N594UA...............    45,703,333
N589UA...............    49,350,000
N590UA...............    49,416,667
N595UA...............    50,943,333
N784UA...............   113,200,000
N785UA...............   113,457,783
N787UA...............   109,306,724
N789UA...............   114,386,878
N790UA...............   114,386,878
N791UA...............   114,386,878
N793UA...............   114,703,545
N797UA...............   117,943,333
N798UA...............   117,943,333

We have calculated the appraised value of each aircraft by removing the highest and the lowest appraisal and taking the average of the remaining three.

     According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     We asked each appraiser to provide its opinion as to the appraised base value of each aircraft. All five appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies which vary among the appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. The appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, you should read each letter.

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer. You should not rely on any appraisal as a measure of realizable value. The proceeds realized on a sale of any aircraft may be less than its appraised value. In addition, the value of the aircraft in the event of the exercise of remedies under the applicable indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the aircraft, whether the aircraft are sold separately or in one or more groups and other factors. Accordingly, we cannot assure you that the proceeds realized on any exercise of remedies with respect to the aircraft under the applicable indenture would equal the appraised value of the aircraft or be sufficient to satisfy in full payments due on the equipment notes relating to the aircraft or the pass through certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes some terms of the equipment notes and supplements and, to the extent inconsistent with the prospectus, replaces the description of the general terms and provisions relating to the equipment notes, the indentures and the participation agreements set forth in the prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the equipment notes, the indentures and the participation agreements, each of which we will file as an exhibit to a Current Report on Form 8-K with the SEC after completion of this offering. Except as otherwise indicated, the following summaries relate to the equipment notes, the indenture and the participation agreement applicable to each aircraft.

PURCHASE OF EQUIPMENT NOTES

     Under the terms of a note purchase agreement between United, the pass through trustee, the subordination agent and the indenture trustee with respect to each aircraft, each pass through trust will purchase from United the equipment notes to be issued under the related indenture. United will issue the equipment notes in four series: the Series A-1 equipment notes, the Series A-2 equipment notes, the Series B equipment notes and the Series C equipment notes. United may elect to issue an additional series with respect to some or all of the aircraft, which would be the Series D equipment notes and which would be funded from sources other than this offering. United will issue the equipment notes for each aircraft under a separate indenture between United and State Street Bank and Trust Company of Connecticut, National Association, as indenture trustee. The equipment notes will be direct, full recourse obligations of United.

SUBORDINATION

     Prior to an indenture event of default, each indenture provides for the following subordination provisions:

          (1) Series A-1 and Series A-2 equipment notes will rank equally in right of payment and will rank senior in right of payment to the Series B, Series C and Series D equipment notes, if any;

          (2) Series B equipment notes will rank junior in right of payment to the Series A-1 and Series A-2 equipment notes and will rank senior in right of payment to the Series C and Series D equipment notes, if any;

          (3) Series C equipment notes will rank junior in right of payment to the Series A-1, Series A-2 and Series B equipment notes and will rank senior in right of payment to the Series D equipment notes, if any; and

          (4) Series D equipment notes, if any, will rank junior in right of payment to the Series A-1, Series A-2, Series B and Series C equipment notes.

     Following an indenture event of default, the indenture provides for the following subordination provisions:

          (1) The specified expenses will rank senior in right of payment to the Series A-1, Series A-2, Series B, Series C and Series D equipment notes, if any;

          (2) Series A-1 and Series A-2 equipment notes will rank equally in right of payment, will rank junior in right of payment to the specified expenses, and will rank senior in right of payment to the Series B, Series C and Series D equipment notes, if any, issued for the aircraft;

          (3) Series B equipment notes will rank junior in right of payment to the specified expenses and the Series A-1 and Series A-2 equipment notes and will rank senior in right of payment to the Series C and Series D equipment notes, if any;

          (4) Series C equipment notes will rank junior in right of payment to the specified expenses and the Series A-1, Series A-2 and Series B equipment notes and will rank senior in right of payment to the Series D equipment notes, if any;

          (5) Series D equipment notes, if any, will rank junior in right of payment to the specified expenses, the Series A-1, Series A-2, Series B and Series C equipment notes; and

          (6) The balance, to United.

     "Specified expenses" are specified taxes, expenses or other losses due to the indenture trustee and all amounts other than those amounts described in items (2) through (5) due to the subordination agent, each liquidity provider, each pass through trustee and the indenture trustee due under the indenture and participation agreement.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the intercreditor agreement, the pass through trustee will pass through scheduled installments of interest paid on the equipment notes held in each pass through trust to the certificateholders of the pass through trust on the dates and at the applicable rate per year set forth on the cover of this prospectus supplement until the final expected regular distribution date for the pass through trust. Subject to the provisions of the intercreditor agreement, the pass through trustee will pass through principal paid on the equipment notes held in each pass through trust to the certificateholders of the pass through trust in scheduled amounts on the dates set forth in Appendix III to this prospectus supplement until the final expected regular distribution date for the pass through trust.

     Interest will be payable on the unpaid principal amount of each equipment note at the rate applicable to that equipment note on April 1 and October 1 of each year, commencing on April 1, 2001. The indenture trustee will compute interest on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount, if any, and interest on each series of equipment notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to that series of equipment notes, which interest rate will be equal to the rate per annum applicable to the pass through certificates set forth on the cover page of this prospectus supplement plus 1%.

     United will make scheduled principal payments on the Series A-1 equipment notes on April 1 and October 1 in specified years, commencing on April 1, 2001 and ending on either April 1, 2010 or October 1, 2010, depending on the terms of the particular equipment note. United is scheduled to pay the entire principal amounts of the Series A-2, Series B and Series C owned equipment notes on April 1, 2011, October 1, 2009 and October 1, 2005, respectively.

     If any date scheduled for a payment of principal, Make-Whole Amount, if any, or interest on the owned equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

EVENTS OF LOSS AND REDEMPTION

  EVENTS OF LOSS

     If an event of loss occurs to an aircraft and such aircraft is not replaced by United under the related indenture, United must redeem the equipment notes issued with respect to such aircraft, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but excluding the date of redemption, but without any Make-Whole Amount. (Indentures, Section 6.01(a)) The pass through trustee will distribute any amount paid by United in connection with any redemption to the certificateholders on a special distribution date.

  OPTIONAL REDEMPTION

     United may, at its option, redeem any series of equipment notes with the approval of the Rating Agencies or all series of equipment notes with respect to an aircraft at a price equal to the aggregate unpaid principal amount of those equipment notes, together with Make-Whole Amount, if any, and accrued interest on those equipment notes to, but not including, the date of redemption. United must mail notice of redemption of the equipment notes for any aircraft to holders of the equipment notes related to such aircraft not less than 15 nor more than 60 days prior to the applicable redemption date. (Indentures, Section 6.02)

SECURITY

     United will secure the equipment notes issued with respect to an aircraft by a security interest in (1) such aircraft, (2) certain limited rights under the relevant aircraft purchase agreement between United and Boeing or Airbus, as applicable, (3) certain requisition and insurance proceeds for such aircraft, and (4) all proceeds of the foregoing. (Indentures, Granting Clause)

     The equipment notes will not be cross-collateralized and, consequently, the equipment notes issued for any one aircraft will not be secured by any of the other aircraft.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The tables in Appendix IV show the aggregate loan to aircraft value ratios for the equipment notes issued for each aircraft as of the issuance date of the pass through certificates and each April 1 regular distribution date. We obtained the LTV ratios by dividing (1) the outstanding principal amount, assuming no payment default or early redemption, of the equipment notes determined immediately after giving effect to the payments scheduled to be made on each regular distribution date by (2) the assumed value of the aircraft securing the equipment notes.

     We based the tables in Appendix IV on the assumption that the initial appraised base value of the aircraft set forth opposite the initial regular distribution date included in each table depreciates by approximately 3% each year for the first 15 years after the year of delivery of the aircraft and by 4% each year after that. Other rates or methods of depreciation may result in materially different LTV ratios. We cannot assure you that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur nor can we predict the actual future value of any aircraft. Thus, you should not consider the tables to be a forecast or prediction of expected or likely LTV ratios, but a mathematical calculation based on one set of assumptions.

DEFEASANCE

     Under specified circumstances, United may legally release itself from any payment or other obligations on all, but not less than all, of the equipment notes issued under one or more indentures if

United receives the approval of the Rating Agencies and puts in place the following arrangements for the benefit of the holders of such equipment notes:

      -- United must deposit in trust for the benefit of the holders of such equipment notes a combination of money and direct obligations of the United States and certain depository receipts representing interests in the direct obligations that will generate enough money to pay when due the principal of and interest on such equipment notes; and

      -- United must deliver to the pass through trustees and the relevant indenture trustee a legal opinion reasonably acceptable to both the pass through trustees and the relevant indenture trustee stating that there has been a change in the federal tax law from the law as in effect on the date of this prospectus supplement or that there has been an IRS ruling, in either case that lets United make the above deposit without causing the holders of the pass through certificates to be taxed on their pass through certificates any differently than if United did not make the deposit and simply repaid such equipment notes itself.

     If United were to accomplish a full defeasance, holders of the equipment notes so defeased would rely solely on the trust deposit for repayment on such equipment notes. Holders of such equipment notes could not look to United for repayment if a shortfall in the payment of principal of or interest on such equipment notes occurred. In addition, the holders of such equipment notes would have no interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related indenture, and the lien would terminate as to such equipment notes. (Indentures, Section 10.01(y))

LIMITATION OF LIABILITY

     Except as otherwise provided in the indentures, the indenture trustee, in its individual capacity, will not be answerable or accountable under the indentures or the equipment notes under any circumstances except, among other things, for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence). (Indentures, Section 9.02) The equipment notes are direct obligations of United.

EQUIPMENT NOTE INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

     Indenture events of default under each indenture will include:

      -- the failure by United to pay any interest or principal or Make-Whole Amount, if any, within 10 business days, after the same has become due on any equipment note;

      -- the failure by United to pay any amount (other than interest, principal or Make-Whole Amount, if any) when due under the indenture, any equipment note or under the relevant participation agreement for more than 20 business days after United receives written notice;

      -- the failure by United to carry and maintain insurance or indemnity on or with respect to the aircraft in accordance with the provisions of the indenture; however, no failure by United to carry and maintain insurance will constitute an indenture event of default until the earlier of (1) the date the failure has continued unremedied for a period of 30 days after the indenture trustee receives notice of the cancellation or lapse of the insurance or (2) the date the insurance is not in effect as to the indenture trustee;

      -- the failure by United to perform or observe in any material respect any other covenant, obligation or agreement to be performed or observed by it under any operative document that continues for a period of 60 days, after notice to United; however, if the failure is capable of being remedied, no failure will constitute an indenture event of default for a period of 360 days after the notice is received by United so long as United is diligently proceeding to remedy the failure and such failure is in fact remedied;

      -- any representation or warranty made by United in specified operative documents shall prove to have been incorrect in any material respect, and remains unremedied for a period of 60 days after notice to United; and

      -- the occurrence of certain events of bankruptcy, reorganization or insolvency of United.

(Indentures, Section 8.01)

     There will not be any cross-default provisions in the indentures. Consequently, events resulting in an indenture event of default under any particular indenture may or may not result in an indenture event of default occurring under any other indenture. If the equipment notes issued for one or more aircraft are in default and the equipment notes issued for the remaining aircraft are not in default, no remedies will be exercisable under the indentures with respect to the remaining aircraft.

     Subject to the intercreditor agreement, the holders of a majority of the total unpaid principal amount of the equipment notes outstanding on a given date for an aircraft, by written instruction to the indenture trustee, may on behalf of all the noteholders waive any existing default and its consequences under the indenture with respect to such aircraft, except that consent of all the applicable noteholders is required to waive a default in the payment of the principal of, or interest due under any equipment notes secured by such aircraft or a default in respect of any covenant or provision of an indenture that cannot be modified or amended without the consent of each noteholders. (Indentures, Section 8.04)

REMEDIES

     The exercise of remedies under the indentures will be subject to the terms of the intercreditor agreement. Accordingly, you should read the following description in conjunction with the description of the intercreditor agreement.

     If an indenture event of default occurs and is continuing under an indenture, the related indenture trustee may, and upon receipt of written instructions of the holders of at least 25% of the principal amount of the equipment notes then outstanding will, declare the principal of all of the equipment notes issued under that indenture immediately due and payable, together with all accrued but unpaid interest, but without any Make-Whole Amount. The holders of a majority of the principal amount of equipment notes outstanding under that indenture may rescind any declaration of acceleration of the equipment notes if:

          (1) United has paid to the related indenture trustee an amount sufficient to pay all overdue installments of principal and interest on the equipment notes and all other amounts owing under the relevant operative documents, that have become due other than by the declaration of acceleration or such termination;

          (2) the rescission would not conflict with any judgment or decree; and

          (3) all other indenture events of default, other than nonpayment of principal amount or interest on the equipment notes that have become due solely because of the acceleration or such termination, have been cured or waived. (Indentures, Section 8.02)

     Each indenture provides that if an indenture event of default under the indenture has occurred and is continuing, the related indenture trustee may exercise certain rights or remedies available to it under the indenture and under applicable law. The remedies include the right to take possession of the aircraft and to sell all or any part of the airframe or any engine comprising the aircraft subject to the indenture.

     There will be no cross-collateralization of the equipment notes. If the equipment notes issued in respect of one aircraft are in default, the equipment notes issued in respect of the other aircraft may not be in default and no remedies will be exercisable under the applicable indentures with respect to the other aircraft.

     If an indenture default under any indenture occurs and is continuing, any sums held or received by the related indenture trustee may be applied to reimburse the indenture trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to the indenture trustee prior to any payments to holders of the equipment notes issued under that indenture. (Indentures, Section 3.03)

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement and to enforce any of its other rights or remedies under such lease, conditional sale contract or security agreement to sell, lease or otherwise retain or dispose of such aircraft, as the case may be, is not limited or otherwise affected by any other provision of Chapter 11 of the U.S. Bankruptcy Code or any power of the bankruptcy court.

     Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft and to enforce any of its other rights or remedies to sell, lease or otherwise dispose of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession and to enforce any of its other rights or remedies to sell, lease or otherwise dispose of an aircraft may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing defaults (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor).

     Vedder, Price, Kaufman & Kammholz, special counsel to United, has advised that each indenture trustee is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the related airframe and engines as a secured party under the related indenture.

     This opinion assumes that United was, at the time the relevant equipment notes were or are purchased, a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

     The opinion of Vedder, Price, Kaufman & Kammholz does not address the possible replacement of an aircraft after an event of loss in the future, the consummation of which is conditioned on the contemporaneous delivery of an opinion of counsel to the effect that the related indenture trustee's entitlement to Section 1110 benefits should not be diminished as a result of such replacement. The opinion of Vedder, Price, Kaufman & Kammholz also does not address the availability of Section 1110 with respect to any possible lessee of the aircraft leased from United.

     In specified circumstances following the bankruptcy or insolvency of United where the obligations of United under any indenture exceed the value of the aircraft collateral under that indenture, post-petition interest will not accrue on the related equipment notes. In addition, to the extent that the pass through trustee makes distributions to any certificateholders, whether under the intercreditor agreement or from drawings on the liquidity facilities, in respect of amounts that would have been funded by post-petition interest payments on the equipment notes had those payments been made, there would be a shortfall between the claim allowable against United on the equipment notes after the disposition of the aircraft collateral securing those equipment notes and the remaining balance of the pass through certificates. The shortfall would first reduce some or all of the remaining claim against United available to the pass through trustees for the most junior classes.

MODIFICATION OF INDENTURES

     Without the consent of the holders of a majority of the principal amount of the equipment notes outstanding under any indenture, the provisions of the indenture may not be amended or modified, except to the extent indicated below.

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

     The indenture trustee may amend any indenture without the consent of the noteholders to, among other things:

          (1) correct any mistake, cure any ambiguity, defect or inconsistency in the indenture or the equipment notes issued under that indenture, provided that the change does not adversely affect the interests of any noteholder;

          (2) convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee or make any other provisions with respect to matters or questions arising under that indenture or the equipment notes, provided that the action does not adversely affect the interests of any noteholder;

          (3) correct or amplify the description of any property subject to the lien of that indenture;

          (4) add to the rights of the noteholders;

          (5) provide for the issuance of Series D equipment notes and to make changes relating to the issuance provided that the Series D equipment notes are issued in accordance with the terms of that indenture, the participation agreement and the intercreditor agreement; and

          (6) provide for compliance with applicable law. (Indentures, Section 11.01)

     Without the consent of the holder of each equipment note or the holder outstanding under any indenture affected by any amendment or modification, no amendment or modification of the indenture may, among other things:

          (1) reduce the principal amount of, or Make-Whole Amount, if any, or interest payable on, any equipment notes issued under that indenture, as the case may be, or change the date on which any principal, Make-Whole Amount, if any, or interest is due and payable;

          (2) create any lien with respect to the collateral prior to or of equal rank with the lien of the applicable indenture, except as provided in that indenture, or deprive any holder of an equipment note issued under that indenture of the benefit of the lien of that indenture upon the collateral; or

          (3) reduce the percentage in principal amount of outstanding equipment notes issued under the applicable indenture required to take or approve any action under that indenture. (Indentures, Section 11.02)

INDEMNIFICATION

     United must indemnify each indenture trustee, each liquidity provider, the subordination agent and each pass through trustee, but not the holders of pass through certificates, for specified losses, claims and other matters. (Participation Agreement, Section 5)

     The indenture trustee will not be required to take any action or refrain from taking any action, other than notifying the noteholders if it knows of an event of default or of a default arising from United's failure to pay overdue principal, interest or Make-Whole Amount, if any, under any equipment note, unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 9.06)

CERTAIN PROVISIONS OF THE INDENTURES

  MAINTENANCE AND OPERATION

     Under the terms of each indenture, United must, among other things and at its expense, keep each aircraft duly registered, and maintain, service, repair and overhaul the aircraft so as to keep it in the condition as necessary to maintain the airworthiness certificate for the aircraft in good standing at all times. (Indentures, Section 4.01(a))

     United may not, and will not permit any lessee, to maintain, use or operate any aircraft in violation of any law, rule or regulation of any government having jurisdiction over the aircraft, or in violation of any airworthiness certificate, license or registration relating to the aircraft, unless (1) United, or any lessee, is contesting in good faith the validity or application of any law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the aircraft or (2) it is not possible for United, or any lessee, to comply with the laws of a jurisdiction other than the United States (or other jurisdiction in which the aircraft is registered) because of a conflict with the applicable laws of the United States (or such jurisdiction where the aircraft is registered). (Indentures, Section 4.01(a)(2))

     United must make all alterations, modifications and additions to each airframe and engine necessary to meet the applicable requirements of the Federal Aviation Administration ("FAA") or any other applicable governmental authority of another jurisdiction in which the aircraft may then be registered. However, United or any lessee, may in good faith contest the validity or application of any requirement in any manner that does not involve a material risk of sale, forfeiture or loss of the aircraft. United or any lessee may add parts and make other alterations, modifications and additions to any airframe or any engine as United or any lessee may deem desirable in the proper conduct of its business, including removal of obsolete or unsuitable parts. The alterations, modifications, additions or removals, however, may not diminish the condition or airworthiness or materially diminish the value, utility or remaining useful life of the airframe or engine below its condition, airworthiness, value, utility or remaining useful life immediately prior to the alteration, modification, addition or removal, assuming the airframe or engine was maintained in accordance with the indenture. However, the value but not the utility or the condition or airworthiness of any airframe or engine may be reduced from time to time by the value of any parts which have been removed that United deems obsolete or no longer suitable or appropriate for use on the airframe or engine. All parts, with specified exceptions, incorporated or installed in or added to the airframe or engine as a result of the alterations, modifications or additions will be subject to the lien of the indenture. United or any lessee may remove parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an airframe or engine at the time of delivery of the aircraft to United. In addition, United or any lessee may remove any part that is not required to be incorporated or installed in or attached to any airframe or engine pursuant to applicable requirements of the FAA or other jurisdiction in which the aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value, utility or the condition or airworthiness of the aircraft. (Indentures, Section 4.02)

     Except as described above, United must replace or cause to be replaced all parts that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any replacement parts will become subject to the lien of the related indenture in lieu of the part replaced. (Indentures, Section 4.02(a))

  REGISTRATION, LEASING AND POSSESSION

     Although United has no current intention to do so, United may register an aircraft in specified jurisdictions outside the United States, subject to conditions specified in the related indenture. (Indentures, Section 4.01(a); Participation Agreements, Section 6(a)) United may also, subject to certain limitations, lease any aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to specified limitations, United will be permitted to transfer possession of any airframe or any engine other than by lease, including transfers of possession by United or any lessee in connection with certain interchange and pooling arrangements, transfers to the government of the United States or any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. (Indentures, Section 4.01(a)) There will be no general geographical restrictions on United's or any lessee's ability to operate the aircraft. The extent to which the relevant indenture trustee's lien would be recognized in an aircraft if the aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an aircraft may be difficult, expensive and time-consuming, particularly when the aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. See "Risk Factors--Repossession."

     In addition, at the time of foreclosing on the lien on the aircraft under the related indenture, an airframe subject to the indenture might not be equipped with the engines subject to the same indenture. If United fails to transfer title to engines not owned by United that are attached to the repossessed aircraft, it could be difficult, expensive and time-consuming to assemble an aircraft consisting of an airframe and engines subject to the indenture.

  LIENS

     United must maintain each aircraft free of any liens, other than the rights of United, the lien of the indenture, and any other rights existing pursuant to the other operative documents and pass through documents related to the aircraft, the rights of others in possession of the aircraft in accordance with the terms of the indenture and liens attributable to other parties to the operative documents and pass through documents related to the aircraft and other than certain other specified liens, including:

          (1) liens for taxes either not yet due or being contested in good faith by appropriate proceedings and so long as the proceedings do not involve any material risk of the sale, forfeiture or loss of the airframe or any engine or any interest in the airframe or any engine;

          (2) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as the proceedings do not involve any material risk of the sale, forfeiture or loss of the airframe or any engine or any interest in the airframe or any engine;

          (3) judgment liens so long as the judgment is discharged or vacated within 60 days or the execution of the judgment is stayed pending appeal or the judgment is discharged, vacated or reversed within 60 days after expiration of the stay so long as the judgment or award does not involve any material risk of the sale, forfeiture or loss of the airframe or any engine or any interest in the airframe or engine; and

          (4) any other lien as to which United has provided a bond or other security adequate in the reasonable opinion of the indenture trustee. (Indentures, Section 5.02)

  INSURANCE

     Subject to specified exceptions, United must maintain, at its expense or at the expense of a lessee, all-risk aircraft hull insurance covering each aircraft, at all times in an amount not less than 100% of the aggregate outstanding principal amount of the equipment notes for the aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under the insurance may be less than the amounts payable on the equipment notes for any aircraft. During any period when an aircraft is on the ground and not in operation, United may carry in lieu of the insurance required by the previous sentence, insurance otherwise conforming with the provisions of the previous sentence except that the scope of the risks covered and the type of insurance must be the same as are from time to time applicable to aircraft owned or leased by United of the same type as the aircraft that are also on the ground and not in operation. (Indentures, Section 4.03)

     All policies covering loss of or damage to an aircraft will provide that:

          (1) if a loss occurs involving the aircraft, airframe or an engine for which insurance proceeds are in excess of $5,000,000 (in the case of an Airbus A319-131, an Airbus A320-232 and a Boeing 757-222), and $10,000,000
     (in the case of a Boeing 777-200ER and a Boeing 747-422), the insurance proceeds up to the loan amount will be payable to the applicable indenture trustee;

          (2) if a loss occurs involving the aircraft, airframe or an engine for which insurance proceeds are equal to or less than $5,000,000 (in the case of an Airbus A319-131, an Airbus A320-232 and a

     Boeing 757-222), and $10,000,000 (in the case of a Boeing 777-200ER and a Boeing 747-422), the insurance proceeds or the amount of any loss proceeds in excess of the loan amount will be payable to United so long as no specified indenture event of default has occurred.

     The loan amount will be equal to the outstanding principal amount of the equipment notes. So long as the loss does not constitute an event of loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 4.03)

     In addition, United must maintain aircraft liability insurance, at its expense (or at the expense of a lessee), including bodily injury, personal injury and property damage liability insurance, exclusive of manufacturer's product liability insurance, and contractual liability insurance with respect to each aircraft. This liability insurance must be underwritten by insurers of recognized responsibility. The amount of the liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in United's fleet on which United carries insurance but in no event less than $300,000,000, in the case of the A319-131, the A320-232 aircraft and Boeing 757-222 aircraft, or $400,000,000, in the case of Boeing 747-422 and Boeing 777-200ER aircraft per occurrence. (Indentures, Section 4.03)

     United also must maintain war-risk insurance with respect to each aircraft if and to the extent the insurance is maintained by United (or by a lessee), for other aircraft owned or operated by United (or such lessee), on the same routes on which the aircraft is operated. (Indentures, Section 4.03)

     United may self-insure under a program applicable to all aircraft in its fleet, but the amount of the self-insurance in the aggregate may not exceed for any 12-month policy year the lesser of (1) 100% of the highest replacement value of any aircraft in United's fleet, and (2) 1 1/2% of the average aggregate insurable value during the preceding calendar year of all aircraft on which United carries insurance. Additionally, United may self-insure, to the extent of any mandatory minimum per aircraft, the hull and liability insurance deductibles imposed by the aircraft hull or liability insurer. (Indentures, Section 4.03)

     United must name the relevant indenture trustee, the subordination agent, each liquidity provider and each pass through trustee, as additional insured parties under the liability insurance policy required for the aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of the additional insured party, the insurance shall not be invalidated or impaired by any act or omission of United. (Indentures, Section 4.03)

  EVENTS OF LOSS

     Aircraft. If an event of loss occurs with respect to the airframe or the airframe and one or more engines of an aircraft, United must elect within 90 days after the occurrence either to make payment with respect to the event of loss or to replace the airframe and any engines. Depending on United's election, either (1) not later than the first business day after the 120th day following the date of occurrence of the event of loss, or, if earlier, the first interest payment date that is at least three business days following the receipt of the insurance proceeds by the loss payee in respect of the event of loss (but not earlier than the first business day after the 65th day following the event of loss) United will redeem the equipment notes under the applicable indenture by paying to the indenture trustee the outstanding unpaid principal amount of the equipment notes, together with accrued interest thereon, but without any Make-Whole Amount or (2) not later than the first business day after the 120th day following the date of the occurrence of the event of loss, United will substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered the event of loss, subject to specified conditions. (Indentures, Section 5.01) See "Description of the Equipment Notes--Events of Loss and Redemption."

     If United elects not to replace the airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the equipment notes issued with respect to the aircraft together with the payment of accrued but unpaid interest thereon, the lien of the indenture relating to the aircraft will terminate with respect to the aircraft, and the obligation of United thereafter to make the scheduled interest and principal payments with respect thereto will cease. The payments made under the indenture by United will be deposited with the applicable indenture trustee. Amounts in excess of the amounts due and owing under the equipment notes issued with respect to the aircraft will be distributed by the indenture trustee to United. (Indentures, Section 5.01)

     If United elects to replace an aircraft, airframe or airframe and engine(s) that suffered the event of loss, the replacement aircraft, or airframe and engine(s) must (1) be free and clear of all liens except permitted liens and (2) be the same model as the airframe or airframe and engine(s) to be replaced or an improved model, have a value and utility (with respect to engines without regard to hours or cycles) at least equal to, and be in at least as good an operating condition and repair as, the airframe or airframe and engine(s) to be replaced. United must provide, among other things, to the relevant indenture trustee, prior to any substitution:

          (1) an indenture supplement covering the replacement airframe or airframe and engine(s), filed for recordation with the FAA or the aviation authority in the appropriate jurisdiction;

          (2) an FAA bill of sale, or similar document of another aviation authority, and a full warranty bill of sale covering the replacement airframe and, if applicable, engine(s);

          (3) opinions of counsel to the effect that:

             (A) the replacement airframe and, if applicable, engine(s) will be made subject to the lien of the applicable indenture;

             (B) the protections of Section 1110 of the U.S. Bankruptcy Code afforded to the indenture trustee will not be less than the protections immediately prior to the event of loss;

             (C) the recordation of a supplement to the indenture and all other documents necessary to perfect and protect the rights of the indenture trustee in the replacement airframe or airframe and engine(s) will be made; and

          (4) an officer's certificate of United certifying compliance with the foregoing requirements will be provided. (Indenture, Section 5.01)

     Engines. If an event of loss occurs with respect to an engine alone, United must replace that engine within 120 days after the occurrence of the event of loss with another engine, free and clear of all liens, other than certain permitted liens. The replacement engine must be the same make and model as the engine to be replaced, suitable for installation and use on the aircraft. The replacement engine must have the same value and utility, and be in as good an operating condition as, the engine to be replaced. (Indentures, Section 5.01)

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the principal U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the Class A-1, Class A-2, Class B and Class C pass through certificates. This summary deals only with pass through certificates held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended to the date hereof (referred to as the "Code") by certificateholders who purchase the pass through certificates at their original offering price when the pass through trust originally issues them. Except for the discussion below under "--Foreign Certificateholders," this summary is addressed to a beneficial owner of a pass through certificate who or which is (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, if its income is subject to U.S. federal income taxation regardless of its source or (4) a trust if (a) a U.S. court can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of its substantial decisions. This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold pass through certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase pass through certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any taxes could result in a reduction in the amounts available for distribution to the certificateholders of the affected pass through trust.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus supplement, as well as judicial and administrative interpretations of those laws, in final or proposed form, available on or before the date of this prospectus supplement. All of the foregoing are subject to change, which change could apply retroactively. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PASS THROUGH CERTIFICATES.

TAX STATUS OF THE PASS THROUGH TRUSTS AND NOTES

     In the opinion of Vedder, Price, Kaufman & Kammholz, special tax counsel to United, each pass through trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, each U.S. certificateholder will be subject to federal income taxation as if it owned directly a pro rata undivided interest in each asset owned by the corresponding pass through trust and paid directly its share of fees and expenses paid by the pass through trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. certificateholder will be treated as owning its pro rata undivided interest in the equipment notes and any other property held by the corresponding pass through trust. Accordingly, each U.S. certificateholder should be required to report on its federal income tax return its pro rata share of the entire income from the equipment notes and any other property held by the corresponding pass through trust, in accordance with the certificateholder's method of accounting. The equipment notes will not be issued with original issue discount. As such, each U.S. certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with the certificateholder's method of accounting for U.S. federal income tax purposes and a U.S. certificateholder's share of any Make-Whole Amount, paid on the equipment notes will be treated as capital gain. Any amounts received by a pass through trust from interest drawings under the relevant liquidity facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the pass through trustee and the liquidity providers, will be borne by parties other than the certificateholders. It is possible that these fees and expenses will be treated as constructively received by the pass through trust, in which event a U.S. certificateholder must include in income and will be entitled to deduct its pro rata share of these fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of these fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code.

EFFECT OF SUBORDINATION ON SUBORDINATED CERTIFICATEHOLDERS

     If any pass through trust is subordinated to other pass through trusts and incurs a shortfall in its receipts of principal or interest paid on the equipment notes held by the pass through trust because of the subordination of the equipment notes held by the pass through trust under the intercreditor agreement, the U.S. certificateholders of beneficial interests in the subordinated pass through trust would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of those receipts, (2) paid over to the relevant preferred class of certificateholders an amount equal to their share of the amount of the shortfall and (3) retained the right to reimbursement of the amount to the extent of future amounts payable to the subordinated certificateholders for the shortfall.

     Under this analysis, (1) subordinated U.S. certificateholders incurring a shortfall must include as current income any interest or other income of the corresponding subordinated pass through trust that was a component of the shortfall, even though the amount was in fact paid to the relevant preferred class of certificateholders, (2) a loss would be allowed to the subordinated U.S. certificateholders when their right to receive reimbursement of the shortfall became worthless (i.e., when it became clear that funds would not be available from any source to reimburse the shortfall) and (3) reimbursement of the shortfall prior to the claim of worthlessness would not be taxable income to subordinated U.S. certificateholders because the amount of the shortfall was previously included in income. These results should not significantly affect the inclusion of income for subordinated U.S. certificateholders on the accrual method of accounting, but could accelerate inclusion of income to subordinated U.S. certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

SALE OR OTHER DISPOSITION OF THE PASS THROUGH CERTIFICATES

     Upon the sale, exchange or other disposition of a pass through certificate, including as a result of a prepayment of any amounts on the equipment notes held by the corresponding pass through trust, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. certificateholder's adjusted tax basis in the equipment notes and any other assets held by the corresponding pass through trust. A U.S. certificateholder's adjusted tax basis will equal the certificateholder's cost for its pass through certificate less any principal repayments previously received by such certificateholder. Any gain or loss will be capital gain or loss if the pass through certificate was held as a capital asset. Capital gain or loss generally will be long-term capital gain or loss if the pass through certificate was held for more than one year, except to the extent attributable to any property held by the related pass through trust for one year or less. Any long-term capital gains with respect to the pass through certificates are taxable to corporate taxpayers at rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the equipment notes to, or on behalf of, any beneficial owner of a pass through certificate that is not a U.S. person will not be subject to U.S. federal withholding tax if in the case of interest:

          (1) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of United;

          (2) the non-U.S. certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related, directly or indirectly, to United through stock ownership;

          (3) the non-U.S. certificateholder is not a bank holding the pass through certificate pursuant to an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

          (4) either (A) the non-U.S. certificateholder certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the pass through certificate certifies, under penalties of perjury, that such statement has been received from the non-U.S. certificateholder by it or by another financial institution and furnishes the payor with a copy of the statement.

     Final withholding regulations published by the Internal Revenue Service on October 14, 1997 (the "1997 Final Regulations") apply to "reportable payments", such as interest, made after December 31, 2000, regardless of the issue date of the instrument with respect to which the payments are made. The 1997 Final Regulations provide, among other things, new documentation procedures designed to simplify compliance by withholding agents and may require non-U.S. certificateholders furnish new certification of their foreign status after December 31, 2000. Foreign investors should consult their tax advisors regarding the applicability and effect of the 1997 Final Regulations to payments made with respect to the pass through certificates.

     The pass through trustee will, where required, report to the certificateholders and the IRS the amount of any "reportable payments" and any amount withheld with respect to the pass through certificates during the taxable year.

     Any capital gain realized on the sale, exchange, retirement or other disposition of a pass through certificate or on the receipt of any Make-Whole Amount paid on any equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (1) the gain is not effectively connected with a U.S. trade or business of the holder and (2) in the case of an individual, the certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt, and is not subject to Code provisions applicable to certain expatriates.

BACKUP WITHHOLDING

     Payments made on the pass through certificates and proceeds from the sale of pass through certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from that tax under applicable provisions of the Code and the regulations under the Code, including the 1997 Final Regulations.

     Backup withholding is not an additional tax. Any amount withheld under backup withholding rules may be refunded or credited against a certificateholder's federal income tax liability, if any, provided that the required information is provided to the IRS.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, PURCHASERS OF PASS THROUGH CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PASS THROUGH CERTIFICATES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                               CONNECTICUT TAXES

     Bingham Dana LLP, counsel to the pass through trustee, has advised United that, in its opinion, under currently applicable law, assuming that the pass through trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code, (1) the pass through trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax) fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (2) certificateholders that are not residents of or otherwise subject to tax in the State of Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a pass through certificate. United will not indemnify the pass through trusts or the certificateholders for any state or local taxes imposed on them, and the imposition of any taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of the pass through trust. In general, should a certificateholder or a pass through trust be subject to any state or local tax which would not be imposed if the pass through trustee were located in a different jurisdiction in the United States, the pass through trustee will resign and a new pass through trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans, and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an ERISA plan, as well as those plans that are not subject to ERISA but which are subject to
Section 4975 of the Internal Revenue Code, such as individual retirement accounts, and certain persons, referred to as "parties in interest" or "disqualified persons," having certain relationships to these plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.

     Any plan fiduciary which proposes to cause a plan to purchase pass through certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code to such an investment, and to confirm that the purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

PLAN ASSETS ISSUES

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a plan with respect to the plan's investment in an entity for purposes of ERISA and Section 4975 of the Internal Revenue Code. Under the Plan Asset Regulation, if a plan invests (directly or indirectly) in a pass through certificate, the plan's assets will include both the pass through certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the equipment notes held by the pass through trust, unless it is established that equity participation in the pass through trust by benefit plan investors, including plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity, is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular pass through trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a pass through trust are deemed to constitute the assets of a plan, transactions involving the assets of the pass through trust would be subject to the general fiduciary requirements of ERISA and could result in a prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

     In addition, whether or not the assets of a pass through trust are deemed to be plan assets under the Plan Asset Regulation, the fiduciary of a plan that proposes to purchase and hold any pass through certificates should consider, among other things, whether the purchase and holding may involve (1) the direct or indirect extension of credit to a party in interest or a disqualified person,
(2) the sale or exchange of any property between a plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any plan assets. The parties in interest or disqualified persons could include United and its affiliates, the underwriters, the pass through trustees, the indenture trustees and the liquidity provider. Moreover, if a plan purchases pass through certificates and a party in interest or a disqualified person with respect to the plan holds pass through certificates of a subordinate class, the exercise by the holder of the subordinate class of pass through certificates of its right to purchase the senior classes of pass through certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending upon the identity of the plan fiduciary making the decision to acquire or hold pass through certificates on behalf of a plan and the satisfaction of various other conditions, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. However, there can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the pass through certificates.

     In addition to the Prohibited Transaction Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A-1 and Class A-2 pass through certificates by plans, provided that specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the underwriters which are substantially the same as the administrative exemptions issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (May 17, 1990)), as amended. This underwriter exemption generally exempts from the application of specified, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code specified transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities and other specified assets, provided that specified conditions set forth in the underwriter exemption are satisfied.

     The underwriter exemption sets forth a number of general and specific conditions that must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief under the underwriter exemption. In particular, the underwriter exemption requires that the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     Accordingly, there can be no assurance that all of the conditions of the underwriter exemption will be met with respect to the Class A-1 and Class A-2 pass through certificates. In addition, even if all of the conditions of the underwriter exemption are satisfied with respect to the Class A-1 and Class A-2 pass through certificates, no assurance can be given that the underwriter exemption would apply with respect to all transactions involving the Class A-1 or the Class A-2 pass through certificates or the assets of the Class A-1 pass through trust or the Class A-2 pass through trust. Therefore, the fiduciary of a plan considering the purchase of a Class A-1 or Class A-2 pass through certificate should consider the availability of the exemptive relief provided by the underwriter exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

     The underwriter exemption does not apply to the Class B or Class C pass through certificates. Therefore, the fiduciary of a plan considering the purchase of a Class B or Class C certificate should consider the availability of other exemptions.

     Each person who acquires or accepts a pass through certificate or an interest therein will be deemed by the acquisition or acceptance to have represented and warranted that either: (1) no assets of a plan or an individual retirement account have been used to acquire the pass through certificate or an interest therein or (2) the purchase and holding of the pass through certificate or an interest therein by that person are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code.

     Any insurance company proposing to invest assets of its general account in the pass through certificates should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and the effect of Section 401(c) of ERISA as interpreted by the regulations issued thereunder by the U.S. Department of Labor in January, 2000.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to cause the pass through trusts to sell each of the underwriters, the following respective aggregate amounts of the pass through certificates:

                                               FACE           FACE           FACE           FACE
                                              AMOUNT         AMOUNT         AMOUNT         AMOUNT
                                           OF CLASS A-1   OF CLASS A-2    OF CLASS B     OF CLASS C
UNDERWRITERS                               CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------                               ------------   ------------   ------------   ------------
Morgan Stanley & Co. Incorporated........  $ 38,881,000   $ 81,426,000   $ 30,177,000   $ 16,831,000
Chase Securities Inc. ...................    38,874,000     81,418,000     30,176,000     16,826,000
Credit Suisse First Boston Corporation...    38,874,000     81,418,000     30,176,000     16,826,000
Goldman, Sachs & Co. ....................    38,874,000     81,418,000     30,176,000     16,826,000
Salomon Smith Barney Inc. ...............    38,874,000     81,418,000     30,176,000     16,826,000
Banc of America Securities LLC...........    38,874,000     81,418,000     30,176,000     16,826,000
Commerzbank Capital Markets Corp.........    38,874,000     81,418,000     30,176,000     16,826,000
Loop Capital Markets LLC.................    38,874,000     81,418,000     30,176,000     16,826,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.................    38,874,000     81,418,000     30,176,000     16,826,000
                                           ------------   ------------   ------------   ------------
          Total..........................  $349,873,000   $732,770,000   $271,585,000   $151,439,000
                                           ============   ============   ============   ============

     The underwriters will be obligated to purchase all of the pass through certificates if any pass through certificates are purchased. If an underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the certificates may be terminated.

     We estimate that our out-of-pocket expenses will be approximately $1,600,000. Morgan Stanley & Co. Incorporated has agreed to reimburse United for certain expenses incurred in connection with the transaction.

     The underwriters propose initially to offer the pass through certificates at the public offering price on the cover page of this prospectus supplement, and to the selling group members at that price less a concession of 0.40% of the principal amount per certificate. The underwriters and the selling group members may allow a discount of 0.25% of the principal amount per certificate on sales to other broker/dealers. After the initial offering, the public offering price and concession and discount may be changed.

     The pass through certificates are new securities for which there currently is no market. Neither we nor any pass through trust intends to apply for listing of the pass through certificates on any securities exchange or otherwise. The underwriters have advised us that one or more of them currently intend to make a market in the pass through certificates as permitted by applicable law. The underwriters are not obligated, however, to make a market in the pass through certificates, and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the development or liquidity of any market for the pass through certificates.

     The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933 and will contribute to payments which the underwriters may be required to make in respect thereof.

     From time to time in the ordinary course of their respective businesses, the underwriters and their respective affiliates may perform investment banking and advisory services to, and may provide financing and general banking services for, United and its affiliates. In particular, affiliates of Chase Securities Inc., Commerzbank Capital Markets Corp., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are lenders under United's $750 million revolving credit facility. Affiliates of Chase Securities Inc.,

Commerzbank Capital Markets Corp. and Salomon Smith Barney Inc. are also lenders under other credit facilities for United.

     It is expected that delivery of the pass through certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the pass through certificates (such settlement cycle being referred to herein as "T+5"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade pass through certificates on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the pass through certificates initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of pass through certificates who wish to trade pass through certificates on the date of pricing or the next succeeding business day should consult their own advisor.

     To facilitate the offering of the pass through certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the pass through certificates. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the pass through certificates for their own account. In addition, to cover overallotments or to stabilize the price of the pass through certificates, the underwriters may bid for, and purchase, pass through certificates in the open market. Finally, the underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing pass through certificates in the offering, if the underwriters repurchase previously distributed pass through certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the pass through certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the pass through certificates is being passed upon for United by Vedder, Price, Kaufman & Kammholz, Chicago, Illinois, and for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. The respective counsel for United and the underwriters will rely on the opinion of Bingham Dana LLP, counsel to State Street Bank & Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the pass through trust agreement, each trust supplement and the pass through certificates, and the valid and binding effect thereof, and on the opinion of Francesca M. Maher, Esq., Senior Vice President, General Counsel and Secretary of United, as to matters relating to the authorization, execution and delivery of the pass through trust agreement and each trust supplement by United. Vedder, Price, Kaufman & Kammholz will pass upon the availability of benefits under Section 1110 of the Bankruptcy Code to the indenture trustees.

                                    EXPERTS

     The audited financial statements and schedules, included in United's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated by reference in the prospectus accompanying this prospectus supplement and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated therein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The references to AISI, AVITAS, AvSolutions, BK and MBA, and to their respective appraisal reports, are included in this prospectus supplement in reliance upon the authority of each firm as an expert with respect to the matters contained in its appraisal report.

                                   APPENDIX I

                                    GLOSSARY

     "Adjusted Expected Distributions" means, for the pass through certificates of any pass through trust on any current distribution date, the sum of (x) accrued and unpaid interest on the pass through certificates and (y) the greater of:

          (A) the difference between (x) the pool balance of the pass through certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust, and (y) the pool balance of the pass through certificates as of the current distribution date calculated on the basis that (1) the principal of the Non-Performing Equipment Notes held in that pass through trust has been paid in full and the payments have been distributed to the holders of the pass through certificates, and (2) the principal of the Performing Equipment Notes held in that pass through trust has been paid when due (but without giving effect to any acceleration of any thereof) and the payments have been distributed to the holders of the pass through certificates; and

          (B) the amount of the excess, if any, of (1) the pool balance of that class of pass through certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust, over (2) the Aggregate LTV Collateral Amount for that class of pass through certificates for the current distribution date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any pass through trust, any Make-Whole Amount paid on the equipment notes held in that pass through trust that has not been distributed to the certificateholders of that pass through trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the pass through certificates of that pass through trust or the reduction of the pool balance of that pass through trust) shall be added to the amount of Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any class of pass through certificates for any distribution date means the product of (A)(1) the sum of the applicable LTV Collateral Amounts for all aircraft, minus (2) the pool balance for each class of pass through certificates, if any, senior to that class, after giving effect to any distribution of principal on that distribution date with respect to the senior class or classes, multiplied by (B)(1) in the case of the Class A-1 pass through certificates or Class A-2 pass through certificates, a fraction the numerator of which equals the Current Pool Balance for the Class A-1 pass through certificates or Class A-2 pass through certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class A-1 pass through certificates and Class A-2 pass through certificates, and (2) in the case of the Class B pass through certificates and Class C pass through certificates, 1.0. The Aggregate LTV Collateral Amount shall not be less than zero.

     "Appraised Current Market Value" of any aircraft means the average of the most recent five appraisals of that aircraft after excluding the appraisals with the highest and lowest appraised values.

     "Average Life Date" for any equipment note will be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of that equipment note. (Indentures, Section 1.01)

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum will at all times be determined by the calculation below:

          (1) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if it is not a business day, the next preceding business day) by the Federal Reserve Bank of New York, or if the rate is not so published for any day that is a business day, the average of the quotations for the day for such transactions received by the liquidity provider from three Federal funds brokers of recognized standing selected by it, plus

          (2) one-quarter of one percent ( 1/4 of 1%).

     "event of loss" for any aircraft, airframe or any engine means any of the events noted below:

          (1) the destruction, damage beyond economic repair or rendition of that property permanently unfit for normal use;

          (2) any damage of that property which results in an insurance settlement on the basis of a total loss or a constructive or compromised total loss;

          (3) any theft or disappearance of that property, or any confiscation, condemnation or seizure of or requisition of title or use of that property by any governmental entity or purported governmental authority (other than a requisition for use by the U.S. government or the government of registry of the relevant aircraft) for a period exceeding 180 consecutive days;

          (4) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration or any governmental body of the government of registry of the aircraft, the use of that property in the normal course of the business of air transportation is prohibited for 180 consecutive days, unless United, prior to the end of the 180-day period, has undertaken and diligently carried forward in a manner that does not discriminate against the aircraft, all steps that are necessary or desirable to permit the normal use of that property by United, and United, within two years from the time of grounding, shall have conformed at least one such aircraft in its fleet to the requirements of such law, rule, regulation, order or other action and commenced regular commercial use of such aircraft in such jurisdiction; or

          (5) the requisition for use by any government of registry of the aircraft (other than the U.S. government) which continues for more than two years; and

          (6) any divestiture of title to an engine treated as an event of loss under the indenture. (Indenture, Section 1.01)

     "Expected Distributions" means, for the pass through certificates of any pass through trust on any distribution date, the sum of (1) accrued and unpaid interest on the pass through certificates and (2) the difference between:

          (A) the pool balance of the pass through certificates as of the immediately preceding distribution date (or, in the case of the first distribution date, the original total face amount of the pass through certificates of that pass through trust); and

          (B) the pool balance of the pass through certificates as of the current distribution date calculated on the basis that (1) the principal of the equipment notes held in the pass through trust has been paid when due, whether at stated maturity, on redemption, prepayment, purchase, acceleration or otherwise, and the pass through trustee has distributed the payments to the holders of the pass through certificates and (2) the principal of any equipment notes formerly held in that pass through trust that have been sold pursuant to the terms of the intercreditor agreement has been paid in full and the pass through trustee has distributed those payments to the holders of the pass through certificates.

     For purposes of calculating Expected Distributions for the pass through certificates of any pass through trust, any Make-Whole Amount paid on the equipment notes held in the pass through trust that has not been distributed to the certificateholders of the pass through trust, other than the Make-Whole Amount or a portion thereof applied to distributions of interest on the pass through certificates of the pass through trust or the reduction of the pool balance of the pass through trust, will be added to the amount of Expected Distributions.

     For purposes of determining the priority of distributions on account of the redemption of equipment notes issued pursuant to an indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on the pass through certificates together with (without duplication) accrued and unpaid interest on a portion of the pass through certificates equal to the outstanding principal amount of the equipment notes being redeemed or prepaid (immediately prior to the redemption or prepayment)".

     (Intercreditor Agreement, Sections 1.1 and 2.4(b))

     "final distribution" for the pass through certificates of any pass through trust on any distribution date, will be calculated under the following formula:

     Calculation of distributions:

          (1) the total amount of all accrued and unpaid interest on those pass through certificates, plus

          (2) the pool balance of those pass through certificates as of the preceding distribution date.

     For purposes of calculating the final distribution for the pass through certificates of any pass through trust, any Make-Whole Amount paid on the equipment notes, if any, held in that pass through trust which has not been distributed to the certificateholders of that pass through trust (other than the Make-Whole Amount or a portion thereof applied as the payment of interest on the pass through certificates of that pass through trust or the reduction of the pool balance of that pass through trust) will be added to the amount of the final distribution.

     "final maturity date" means for the Class A-1 pass through certificates, April 1, 2012; for the Class A-2 pass through certificates, October 1, 2012; for the Class B pass through certificates, April 1, 2011; and for the Class C pass through certificates, April 1, 2007.

     "LIBOR" means, with respect to any interest period, the interest rate per annum (calculated on the basis of a 360-day year and actual days elapsed) at which deposits in United States dollars are offered to prime banks in the London interbank market as indicated on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or such other page as may replace such display page 3750 for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if not so indicated, the average (rounded upwards to the nearest 1/100%), as determined by the liquidity provider, of such rates as indicated on the Reuters Screen LIBO Page (or such other page as may replace such Reuters Screen LIBO Page for the purpose of displaying London interbank offered rates for United States dollar deposits) or, if neither such alternative is indicated, the average (rounded upwards to the nearest 1/100%), as determined by the liquidity provider, of such rates offered by the London Reference Banks to prime banks in the London interbank market, in each case at or about 11:00 a.m. (London time) on the day two LIBOR business days prior to the first day of such interest period for deposits of a duration equal to such interest period (or such other period most nearly corresponding to such period) in an amount substantially equal to the principal amount of the applicable LIBOR Advance as of the first day of such interest period. The liquidity provider will, if necessary, request that each of the London Reference Banks provide a quotation of its rate. If at least two such quotations are provided, the rate will be the average of the quotations (rounded upwards to the nearest 1/100%). If no such quotation can be obtained, the rate will be the Base Rate.

     "liquidity event of default" means an event of default under each liquidity facility, including (1) the acceleration of all the equipment notes and (2) specified bankruptcy or similar events involving United. (Liquidity Facilities, Section 1.01)

     "Liquidity Expenses" means all Liquidity Obligations other than the principal amount of any drawings under a liquidity facility and any interest accrued on such Liquidity Obligations.

     "Liquidity Obligations" means the obligations to reimburse or to pay the liquidity provider all principal, interest, fees and other amounts owing to it under each liquidity facility, the note purchase agreement, the participation agreements and the fee letter.

     "London Reference Banks" means the principal London offices of National Westminster Bank PLC, the Mitsubishi Trust and Banking Corporation and ABN AMRO Bank N.V., or such other bank or banks as may from time to time be agreed to by United and the liquidity provider.

     "LTV Appraisal" means a fair market value appraisal, which may be a "desktop" appraisal, performed by any nationally recognized aircraft appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "LTV Collateral Amount" of any aircraft for any class of pass through certificates means, as of any distribution date, the lesser of (1) the LTV Ratio for that class of pass through certificates multiplied by the Appraised Current Market Value of that aircraft (or with respect to any aircraft which has suffered an event of loss, the amount of the insurance proceeds paid, or payable to, the related indenture trustee for the event of loss to the extent then held by that indenture trustee (and/or on deposit in the special payments account)) and (2) the outstanding principal amount of the equipment notes secured by that aircraft after giving effect to any principal payments of the equipment notes on or before that distribution date.

     "LTV Ratio" means for the Class A-1 pass through certificates and the Class A-2 pass through certificates, 45.0%; for the Class B pass through certificates, 61.0%; and for the Class C pass through certificates, 65.6%.

     "Make-Whole Amount" means, for any equipment notes, an amount (as determined by an independent investment banker of national standing selected by United) equal to the excess, if any, determined under the following calculation:

     Calculation of Make-Whole Amount:

          (1) the present value of the remaining scheduled payments of principal and interest from the determination date to maturity of that equipment note computed by discounting the payments on a semiannual basis on each payment date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield (after giving effect to any payment of such interest on such date of determination), minus

          (2) the outstanding principal amount of that equipment note plus accrued interest to the date of determination (after giving effect to any payment of such interest on such date of determination).

For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any equipment note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the annual rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of that equipment note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (1) one maturing as close as possible to, but earlier than, the Average Life Date of that equipment note and (2) the other maturing as close as possible to, but later than, the Average Life Date of that equipment note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of that equipment note is reported in the most recent H.15(519), the weekly average yield to maturity as published in such H.15(519). As used in the definition of Treasury Yield, "H.15(519)" means, the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount is the third business day prior to the applicable payment or redemption date. The "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third business day prior to the applicable payment or redemption date. (Indenture, Section 1.01)

     "Maximum Available Commitment" means, at any time with respect to a liquidity facility, an amount equal to the then Maximum Commitment of that liquidity facility at that time less the aggregate amount of each interest drawing outstanding under that liquidity facility at that time; provided that following a downgrade drawing, a non-extension drawing or final drawing, the Maximum Available Commitment will be zero.

     "Maximum Commitment" means initially (1) $36,904,604, in the case of the liquidity facility for the Class A-1 pass through trust, (2) $78,985,278, in the case of the liquidity facility for the Class A-2 pass through trust, (3) $31,820,257, in the case of the liquidity facility for the Class B pass through trust, and (4) $17,632,043, in the case of the liquidity facility for the Class C pass through trust, in each case as the amount may be reduced in accordance with the liquidity facilities.

     "Non-Performing Equipment Note" means any equipment note that is not a Performing Equipment Note.

     "Performing Equipment Note" means an equipment note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under Title 11 of the United States Code, the "Bankruptcy Code", under which United is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period. (Intercreditor Agreement, Section 1.1)

     "pool balance" for the pass through certificates issued by any pass through trust, as of any date, means (1) the original aggregate face amount of the pass through certificates issued by that pass through trust that has not been distributed to certificateholders, less (2) the total amount of all payments on those pass through certificates other than payments of interest, Make-Whole Amount or reimbursement of any costs and expenses. The pool balance for each class of pass through certificates as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held by the pass through trust. (Section 1.01)

     "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing the pool balance by the original aggregate face amount of the pass through certificates of that pass through trust. The pool factor as of any distribution date for each class of pass through trust certificates will be computed after giving effect to the payment and distribution of principal, if any, on the equipment notes held by the pass through trust. (Section 1.01)

     "PTC Event of Default" under each pass through trust agreement means the failure to pay within ten business days of the due date either: the outstanding pool balance of the applicable class of pass through certificates on the final maturity date for that class or the interest due on that class of pass through certificates on any distribution date, unless the subordination agent has made interest drawings or a withdrawal from the cash collateral account for that class of pass through certificates in an amount sufficient to pay the interest and has distributed that amount to the relevant certificateholders. (Intercreditor Agreement, Section 1.1)

     "Remaining Weighted Average Life" on a given date for any equipment note is the number of days equal to the quotient obtained under the following calculation:

     Calculation of Remaining Weighted Average Life:

          (1) divide the sum of each of the products obtained by multiplying:

             (a) the amount of each then remaining scheduled payment of principal of that equipment note, by

             (b) the number of days from and including that determination date to but excluding the date on which the payment of principal is scheduled to be made, by

          (2) the then outstanding principal amount of that equipment note. (Indentures, Section 1.01)

     "replacement liquidity facility" for any liquidity facility will mean an irrevocable revolving credit agreement in substantially the form of the replaced liquidity facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the rating agencies to confirm in writing their respective ratings then in effect for the pass through certificates (before the downgrading of such ratings, if any, as result of the downgrading of the liquidity provider), in a face amount (or in an aggregate face amount) equal to the Required Amount for that liquidity facility. Without limitation of the form that a replacement liquidity facility otherwise may have, the replacement liquidity facility for any class of pass through certificates may have a stated expiration date earlier than 15 days after the final maturity date for that class so long as the replacement liquidity facility provides for a non-extension drawing. (Intercreditor Agreement, Section 1.1)

     "Required Amount" means, with respect to any liquidity facility or the cash collateral account, for any day and for any pass through trust, the aggregate amount of interest, calculated at the interest rate applicable to the pass through certificates issued by that pass through trust, that would be payable in respect of the pass through certificates on the three successive regular distribution dates following that day, or, if that day is a regular distribution date, on that day and the succeeding two regular distribution dates, in each case calculated on the basis of the pool balance of the pass through certificates issued by that pass through trust and without regard to expected future payments of principal on those pass through certificates. (Liquidity Facilities, Section 1.1)

     "Threshold Rating" means, (A) with respect to the Class A-1 liquidity provider, the Class A-2 liquidity provider and the Class B liquidity provider,
(i) a short-term unsecured debt rating of P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's, and (ii) for any person who does not have a short-term unsecured debt rating from either or both the rating agencies, a long-term unsecured debt rating of Aa3 in the case of Moody's and AA- in the case of Standard & Poor's and (B) with respect to the Class C liquidity provider, (i) a short-term unsecured debt rating of P-1 in the case of Moody's and A-1 in the case of Standard & Poor's, and (ii) for any person who does not have a short-term unsecured debt rating from either or both the rating agencies, a long-term unsecured debt rating of A3 in the case of Moody's and A- in the case of Standard & Poor's.

     "Triggering Event" refers to (1) defaults under all indentures that result in a PTC Event of Default on the most senior class of pass through certificates,
(2) the acceleration of all of the outstanding equipment notes or (3) some bankruptcy or insolvency events involving United. (Intercreditor Agreement, Section 1.1)

[AIRCRAFT INFORMATION SERVICES, INC. LOGO]

21 November 2000

Mr. Steven Spiegel
United Airlines
1200 East Algonquin Road
Elk Grove Township, IL 60007

Subject:   AISI Report No.: A0S077BVO
           AISI Sight Unseen Half Life Base Value Appraisal
           Thirty-Seven Various Aircraft

Reference:        (a) United Fax Message 13 October 2000


Dear Mr. Spiegel:

Aircraft Information Services, Inc. (AISI) is pleased to offer United Airlines our opinion of the sight unseen half life base value of thirty seven aircraft as listed and defined in the above reference (a) messages and in Table I of this report. Five aircraft are adjusted for condition to account for their relatively young age.


1. METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of

      Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
          Tel: 949-582-8888 FAX: 949-582-8887 E-MAIL: AISINews@aol.com




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                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]

21 November 2000
AISI File No. A0S077BVO
Page - 2 -


airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.


2. VALUATION

Following is AISI's opinion of the half life base values for the thirty seven subject aircraft in 2000 US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein. Five aircraft are adjusted for condition to account for their relatively young age.



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                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]

21 November 2000
AISI File No. A0S077BVO
Page - 3 -


                                     TABLE I

                          Serial  Registration     Date of                       MTOW          Half Life
     Aircraft Model       Number     Number      Manufacture      Engine        (Lbs.)        Base Values
                                                                                             Year 2000 US$
        A319-131            825      N809UA         May-98       V2522-A5       154,322       $34,830,000
        A319-131            843      N810UA         Jun-98       V2522-A5       154,322       $34,830,000
        A319-131            847      N811UA         Jul-98       V2522-A5       154,322       $34,830,000
        A319-131            850      N812UA         Jul-98       V2522-A5       154,322       $34,830,000
        A319-131            858      N813UA         Jul-98       V2522-A5       154,322       $34,830,000
        A319-131            862      N814UA         Aug-98       V2522-A5       154,322       $34,830,000
        A319-131            867      N815UA         Aug-98       V2522-A5       154,322       $34,830,000
        A319-131            871      N816UA         Sep-98       V2522-A5       154,322       $34,830,000
        A319-131            873      N817UA         Sep-98       V2522-A5       154,322       $34,830,000
        A319-131            882      N818UA         Oct-98       V2522-A5       154,322       $34,830,000
        A319-131           1031      N828UA         Jun-99       V2522-A5       154,322       $38,240,000 **
        A319-131           1211      N829UA         Apr-00       V2522-A5       154,322       $40,590,000 **
        A320-232            655      N437UA         Feb-97       V2527-A5       169,754       $37,350,000
        A320-232            678      N438UA         May-97       V2527-A5       169,754       $37,350,000
        A320-232            683      N439UA         Jun-97       V2527-A5       169,754       $37,350,000
        A320-232            702      N440UA         Jul-97       V2527-A5       169,754       $37,350,000
        A320-232            836      N447UA         Jul-98       V2527-A5       169,754       $39,350,000
        A320-232            857      N450UA         Jul-98       V2527-A5       169,754       $39,350,000
    B757-222 Non Etop      28142     N591UA         Jun-96        PW2037        240,000       $46,700,000
    B757-222 Non Etop      28143     N592UA         Jul-96        PW2037        240,000       $46,700,000
    B757-222 Non Etop      28144     N593UA         Aug-96        PW2037        240,000       $46,700,000
    B757-222 Non Etop      28145     N594UA         Sep-96        PW2037        240,000       $46,700,000
      B757-222 Etop        28707     N589UA         Oct-97        PW2037        240,000       $49,450,000
      B757-222 Etop        28708     N590UA         Dec-97        PW2037        240,000       $49,450,000
      B757-222 Etop        28748     N595UA         Feb-98        PW2037        240,000       $51,450,000
        B747-422           28812     N119UA         Mar-99        PW4056        875,000      $144,820,000 **
        B747-422           29166     N120UA         Apr-99        PW4056        875,000      $144,790,000 **
        B747-422           29167     N121UA         Apr-99        PW4056        875,000      $144,800,000 **
       B777-200ER          26951     N784UA         Apr-97        PW4090        640,000      $116,500,000
       B777-200ER          26954     N785UA         May-97        PW4090        640,000      $116,500,000
       B777-200ER          26939     N787UA         Sep-96        PW4090        640,000      $111,750,000
       B777-200ER          26935     N789UA         Aug-97        PW4090        640,000      $116,500,000
       B777-200ER          26943     N790UA         Aug-97        PW4090        640,000      $116,500,000
       B777-200ER          26933     N791UA         Aug-97        PW4090        640,000      $116,500,000
       B777-200ER          26946     N793UA         Oct-97        PW4090        640,000      $116,500,000
       B777-200ER          26924     N797UA         Feb-98        PW4090        640,000      $121,250,000
       B777-200ER          26928     N798UA         Feb-98        PW4090        640,000      $121,250,000

Totals                                                                                     $2,480,040,000

 ** Values are not Half Life. These aircraft are adjusted for condition due to their relative young age.


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                                      [AIRCRAFT INFORMATION SERVICES, INC. LOGO]

21 November 2000
AISI File No. A0S077BVO
Page - 4 -


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol
John D. McNicol
Vice President
Appraisals & Forecasts



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[AVITAS(R) LOGO]

UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------

INTRODUCTION

AVITAS, Inc. has been retained by United Airlines (the "Client") to provide its opinion as to the Base Value for twelve (12) Airbus A319-100s, six (6) A320-200s, seven (7) Boeing 757-200s, three (3) 747-400s and nine (9) 777-200ER aircraft. The subject aircraft are identified and their values are set forth in Figure 1 in this report.

In determining the values, AVITAS has not had the opportunity to recently inspect the subject aircraft nor review their related technical documentation. Consequently, unless otherwise stated, we use the following assumptions for each aircraft in our valuation:

-     the aircraft is in good physical condition
- it is in half-life, half-time condition with regard to the airframe, engines, landing gear and other critical components unless new or nearly new
-     it is in passenger configuration
-     it is operated under the air transport regulations of a major nation
- the historical maintenance documentation has been properly controlled under internationally recognized standards
-     it is in compliance with all mandatory airworthiness directives
- its specifications and modification status are comparable to other aircraft of its type and age
- its utilization rate is similar to that of other aircraft of its type and age

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

[GLOBE LOGO]

WORLD HEADQUARTERS: 14520 Avion Pkwy, Chantilly, VA 20151 USA - Telephone: (703) 476-2300 Fax: (703) 860-5855 Email: avitas@dnv.com

AVITAS Europe: Palace House, 3 Cathedral St. London SE1 9DE - Telephone: 0171-716-6621 Fax: 0717-357-6873 Email: avitas@dnv.com

AVITAS ENGINEERING: 5040 N.W. 7th Street, #900 Miami, FL 33126 - Telephone:
(305) 476-9650 Fax: (305) 476-9915 Email: avitas@dnv.com

A DET NORSKE VERITAS COMPANY

DEFINITIONS

AVITAS's value definitions, set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:


- BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best



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[AVITAS(R) LOGO]

UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------

     use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

AIRCRAFT VALUE

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

With regard to new aircraft, AVITAS considers the Base Value and the Current Market Value to be the same. The Base Value of a new aircraft is the typical price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be approaching the list price.

Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.




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[AVITAS(R) LOGO]

UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------

FIGURE 1
                                 UNITED AIRLINES
                            U.S. DOLLARS IN MILLIONS

   No.        AIRCRAFT            ENGINES         SERIAL          DELIVERY      MANUFACTURE        MTOW             BASE
                MODEL                             NUMBER            DATE           DATE            (LBS)            VALUE
    1         A319-100           V2522-A5           825            1998-05        1998-05             154,322       $    29.9
    2         A319-100           V2522-A5           843            1998-06        1998-06             154,322            29.9
    3         A319-100           V2522-A5           847            1998-07        1998-06             154,322            29.9
    4         A319-100           V2522-A5           850            1998-07        1998-06             154,322            29.9
    5         A319-100           V2522-A5           858            1998-07        1998-07             154,322            30.4
    6         A319-100           V2522-A5           862            1998-08        1998-07             154,322            30.4
    7         A319-100           V2522-A5           867            1998-08        1998-07             154,322            30.4
    8         A319-100           V2522-A5           871            1998-09        1998-07             154,322            30.4
    9         A319-100           V2522-A5           873            1998-09        1998-08             154,322            30.4
   10         A319-100           V2522-A5           882            1998-10        1998-08             154,322            30.4
   11         A319-100           V2522-A5          1031            1999-06        1999-06             154,322            31.9
   12         A319-100           V2522-A5          1211            2000-04        2000-04             154,322            34.4
   13         A320-200           V2527-A5           655            1997-02        1997-01             169,754            34.6
   14         A320-200           V2527-A5           678            1997-05        1997-04             169,754            35.1
   15         A320-200           V2527-A5           683            1997-06        1997-04             169,754            35.1
   16         A320-200           V2527-A5           702            1997-07        1997-05             169,754            35.1
   17         A320-200           V2527-A5           836            1998-07        1998-05             169,754            37.1
   18         A320-200           V2527-A5           857            1998-07        1998-06             169,754            37.1
   19     757-200 non-ETOPS       PW2037           28142           1996-06        1996-06             240,000            39.3
   20     757-200 non-ETOPS       PW2037           28143           1996-07        1996-06             240,000            39.3
   21     757-200 non-ETOPS       PW2037           28144           1996-08        1996-07             240,000            40.0
   22     757-200 non-ETOPS       PW2037           28145           1996-09        1996-08             240,000            40.0
   23          757-200            PW2037           28707           1997-10        1997-08             240,000            43.5
   24          757-200            PW2037           28708           1997-12        1997-11             240,000            44.1
   25          757-200            PW2037           28748           1998-02        1998-01             240,000            44.9
   26          747-400            PW4056           28812           1999-03        1999-02             875,000           130.2
   27          747-400            PW4056           29166           1999-04        1999-03             875,000           130.2
   28          747-400            PW4056           29167           1999-04        1999-03             875,000           130.2
   29         777-200ER           PW4090           26951           1997-04        1997-03             640,000           109.3
   30         777-200ER           PW4090           26954           1997-05        1997-04             640,000           110.7
   31         777-200ER           PW4090           26939           1997-06        1996-09             640,000           106.7
   32         777-200ER           PW4090           26935           1997-08        1997-07             640,000           112.1
   33         777-200ER           PW4090           26943           1997-08        1997-07             640,000           112.1
   34         777-200ER           PW4090           26933           1997-08        1997-08             640,000           112.1
   35         777-200ER           PW4090           26946           1997-10        1997-09             640,000           112.1
   36         777-200ER           PW4090           26924           1998-02        1997-12             640,000           113.4
   37         777-200ER           PW4090           26928           1998-02        1998-01             640,000           114.8
                                                  GRAND TOTAL                                                       $ 2,267.6



                                      II-7



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UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------

CURRENT MARKET - AIRBUS A319-100

CURRENT MARKET
AVITAS believes that A319 current market is firm, representative of the narrowbody market as a whole. The aircraft type has a solid operator base and backlog and the benefit of commonality with other Airbus products. Airbus has during the last year captured some strategically important orders from formerly loyal Boeing airlines and lessors. The A319 competes with the Boeing 737-300 and -700 aircraft, of which there are currently a combined 1,330 aircraft in service and 474 on firm order.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS
It is AVITAS's opinion that expansion of the A319's operator base will primarily come from existing A320 operators. Of minor concern is the trend surfacing in recent orders whereby the orderholders have the flexibility to convert to A320 or A321 aircraft; however, the strength of the A320 family of aircraft in the market has overall positive implications for the A319. With a solid backlog from airline operators and companies and acceptance in the North American market, the A319 values should remain firm for the foreseeable future.

CURRENT MARKET - AIRBUS A320-200 AIRCRAFT

CURRENT MARKET
AVITAS is of the opinion that the current market for the Airbus A320 series aircraft is firm. The aircraft benefits from a low level of availability, broad operator base and high demand for the type. Airbus has enjoyed a great deal of success in the past year with the A320 aircraft and has received several large and strategically important orders from traditional Boeing customers. It competes with the Boeing 737-400, which ceased production in 1999 and its predecessor the 737-800.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS
AVITAS believes that the A320-200 will continue to be a significant competitor in the 150-seat market well into the future with competition from the Boeing 737-400 and 737-800. The A320 has more range than the 737-400 and slightly higher seat capacity. The 737-800 has approximately the same range (3,000 nautical miles) but 12 more seats than the A320 (the exact number of seats depends on interior configuration).

The A320-200 has a well-established population of 832 aircraft currently in service among a broad operator base. This coupled with the 517 aircraft on firm order indicates the future market base for the type is due to expand significantly and residual values will remain firm.

Pratt & Whitney is developing the PW8000 engine for a new generation A320, which may enter service in 2005. With the introduction of the PW8000, the engine manufacturer hopes to reduce maintenance costs, and lower fuel consumption. This will improve an already technologically advanced aircraft.




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UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------

CURRENT MARKET - BOEING 757-200

CURRENT MARKET
AVITAS believes that the market for the Boeing 757-200 series is currently stable with some recent large orders from major carriers. The aircraft has low availability, a broad operator base of 62 operators and a backlog of 82 firm orders. However, the type is facing increased competition from the A321, which presently has 166 aircraft in service among 40 operators and a firm backlog of 170 aircraft.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS
In terms of competition, the 757 enjoyed market dominance until the introduction of the A321 in 1994. With similar capacity (approximately 9-19 fewer seats than the 757), but less range, the A321 has begun to challenge the 757. However, the 757-200 enjoyed an 11-year head start in market development.

FIGURE 2
                       BOEING 757-200 COMPETITIVE PROFILE
                                AS OF JULY 2000

      AIRCRAFT TYPE    IN SERVICE    OPERATORS      RANGE (NM)     SEAT CAPACITY
B757-200 non-ETOPS        898*          62*       2,700 w/194 pax     194-239
B757-200 ETOPS            898*          62*       3,900 w/194 pax     194-239
B757-300                   15            2        3,450 w/243 pax     243-289
A321-100                   88           12        2,350 w/185 pax     185-220
A321-200                   78           21        3,000 w/185 pax     185-220
* Data include both non-ETOPS and ETOPS aircraft

In terms of freighter operations, operators utilize aircraft types for a much longer life because of the lower level of utilization and therefore, many earlier generation jet transport aircraft are still in operation with these companies. This has affected the market for aircraft types such as the DC-8-70 series aircraft. The cost of acquiring replacement aircraft proves to be much less cost effective than retaining the older aircraft. This is because the best-fit replacement aircraft are generally new generation aircraft such as the 757-200PF. However, there have been a significant number of freight airlines that are beginning to add these new generation aircraft to their fleets. Airborne Express is converting 23 B767-200Fs acquired from ANA. UPS, which ordered 30 new A300-600 freighters in 1998, previously purchased the 757-200PF AND 767-300F.

AVITAS is of the opinion that many 757-passenger aircraft will be converted to freighters as the type ages. However, due to the 757's success as a passenger aircraft, until recently market values have not been low enough to absorb the conversion costs. The DHL transaction has provided the initial indication that the RB211-535C-powered aircraft values are becoming low enough to justify freighter conversion. AVITAS believes that over the next several years, the oldest of the type will drop into a value range that will justify conversion and the market base is expected to broaden considerably.



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UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------

CURRENT MARKET - BOEING 747-400

CURRENT MARKET
AVITAS is of the opinion that the current market for the Boeing 747-400 is soft due to the economic difficulties in Asia and a diminishing backlog for passenger aircraft. Asia is recovering from the recession but some negative impacts are still being felt and values are not expected to firm for another year. However, the market for the 747-400 Freighter has improved with signs of economic recovery exhibited in Asia since mid-1999. This is reflected by the orders placed by GECAS, Cathay Pacific and Korean Airlines, Singapore Airlines and China Airlines for freighter aircraft.

OUTLOOK AND FUTURE RISK ANALYSIS
AVITAS believes that the economic difficulties in Asia will keep the 747-400 values soft for at least another year. Boeing announced last year that they would decrease the production rate from 3.5 units per month to two in late 1999 and to one per month in 2000 unless market conditions in Asia improve.

However, as Asia is beginning to recover the values of the 747-400 are expected to firm due to its operational capabilities, strong development history and large market presence which will assure it a leading role in the widebody market for the next decade. Any future orders for the type are expected to come from existing 747-400 operators. The new A340-600, which is scheduled for service entry in 2002, and the 777-300 may offer operators an alternative aircraft to fit certain mission profiles and increase the competition for future orders.

Boeing is currently working on a near term derivative of the 747-400 designated the 747-400X that features increased MTOW of 910,000 pounds and increased fuel capacity up to 6,500 U.S. gallons resulting in approximately 450 nautical miles more range. In addition, the Boeing Company is working on further enhanced versions of the 747-400, referred to as the 747X, in anticipation of the launch of the Airbus A3XX. The stretch 747X will feature a new larger wing, new engines, 20% more passenger capacity and 500 nautical miles more range than the current 747-400. The long range version of the 747X will incorporate the same new wing and engine as the stretch version, will seat only a handful more passengers than the current 747-400 but will have approximately 1,500 nautical miles more range. Airbus's A3XX very large transport (550 passengers), which is not expected to enter service until the year 2006 at the earliest, is the only proposed direct competition to the Boeing 747-400.

CURRENT MARKET - BOEING 777

CURRENT MARKET
The 777 fits the gap between the 767 and the 747 and is replacing aircraft such as the 747-200 and first generation tri-jets, which are being phased out by many carriers. Because of its very long range, the 777-200ER has become the most popular model. Due to a strong backlog and low availability for the 777-200ER type, we believe the current market is balanced; however, for the 777-300 we believe that prices may come under pressure as operators have cancelled or deferred orders for the type. Also, the



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UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------


recent launch of the 777-300ER may also negatively affect value performance of the -300 while the 777-200LR will be more of a complement to the -200ER.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The Boeing 777 will eventually replace older widebodies such as the Boeing 747-100/-200 and older tri-jets such as the DC-10, of which there are 197 and 201 passenger aircraft in service respectively and which have an average age of over 20 years. The prospects for replacing three and four engine widebody aircraft with the 777 is being further enhanced by the FAA decision to extend ETOPS certification from the current maximum of 180 minutes to 207 minutes effective March 21, 2000. The FAA later delayed the decision by 45 days due to opposition from the Allied Pilots Association and Airbus. An extension of ETOPS certification to 207 minutes allows for more efficient routings of twin engine aircraft over the Pacific than are currently available, making the 777 more attractive to trans-Pacific operators.

AVITAS's opinion is that the values for the Boeing 777 series will hold firm in the foreseeable future due to the large backlog for the type. The aircraft holds more firm orders than the A330 and A340 aircraft. The Asian recession slowed down ordering of all widebody aircraft and increased cancellations, however it appears that the newly launched -200LR and -300ER aircraft have spurred new orders from both airlines and leasing companies. The long-range versions of the 777, the -200ER/-200LR and -300ER will most likely be the most successful aircraft among the all the 777s.

COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.



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UNITED AIRLINES                                                 OCTOBER 26, 2000
--------------------------------------------------------------------------------


STATEMENT OF INDEPENDENCE


AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.



/s/ SUSANNA BLACKMAN
--------------------------------------
Susanna Blackman
Manager - Appraisal Operations



                                     II-12
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                      APPENDIX A - AVITAS VALUE DEFINITIONS

-BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

-MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

-ADJUSTED (CURRENT) MARKET VALUE indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

-DISTRESS VALUE is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

-FUTURE BASE VALUE is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.



                                     II-13
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                      APPENDIX A - AVITAS VALUE DEFINITIONS

-SECURITIZED VALUE or LEASE - ENCUMBERED VALUE is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease - Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.





                                     II-14
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                    APPENDIX B - AVITAS APPRAISAL METHODOLOGY

At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. While Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

-MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.



                                     II-15
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[AVITAS(R) LOGO]

                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY


Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

-BASE VALUE The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by AVITAS and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). Alter Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.




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                                                        [AvSOLUTIONS, INC. LOGO]
--------------------------------------------------------------------------------

                                                                December 7, 2000


Mr. Steven Spiegel, Manager
Corporate Finance
United Airlines
1200 E. Algonquin Road
Elk Grove Township, Illinois 60007

Dear Mr. Spiegel:

     AvSOLUTIONS is pleased to provide its opinion on the base values as of November 1, 2000, of twelve Airbus Industrie A319-131 aircraft, six Airbus Industrie A320-232 aircraft, seven Boeing 757-222 aircraft, three Boeing 747-422 aircraft and nine Boeing 777-200ER aircraft (collectively, the "Aircraft"). A list of the thirty-seven (37) aircraft, along with their serial numbers, delivery dates and engine types, is provided as Attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE
----------

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

FAIR MARKET VALUE
-----------------

     The Fair Market Value (FMV) of an aircraft is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question, according to the International Society of Transport Aircraft Trading (ISTAT), to which AvSOLUTIONS belongs. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to twenty months.



                                     II-17
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                                                               AvSOLUTIONS, INC.
--------------------------------------------------------------------------------


Page 2
United Airlines

APPRAISAL METHODOLOGY
---------------------

     The method employed by AvSOLUTIONS to appraise the current and base values of aircraft and associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS
-----------------------------------

     In order to conduct this valuation, AvSOLUTIONS is primarily relying on information supplied by United Airlines and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

1. AvSOLUTIONS has not inspected these Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The Aircraft already have been delivered to United Airlines.



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                                                               AvSOLUTIONS, INC.
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Page 3
United Airlines

3. The Aircraft are certified, maintained and operated under United States Federal Aviation Regulation (FAR) Part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The Aircraft have no damage history.

6. The Aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in Attachment 1.

STATEMENT OF INDEPENDENCE
-------------------------

     This appraisal report represents the opinion of Aviation Solutions Inc. (AvSOLUTIONS) and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject Aircraft.


Signed,


/s/ TULINDA LARSEN

Tulinda Larsen
Vice-President

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                                  ATTACHMENT 1
                            EETC COLLATERAL SUMMARY


------------------------------------------------------------------------------------------------------------------------
UNITED AIRLINES 2000-2 EETC
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
       Ship    Serial  Registration  Original                          Engine                            MTOW
      Number   Number     Number     Delivery  Engine Type         Serial Numbers        Cycles Hours   (lbs.)    Base $
       Nose     MSN        Tail
------------------------------------------------------------------------------------------------------------------------
AIRBUS 319-131
 1     4009     825       N809UA     19-May-98 IAE V2522-A          V10346/V10350         3230   8970   154,322    29.20
 2     4010     843       N810UA     29-Jun-98 IAE V2522-A          V10367/V10368         3006   8395   154,322    29.20
 3     4011     847       N811UA     02-Jul-98 IAE V2522-A          V10373/V10374         3011   8600   154,322    29.20
 4     4012     850       N812UA     09-Jul-98 IAE V2522-A          V10051/V10435         2846   8317   154,322    29.20
 5     4013     858       N813UA     23-Jul-98 IAE V2522-A          V10389/V10387         2940   8249   154,322    29.20
 6     4014     862       N814UA     05-Aug-98 IAE V2522-A          V10394/V10399         2876   8145   154,322    29.20
 7     4015     867       N815UA     11-Aug-98 IAE V2522-A          V10401/V10402         2858   8152   154,322    29.20
 8     4016     871       N816UA     02-Sep-98 IAE V2522-A          V10406/V10098         2775   7883   154,322    29.20
 9     4017     873       N817UA     08-Sep-98 IAE V2522-A          V10428/V10072         2739   7822   154,322    29.20
10     4018     882       N818UA     01-Oct-98 IAE V2522-A          V10057/V10411         2564   7402   154,322    29.20
11     4028    1031       N828UA     16-Jun-99 IAE V2522-A          V10555/V10556         1703   4727   154,322    30.73
12     4029    1211       N829UA     28-Apr-00 IAE V2522-A          V10710/V10712          563   1533   154,322    32.38

AIRBUS 320-232
13     4637     655       N437UA     20-Feb-97 IAE V2527-A          V10070/V10170         4361  13615   169,754    36.22
14     4638     678       N438UA     29-May-97 IAE V2527-A          V10216/V10024         4148  12712   169,754    36.22
15     4639     683       N439UA     11-Jun-97 IAE V2527-A          V10095/V10087         4169  12999   169,754    36.22
16     4640     702       N440UA     07-Jul-97 IAE V2527-A          V10230/V10231         4032  12532   169,754    36.22
17     4647     836       N447UA     01-Jul-98 IAE V2527-A          V10358/V10357         2902   9004   169,754    37.71
18     4650     857       N450UA     29-Jul-98 IAE V2527-A          V10382/V10383         2734   8496   169,754    37.71

BOEING 757-222
19     5491    28142      N591UA     28-Jun-96    PW2037            726610/726544         5875  15438   240,000    44.61
20     5492    28143      N592UA     10-Jul-96    PW2037            726583/726559         5780  15552   240,000    44.61
21     5493    28144      N593UA     12-Aug-96    PW2037            726650/726622         5620  14768   240,000    44.61
22     5494    28145      N594UA     11-Sep-96    PW2037            726585/726606         5512  14932   240,000    44.61
23     5589    28707      N589UA     24-Oct-97    PW2037            726591/727247         3374  12187   240.000    47.70
24     5590    28708      N590UA     31-Dec-97    PW2037            717991/727249         3230  11490   240,000    47.70
25     5595    28748      N595UA     04-Feb-98    PW2037            727254/727255         3125  11215   240.000    49.93

BOEING 747-422
26     8419    28812      N119UA     29-Mar-99    PW4056     727877/727878/727879/727881   827   7138   875,000   140.17
27     8420    29166      N120UA     12-Apr-99    PW4056     727880/727882/727687/727884   879   6892   875,000   140.17
28     8421    29167      N121UA     22-Apr-99    PW4056     727885/727886/727887/727888   862   6892   875,000   140.17

BOEING 777-200ER
29     2484    26951      N784UA     29-Apr-97    PW4090            222004/222052         2508  16362   640,000   110.38
30     2485    26954      N785UA     21-May-97    PW4090            222011/222061         2523  15974   640,000   110.38
31     2487    26939      N787UA     09-Sep-97    PW4090            222006/222009         2611  15797   640,000   106.21
32     2489    26935      N789UA     11-Aug-97    PW4090            222025/222023         2344  14977   640,000   110.38
33     2490    26943      N790UA     28-Aug-97    PW4090            222034/222039         2341  14800   640,000   110.38
34     2491    26933      N791UA     28-Aug-97    PW4090            222046/222055         2362  14854   640,000   110.38
35     2493    26946      N793UA     07-Oct-97    PW4090            222008/222026         2271  14267   640,000   110.38
36     2497    26924      N797UA     20-Feb-98    PW4090            222003/222010         1837  11756   640,000   115.71
37     2498    26928      N798UA     28-Feb-98    PW4090            222024/222036         1839  11710   640,000   115.71
------------------------------------------------------------------------------------------------------------------------

                      [LETTERHEAD OF BK ASSOCIATES, INC.]


                               November 22, 2000


Mr. Steven Spiegel
UNITED AIR LINES
1200 E. Algonquin Road
Elk Grove Township, IL 60007

Dear Steve:

In response to your request, BK Associates, Inc. is pleased to provide this opinion on the current Base Values (BV) of various aircraft in the United Airlines Fleet, referred to as the "United Airlines 2000-2 EETC" (Aircraft). The Aircraft are identified by model, registration, serial number, engine type, maximum takeoff weight, and date of manufacture on the attached Figure 1.

Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arms length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. For a new aircraft, the Base Value is largely determined from the manufacturer's price and the prices paid for recent deliveries of similar aircraft. For older aircraft, such as some of the Aircraft, BK Associates has developed from historic sales data, a relationship between the average sale price as a percentage of the original price for various categories of aircraft. These data predict what the base value of

                                                             BK ASSOCIATES, INC.


Mr. Steven Spiegel
November 22, 2000
Page 2


a typical aircraft should be. The data must be adjusted to reflect the expected market success and performance features of a particular aircraft.

BK Associates has accumulated a database of over 8,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average 10 year old aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sales price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast Base Values. These relationships are verified, and changed or updated if necessary, when actual sales data do become available.

LIMITING CONDITIONS AND ASSUMPTIONS

BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by you and from BK's own database. In determining the base value of an aircraft, the following assumptions apply to the air-craft:

1. Unless it is new, the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

4.   The aircraft is in current flight operations.

                                                             BK ASSOCIATES, INC.



Mr. Steven Spiegel
November 22, 2000
Page 3

5. The aircraft is sold for cash without seller financing.

6. The Aircraft is in average or better condition.

7. There is no accident damage.

CONCLUSIONS

Based on the above methodology, considerations and assumptions, it is our opinion that the current base values of the Aircraft expressed in millions of U.S. dollars are as shown in Figure 1.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                              Sincerely yours,

                                              BK ASSOCIATES, INC.


                                              /s/ JOHN F. KEITZ
                                              -------------------------------
                                              John F. Keitz
                                              President
                                              ISTAT Senior Certified Appraiser
JFK/kf
Attachment

                                    FIGURE 1

               AIRCRAFT CURRENT BASE VALUES (AS OF NOVEMBER 2000)

                                                              Date of                                            Base Val.
No.         Aircraft           Regist          Sernum          Mfgr.             Engine          MTOW(lbs.)       ($Mils.)
1)          A319-131           N809UA            825          May-98            V2522-A5          154,322           31.100
2)          A319-131           N81OUA            843          Jun-98            V2522-A5          154,322           31.200
3)          A319-131           N811UA            847          Jul-98            V2522-A5          154,322           31.200
4)          A319-131           N812UA            850          Jul-98            V2522-A5          154,322           31.200
5)          A319-131           N813UA            858          Jul-98            V2522-A5          154,322           31.200
6)          A319-131           N814UA            862          Aug-98            V2522-A5          154,322           31.200
7)          A319-131           N815UA            867          Aug-98            V2522-A5          154,322           31.200
8)          A319-131           N816UA            871          Sep-98            V2522-A5          154,322           31.300
9)          A319-131           N817UA            873          Sep-98            V2522-A5          154,322           31.300
10)         A319-131           N818UA            882          Oct-98            V2522-A5          154,322           31.400
11)         A319-131           N829UA           1031          Jun-99            V2522-A5          154,322           32.650
12)         A319-131           N829UA           1211          Apr-00            V2522-A5          154,322           34.000
13)         A320-232           N437UA            655          Feb-97            V2527-A5          169,754           36.100
14)         A320-232           N438UA            678          May-97            V2527-A5          169,754           36.450
15)         A320-232           N439UA            683          Jun-97            V2527-A5          169,754           36.550
16)         A320-232           N440UA            702          Jul-97            V2527-A5          169,754           36.700
17)         A320-232           N447UA            836          Jul-98            V2527-A5          169,754           38-000
18)         A320-232           N450UA            857          Jul-98            V2527-A5          169,754           38.000
19)         B757-222           N591UA          28142          Jun-96            PW2037            240,000           45.250
20)         B757-222           N592UA          28143          Jul-96            PW2037            240,000           45.450
21)         B757-222           N593UA          28144          Aug-96            PW2037            240,000           45.600
22)         B757-222           N594UA          28145          Sep-96            PW2037            240,000           45.800
23)         B757-222*          N589UA          28707          Oct-97            PW2037            240,000           50.900
24)         B757-222*          N590UA          28708          Dec-97            PW2037            240,000           51.100
25)         B757-222*          N595UA          28748          Feb-98            PW2037            240,000           51.450
26)         B747-422           N119UA          28812          Mar-99            PW4056            875,000          151.500
27)         B747-422           N120UA          29166          Apr-99            PW4056            875,000          152.000
28)         B747-422           N121UA          29167          Apr-99            PW4056            875,000          152.000
29)         B777-222ER         N784UA          26951          Apr-97            PW4090            640,000          116.950
30)         B777-222ER         N785UA          26954          May-97            PW4090            640,000          117.350
31)         B777-222ER         N787UA**        26939          Jun-97            PW4090            640,000          117.750
32)         B777-222ER         N789UA          26935          Aug-97            PW4090            640,000          118.600
33)         B777-222ER         N790UA          26943          Aug-97            PW4090            640,000          118.600
34)         B777-222ER         N791UA          26933          Aug-97            PW4090            640,000          118.600
35)         B777-222ER         N793UA          26946          Oct-97            PW4090            640,000          119.000
36)         B777-222ER         N797UA          26924          Feb-98            PW4090            640,000          120.650
37)         B777-222ER         N798UA          26928          Feb-98            PW4090            640,000          120.650


 *Denotes ETOPS Certified
**Manufactured in Sept. 1996

                              MORTEN BEYER & AGNEW
--------------------------------------------------------------------------------

                            AVIATION CONSULTING FIRM

                          Current Base Value Appraisal
                                 of 37 Aircraft
                                  (2000-2 EETC)



                                  PREPARED FOR:

                                 United Airlines

                                NOVEMBER 2, 2000


    Washington, D.C.                   London                   Pacific Rim
    2107 Wilson Blvd.            Lahinch 62, Lashmere       3-16-16 Higashiooi
        Suite 750                     Copthorne                Shinagawa-ku
Arlington, Virginia 22201            West Sussex              Tokyo 140-0011
      United States                 United Kingdom                 Japan

   Phone +703 276 3200          Phone +44 1342 716248      Phone +81 3 3763 6845
    Fax +703 276 3201            Fax +44 1342 718967


[MBA LOGO]

1.   INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW, INC. (MBA) has been retained by UNITED AIRLINES to determine the Current Base Value of 37 aircraft as the valuation pertains to the United Airlines 2000-2 EETC Securitization. The aircraft are further identified in Section II of this report.

In performing this valuation, MBA did not inspect the aircraft or the historical maintenance documentation, and we relied solely on information provided to us by United Airlines, and was not independently confirmed by MBA. Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $2,496,160,000 as noted in Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed Jo be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.



[MBA LOGO]


II. AIRCRAFT

                 Ship          Serial      Registration       Original
                Number         Number         Number          Delivery            Engine Type
                 Nose           MSN            Tail
AIRBUS 319-131
      1          4009            825          N809UA          19-May-98          IAE V2522-A5
      2          4010            843          N810UA          29-Jun-98          IAE V2522-A5
      3          4011            847          N811UA          02-Jul-98          IAE V2522-A5
      4          4012            850          N812UA          09-Jul-98          IAE V2522-A5
      5          4013            858          N813UA          23-Jul-98          IAE V2522-A5
      6          4014            862          N814UA          05-Aug-98          IAE V2522-A5
      7          4015            867          N815UA          11-Aug-98          IAE V2522-A5
      8          4016            871          N816UA          02-Sep-98          IAE V2522-A5
      9          4017            873          N817UA          08-Sep-98          IAE V2522-A5
     10          4018            882          N818UA          01-Oct-98          IAE V2522-A5
     11          4028           1031          N828UA          16-Jun-99          IAE V2522-A5
     12          4029           1211          N829UA          28-Apr-00          IAE V2522-A5

AIRBUS 320-232
     13          4637            655          N437UA          20-Feb-97          IAE V2527-A5
     14          4638            678          N438UA          29-May-97          IAE V2527-A5
     15          4639            683          N439UA          11-Jun-97          IAE V2527-A5
     16          4640            702          N440UA          07-Jul-97          IAE V2527-A5
     17          4647            836          N447UA          01-Jul-98          IAE V2527-A5
     18          4650            857          N450UA          29-Jul-98          IAE V2527-A5

BOEING 757-222
     19          5491          28142          N591UA          28-Jun-96             PW2037
     20          5492          28143          N592UA          10-Jul-96             PW2037
     21          5493          28144          N593UA          12-Aug-96             PW2037
     22          5494          28145          N594UA          11-Sep-96             PW2037
     23          5589          28707          N589UA          24-Oct-97             PW2037
     24          5590          28708          N590UA          31-Dec-97             PW2037
     25          5595          28748          N595UA          04-Feb-98             PW2037

BOEING 747-422
     26          8419          28812          N119UA          29-Mar-99             PW4056
     27          8420          29166          N120UA          12-Apr-99             PW4056
     28          8421          29167          N121UA          22-Apr-99             PW4056

BOEING 777-200ER
     29          2484          26951          N784UA          29-Apr-97             PW4090
     30          2485          26954          N785UA          21-May-97             PW4090
     31          2487          26939          N787UA          01-Sep-96             PW4090
     32          2489          26935          N789UA          11-Aug-97             PW4090
     33          2490          26943          N790UA          28-Aug-97             PW4090
     34          2491          26933          N791UA          28-Aug-97             PW4090
     35          2493          26946          N793UA          07-Oct-97             PW4090
     36          2497          26924          N797UA          20-Feb-98             PW4090
     37          2498          26928          N798UA          28-Feb-98             PW4090



                             Engine                                                  MTOW
                         Serial Numbers               Cycles       Flight Hours     (lbs.)

AIRBUS 319-131
      1                   V10346/V10350                3230           8970         154,322
      2                   V10367/V10368                3006           8395         154,322
      3                   V10373/V10374                3011           8600         154,322
      4                   V10051/V10435                2846           8317         154,322
      5                   V10389/V10387                2940           8249         154,322
      6                   V10394/V10399                2876           8145         154,322
      7                   V10401/V10402                2858           8152         154,322
      8                   V10406/V10098                2775           7883         154,322
      9                   V10428/V10072                2739           7822         154,322
     10                   V10057/V10411                2564           7402         154,322
     11                   V10555/V10556                1703           4727         154,322
     12                   V10710/V10712                 563           1533         154,322

AIRBUS 320-232
     13                   V10070/V10170                4361          13615         169,754
     14                   V10216/V10024                4148          12712         169,754
     15                   V10095/V10087                4169          12999         169,754
     16                   V10230/V10231                4032          12532         169,754
     17                   V10358/V10357                2902           9004         169,754
     18                   V10382/V10383                2734           8496         169,754

BOEING 757-222
     19                   726610/726544                5875          15438         240,000
     20                   726583/726559                5780          15552         240,000
     21                   726650/726622                5620          14768         240,000
     22                   726585/726606                5512          14932         240,000
     23                   726591/727247                3374          12187         240,000
     24                   717991/727249                3230          11490         240,000
     25                   727254/727255                3125          11215         240,000

BOEING 747-422
     26            727877/727878/727879/727881          827           7138         875,000
     27            727880/727882/727687/727884          879           6892         875,000
     28            727885/727886/727887/727888          862           6892         875,000

BOEING 777-200ER
     29                   222004/222052                2508          16362         640,000
     30                   222011/222061                2523          15974         640,000
     31                   222006/222009                2611          15797         640,000
     32                   222025/222023                2344          14977         640,000
     33                   222034/222039                2341          14800         640,000
     34                   222046/222055                2362          14854         640,000
     35                   222008/222026                2271          14267         640,000
     36                   222003/222010                1837          11756         640,000
     37                   222024/222036                1839          11710         640,000




                                     II-27
[MBA LOGO]

III.  CURRENT MARKET CONDITIONS

 [AIRPLANE PHOTO]              AIRBUS A320 FAMILY
      N810UA

The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start, but the V2500 gaining. At 9/30/00, 835 A320 series aircraft have been delivered and 535 more are on order. The A320 has achieved a wide market base on all continents, with a total of 87 current operators.

The A319 is a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 34 A319s in April 1994 (all now delivered). Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor. As of September 2000, 728 A319s have been ordered, 268 delivered, and there are 380 outstanding orders.

The Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A318 through A340 aircraft), is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and a 13-plane A340 order as well. Northwest Airlines, which operates 70 A320s (and has 12 on order) ordered 68 A319s and switched their A340 order for 16 A330s for delivery beyond 2000.

Other carriers, including Air France Groupe and Lufthansa, have each ordered six types of Airbuses, and currently operate 116 and 114 Airbus aircraft respectively, and other major European operators are Swissair (54) and Iberia
(46). However, the European influence might tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1999 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for 400- aircraft (including options) appears to justify.

The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a


[MBA LOGO]
computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

United's 1994 order for 50 A320s plus options (subsequently increased to 86) was announced as a B-727 replacement, of which united operated 75 in late 1999. United currently operates 95 A319/A320 combined with 69 combined on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321 s in service and three on order, is replacing its fleet of MD-82s. As mentioned, Air Canada's commitments for the A319 are rapidly replacing its fleet of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the B-767 can perform. the fuselage is approximately 10 inches wider than that of the B-727/B-737/B-757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 'Beluga' outsized special cargo aircraft, which is already being leased for commercial applications but is primarily in service for Airbus.

ECONOMICS

the A320/321 vies with the B-757 for top honors as the most efficient aircraft in service. great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA model indicates that both will produce very satisfactory operating and net ratios well into the next century. The A319 will not be quite as favorable, as is the case with most truncated derivatives (747SP, 11 011-500), but continues accumulating new orders at a strong rate.

The aircraft has shown an increasingly wide market penetration, and is also a more likely choice for carriers with A330s or A340s that find a need for narrow bodies and vice versa. Delivery slots will not be available in quantity for several years.



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                                     II-29

 [AIRPLANE PHOTO]                 BOEING 757-200
      N592UA


The B-757 was conceived in 1978 as the successor to the B-727. First deliveries took place in late 1982 as B-727 production was terminated. The aircraft was somewhat slow in penetrating the market, as it came on-line in the depression of the early 1980s, but has seen accelerating popularity in the late 1980s and 90s. The aircraft is offered in two engine configurations, Rolls Royce and Pratt & Whitney. The aircrafts popularity has increased as airlines have grown to appreciate its fuel economy and operating efficiency. As of September, 2000, the Rolls version had the greater market share, with 533 deliveries and 37 on order, compared with 394 deliveries and 33 orders/options for the P&W version. Both versions have achieved decent operator bases, with 55 airlines ordering the RR version and 19 the P&W. A cargo version known as the PF (package freighter) is also in production with 80 already produced and none on order. United Parcel Service was the major purchaser, ordering 35 P&W powered models, and then 40 more Rolls Royce powered configurations along with 41 options. All B-757-20OPFs currently on order have already been delivered. There has also been one combi aircraft.

The B-757's capabilities have grown in the 18 years it has been produced, and it is currently available at much higher gross weights and in an ER (extended range) version used by several European carriers in transatlantic operations. In late 1995 and 1996 a total of three B-757s were lost in accidents, with crew reactions to emergency situations considered to be the probable cause. In the prior 15 years only one had been lost in a hijacking situation in China.

The economic superiority of the B-757 over the smaller narrow bodies (B-737 and MD-80) suggests that the heaviest casualties may befall these latter aircraft, and that the airlines will tend to move up to the B-757. The major competitor to the B-757 is not the smaller American twins, but rather the Airbus A319/320/321 series (particularly the A321, which is marginally smaller than the B-757). The Airbus narrow body series has piled up an impressive order backlog, and is increasingly penetrating the U.S. market, as seen by USAir's recent order for up to 400-at the expense of the then-existing Boeing options. Current operating costs suggests that the A320 is up to 25 percent more efficient than the B-737s or MD-80s, and even equal to, or superior to, the B-757, but now Boeing's own B-737-800/-900s also challenge the B-757 from below.

In the final analysis, the B-757 is assured of a firm share of the aircraft market for many years to come in both passenger and cargo configuration. It will most likely become the feasible replacement for the current aging DC8 cargo fleets as the older models start to come down in price and are converted. It has excellent environmental characteristics and has not experienced technical difficulties and also should meet Stage 4 noise levels.



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                                     II-30

ECONOMICS

The MBA Model shows the 757 to be one of the most efficient aircraft of any type, size, or age. Its combination of capacity low fuel consumption and reasonable price all contribute to its outstanding economics. We expect that the B-757 will prove to be one of the strongest players in the residual value market for the next two decades.


 [AIRPLANE PHOTO]                BOEING 747-400
      N120UA


The B-747-400 is the current state-of-the-art model of the 747 family. It is offered with all three-engine manufacturers' power plants in passenger, Combi, and cargo models. 529 -400s have been built as of September, 2000, and 68 remain on order. The aircraft incorporates all of the design improvements developed over the life of the 747 program, including the extended upper deck, a two-pilot glass cockpit, a gross weight of 875,000 pounds at takeoff, and a range of up to 8,000 statute miles. The operator list is surprisingly thin in terms of numbers of airlines, but some individual fleets are huge. The -400 had a total of 38 operators as of September 2000, including British Airways with 57 in service, and Singapore Airlines, with 42 in service and 7 on order and one recently destroyed. Boeing produced 47 B-747-400s of all types in 1999, but will cut production. A low gross weight, high-density model, designated as the -400D, is also offered and is being used in the Japanese domestic market.

The continuing flow of new B-747-400s has created a surplus of older B-747-100s, -200s, and -300s on the market. Until recently the new -400s have gone to meet the pent-up demand for capacity. Half of the aircraft in service and on order are from the Pacific Rim carriers, not counting 100 ordered by United and Northwest for the same area and the fleets of the European carriers that will be deployed on Pacific routes where demand is recovering.

We consider the long-term value of the 747-400 series to be virtually bulletproof, even when Airbus builds its A3XX It has suffered in the short term because of forced sales in a down market, but its operational capabilities, strong development history, and large market presence assure it a leading role in the aircraft market for the next several decades.



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                                     II-31

ECONOMICS

The MBA Economic Model shows both the new B-747-400 all-passenger and Combi models. Operating margins are very high, but are largely offset at the net level by the high costs of ownership. This effectively mandates utilization in long haul, high utilization markets--which, of course, are what the aircraft was built for. But in the event of low load factors and/or yields, the heavy financial burden will be felt more strongly than with a cheaper, older aircraft.



 [AIRPLANE PHOTO]                BOEING 777-200
      N791UA


The B-777 is currently the world's largest wide body twin. It is Boeing's answer to the A330 and, to a lesser extent, the Douglas MD-11, both of which filled a gap between Boeings's B-767 and B-747 lines. The A330 and MD-11 had the distinct marketing advantage of being in service from two and seven years respectively before the B-777, and already had large order books and client lists. Boeing is playing catch-up in this market segment, but is doing it with a typical Boeing combination of power and finesse. Only five years since its introduction, 263 have been delivered with 161 on order, with a current operator base of 26. However, 1999 orders were a mere 23 aircraft, compared with 83 deliveries.

The initial B-777 design was the -200A followed by the -200B (formerly called the IGW-Increased Gross Weight or ER) and featured all three major high by-pass engines: the P&W 4074, the Rolls Royce Trent 871, and the General Electric 90-B3. Gross weight has been increased to 545,000 pounds for the -200, 633,000 pounds for the -200B and 660,000 for the -300. A maximum seating capacity of 440 passengers is available in the -200/-200B model and 550 in the newly announced -300 version. Fair Market Values for 2000 deliveries of the -200 versions are $117.7 and $125.5 million, respectively, while the -300 is expected to premier at $146.0 million.

Production of the low gross version is expected to cease after the -300 is debuted, but it will coexist, even as the increased capacity B-767-400ER moves into the lower end of the B-777 capacity market.

To an increasing degree, Boeing is competing against itself as it offers an even more variegated selection of aircraft derivatives.



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                                     II-32

ECONOMICS

The B-777 has operating characteristics and seat mile costs very comparable to the A330 and considerably better than the MID-11, according to the MBA economic model. It particularly appeals to the large segment of the market which traditionally buys Boeing. Helped by the normal maintenance-free ride of new aircraft, United reported 1998 B-777-200 DOCs at 3.01 cents per ASM, the cheapest in its fleet, and 13.3 percent below the B-747-400. Ownership costs as a percent of DOCs were: 747-400-27.7 percent, and 777-200-20.3 percent in 1998.

The 777 has the initial advantage of low maintenance costs, an all-new technological design, a two-man crew, low specific fuel consumption, and high capacity. Its operating margin and net margin after financial costs is among the best of all aircraft types, even though the projected lease costs are 28 percent of total operating expense. The aircraft may require some modification of airport gate facilities to handle its great wing span (folding wings are available at extra cost, but no one has ordered them). The 777 is well-suited to meet airline expansion needs in markets where added frequencies are no longer possible due to slot and gate facility restrictions.



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                                     II-33

IV.  VALUATION

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or their historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows, for each aircraft:

     1 The aircraft is in good overall condition and to be considered in almost new status.
     2. The overhaul status of the airframe, engines, landing gear and other major components are in almost new condition.
     3. The historical maintenance documentation has been maintained to acceptable international standards.
     4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.
     5.   The aircraft is in a standard airline configuration.
     6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.
     7. Its modification status is comparable to that most common for an aircraft of its type and vintage.
     8.   Its utilization is comparable to industry averages.
     9.   There is no history of accident or incident damage.
     10.  No accounting is made for lease obligations or terms of ownership.



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                                     II-34

                     Ship        Serial       Registration       Original                      MTOW
                    Number       Number         Number           Delivery     Engine Type      (lbs.)    Current Base Value*
                    ------       ------       ------------       --------     -----------      ------    -------------------
                     Nose         MSN            Tail
AIRBUS 319-131
        1           4009          825           N809UA          19-May-98    IAE V2522-A5     154,322            35.14
        2           4010          843           N81OUA          29,Jun-98    IAE V2522-A5     154,322            35.26
        3           4011          847           N811UA          02-Jul-98    IAE V2522-A5     154,322            35.37
        4           4012          850           N812UA          09-Jul-98    IAE V2522-A5     154,322            35.37
        5           4013          858           N813UA          23-Jul-98    IAE V2522-A5     154,322            35.37
        6           4014          862           N814UA          05-Aug-98    IAE V2522-A5     154,322            35.48
        7           4015          867           N815UA          11-Aug-98    IAE V2522-A5     154,322            35.48
        8           4016          871           N816UA          02-Sep-98    IAE V2522-A5     154,322            35.60
        9           4017          873           N817UA          08-Sep-98    IAE V2522-A5     154,322            35.60
       10           4018          882           N818UA          01-Oct-98    IAE V2522-A5     154,322            35.71
       11           4028          1031          N828UA          16-Jun-99    IAE V2522-A5     154,322            36.69
       12           4029          2111          N829UA          28-Apr-00    IAE V2522-AS     154,322            37.78

AIRBUS 320-232
       13           4637          655           N437UA          20-Feb-97    IAE V2527-AB     169,754            37.72
       14           4638          678           N438UA          29-May-97    IAE V2527-A5     169,754            38.17
       15           4639          683           N439UA          11-Jun-97    IAE V2527-AS     169,754            38.32
       16           4640          702           N440UA          07-Jul-97    IAE V2527-A5     169,754            38.47
       17           4647          836           N447UA          01-Jul-98    IAE V2527-A5     169,754            40.32
       18           4650          857           N450UA          29-Jul-98    IAE V2527-A5     169,754            40.32

BOEING 757-222
       19           5491         28142          N591UA          28-Jun-96       PW2037        240,000            48.73
       20           5492         28143          N592UA          10-Jul-96       PW2037        240,000            49.09
       21           5493         28144          N593UA          12-Aug-96       PW2037        240,000            49.45
       22           5494         28145          N594UA          11-Sep-96       PW2037        240,000            49.81
       23           5589         28707          N589UA          24-Oct-97       PW2037        240,000            51.57
       24           5590         28708          N590UA          31-Dec-97       PW2037        240,000            51.64
       25           5595         28748          N595UA          04-Feb-98       PW2037        240,000            51.88

BOEING 747-422
       26           8419         28812          N119UA          29-Mar-99       PW4056        875,000           150.24
       27           8420         29166          N120UA          12-Apr-99       PW4056        875,000           150.93
       28           8421         29167          N121UA          22-Apr-99       PW4056        875,000           150.93

BOEING 777-200ER

       29           2484         26951          N784UA          29-Apr-97       PW4090        640,000           112.72
       30           2485         26954          N785UA          21-May-97       PW4090        640,000           113.19
       31           2487         26939          N787UA          01-Sep-96       PW4090        640,000           109.52
       32           2489         26935          N789UA          11-Aug-97       PW4090        640,000           114.60
       33           2490         26943          N790UA          28-Aug-97       PW4090        640,000           114.60
       34           2491         26933          N791UA          28-Aug-97       PW4090        640,000           114.60
       35           2493         26946          N793UA          07-Oct-97       PW4090        640,000           115.55
       36           2497         26924          N797UA          20-Feb-98       PW4090        840,000           117.47
       37           2498         26928          N798UA          28-Feb-96       PW4090        640,000           117.47
                                                                                                Total    2,496,160,000





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                                     II-35

V.  COVENANTS

This report has been prepared for the exclusive use of United Airlines and shall not be provided to other parties by MBA without the express consent of United Airlines.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by United Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                           PREPARED BY:

                                           /s/ BRYSON P. MONTELEONE
                                           -------------------------------------
                                           Bryson P. Monteleone
                                           Director Of Operations

                                           REVIEWED BY:

November 2, 2000                           /s/ MORTEN S. BEYER
Job #00318(BV)                             -------------------------------------
                                           Morten S. Beyer, Appraiser Fellow
                                           Chairman & CEO
                                           ISTAT Certified Senior Appraiser




[MBA LOGO]

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                   SERIES A-1

DATE                           N809UA     N810UA     N811UA     N812UA     N813UA     N814UA     N815UA     N816UA     N817UA
----                          --------   --------   --------   --------   --------   --------   --------   --------   --------
April 1, 2001...............  $459,000   $459,000   $     0    $     0    $     0    $     0    $     0    $     0    $     0
October 1, 2001.............        0          0    459,000    459,000    462,000    462,000    462,000    462,000    462,000
April 1, 2002...............  459,000    459,000          0          0          0          0          0          0          0
October 1, 2002.............        0          0    459,000    459,000    461,000    461,000    461,000    462,000    462,000
April 1, 2003...............  458,000    460,000          0          0          0          0          0          0          0
October 1, 2003.............        0          0    460,000    460,000    462,000    462,000    462,000    462,000    462,000
April 1, 2004...............  459,000    459,000          0          0          0          0          0          0          0
October 1, 2004.............        0          0    459,000    459,000    462,000    462,000    462,000    462,000    462,000
April 1, 2005...............  459,000    459,000          0          0          0          0          0          0          0
October 1, 2005.............        0          0    459,000    459,000    461,000    461,000    461,000    463,000    463,000
April 1, 2006...............  459,000    459,000          0          0          0          0          0          0          0
October 1, 2006.............        0          0    459,000    459,000    462,000    462,000    462,000    462,000    462,000
April 1, 2007...............  458,000    460,000          0          0          0          0          0          0          0
October 1, 2007.............        0          0    460,000    460,000    461,000    461,000    461,000    462,000    462,000
April 1, 2008...............  459,000    459,000          0          0          0          0          0          0          0
October 1, 2008.............        0          0    459,000    459,000    462,000    462,000    462,000    462,000    462,000
April 1, 2009...............  459,000    459,000          0          0          0          0          0          0          0
October 1, 2009.............        0          0    459,000    459,000    462,000    462,000    462,000    462,000    462,000
April 1, 2010...............  459,000    459,000          0          0          0          0          0          0          0
October 1, 2010.............        0          0    459,000    459,000    461,000    461,000    461,000    462,000    462,000

DATE                           N818UA
----                          --------
April 1, 2001...............  $      0
October 1, 2001.............   463,000
April 1, 2002...............         0
October 1, 2002.............   462,000
April 1, 2003...............         0
October 1, 2003.............   463,000
April 1, 2004...............         0
October 1, 2004.............   462,000
April 1, 2005...............         0
October 1, 2005.............   463,000
April 1, 2006...............         0
October 1, 2006.............   463,000
April 1, 2007...............         0
October 1, 2007.............   462,000
April 1, 2008...............         0
October 1, 2008.............   463,000
April 1, 2009...............         0
October 1, 2009.............   462,000
April 1, 2010...............         0
October 1, 2010.............   463,000

DATE                           N828UA     N829UA     N437UA     N438UA     N439UA     N440UA     N447UA     N450UA     N591UA
----                          --------   --------   --------   --------   --------   --------   --------   --------   --------
April 1, 2001...............  $470,000   $478,000   $542,000   $545,000   $545,000   $     0    $     0    $     0    $699,000
October 1, 2001.............        0          0          0          0          0    545,000    551,000    551,000          0
April 1, 2002...............  470,000    478,000    543,000    544,000    545,000          0          0          0    698,000
October 1, 2002.............        0          0          0          0          0    546,000    551,000    551,000          0
April 1, 2003...............  470,000    478,000    542,000    544,000    544,000          0          0          0    698,000
October 1, 2003.............        0          0          0          0          0    545,000    551,000    551,000          0
April 1, 2004...............  469,000    478,000    542,000    544,000    545,000          0          0          0    699,000
October 1, 2004.............        0          0          0          0          0    545,000    551,000    551,000          0
April 1, 2005...............  470,000    478,000    543,000    544,000    544,000          0          0          0    698,000
October 1, 2005.............        0          0          0          0          0    545,000    551,000    551,000          0
April 1, 2006...............  470,000    477,000    542,000    544,000    545,000          0          0          0    698,000
October 1, 2006.............        0          0          0          0          0    546,000    550,000    550,000          0
April 1, 2007...............  469,000    478,000    542,000    544,000    544,000          0          0          0    699,000
October 1, 2007.............        0          0          0          0          0    545,000    551,000    551,000          0
April 1, 2008...............  470,000    478,000    543,000    544,000    545,000          0          0          0    698,000
October 1, 2008.............        0          0          0          0          0    545,000    551,000    551,000          0
April 1, 2009...............  470,000    478,000    542,000    544,000    544,000          0          0          0    698,000
October 1, 2009.............        0          0          0          0          0    546,000    551,000    551,000          0
April 1, 2010...............  469,000    478,000    542,000    544,000    545,000          0          0          0    699,000
October 1, 2010.............        0          0          0          0          0    545,000    551,000    551,000          0

DATE                           N592UA
----                          --------
April 1, 2001...............  $      0
October 1, 2001.............   700,000
April 1, 2002...............         0
October 1, 2002.............   699,000
April 1, 2003...............         0
October 1, 2003.............   700,000
April 1, 2004...............         0
October 1, 2004.............   699,000
April 1, 2005...............         0
October 1, 2005.............   699,000
April 1, 2006...............         0
October 1, 2006.............   700,000
April 1, 2007...............         0
October 1, 2007.............   699,000
April 1, 2008...............         0
October 1, 2008.............   699,000
April 1, 2009...............         0
October 1, 2009.............   700,000
April 1, 2010...............         0
October 1, 2010.............   699,000

                                      III-1

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                           SERIES A-1 -- (CONTINUED)

DATE                    N593UA      N594UA      N589UA      N590UA      N595UA      N119UA       N120UA       N121UA       N784UA
----                   --------    --------    --------    --------    --------   ----------   ----------   ----------   ----------
April 1, 2001........  $      0    $      0    $      0    $      0    $732,000   $1,996,000   $1,998,000   $1,999,000   $1,680,000
October 1, 2001......   700,000     701,000     732,000     733,000           0            0            0            0            0
April 1, 2002........         0           0           0           0     731,000    1,995,000    1,999,000    1,998,000    1,679,000
October 1, 2002......   700,000     701,000     732,000     733,000           0            0            0            0            0
April 1, 2003........         0           0           0           0     732,000    1,996,000    1,999,000    1,999,000    1,680,000
October 1, 2003......   700,000     701,000     732,000     733,000           0            0            0            0            0
April 1, 2004........         0           0           0           0     732,000    1,995,000    1,999,000    1,999,000    1,679,000
October 1, 2004......   700,000     702,000     732,000     733,000           0            0            0            0            0
April 1, 2005........         0           0           0           0     731,000    1,996,000    1,999,000    1,999,000    1,679,000
October 1, 2005......   701,000     701,000     733,000     734,000           0            0            0            0            0
April 1, 2006........         0           0           0           0     732,000    1,995,000    1,998,000    1,999,000    1,680,000
October 1, 2006......   700,000     701,000     732,000     733,000           0            0            0            0            0
April 1, 2007........         0           0           0           0     731,000    1,996,000    1,999,000    1,998,000    1,679,000
October 1, 2007......   700,000     701,000     732,000     733,000           0            0            0            0            0
April 1, 2008........         0           0           0           0     732,000    1,996,000    1,999,000    1,999,000    1,679,000
October 1, 2008......   700,000     701,000     732,000     733,000           0            0            0            0            0
April 1, 2009........         0           0           0           0     732,000    1,995,000    1,999,000    1,999,000    1,680,000
October 1, 2009......   700,000     701,000     732,000     733,000           0            0            0            0            0
April 1, 2010........         0           0           0           0     731,000    1,996,000    1,999,000    1,999,000    1,679,000
October 1, 2010......   700,000     701,000     732,000     733,000           0            0            0            0            0

DATE                          N785UA       N787UA       N789UA       N790UA       N791UA       N793UA       N797UA       N798UA
----                        ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2001.............  $1,684,000   $1,622,000   $        0   $        0   $        0   $        0   $1,694,000   $1,694,000
October 1, 2001...........           0            0    1,697,000    1,697,000    1,697,000    1,702,000            0            0
April 1, 2002.............   1,683,000    1,622,000            0            0            0            0    1,694,000    1,694,000
October 1, 2002...........           0            0    1,697,000    1,697,000    1,697,000    1,701,000            0            0
April 1, 2003.............   1,683,000    1,621,000            0            0            0            0    1,694,000    1,694,000
October 1, 2003...........           0            0    1,697,000    1,697,000    1,697,000    1,702,000            0            0
April 1, 2004.............   1,683,000    1,622,000            0            0            0            0    1,693,000    1,693,000
October 1, 2004...........           0            0    1,697,000    1,697,000    1,697,000    1,701,000            0            0
April 1, 2005.............   1,683,000    1,621,000            0            0            0            0    1,694,000    1,694,000
October 1, 2005...........           0            0    1,697,000    1,697,000    1,697,000    1,702,000            0            0
April 1, 2006.............   1,683,000    1,622,000            0            0            0            0    1,694,000    1,694,000
October 1, 2006...........           0            0    1,697,000    1,697,000    1,697,000    1,702,000            0            0
April 1, 2007.............   1,684,000    1,622,000            0            0            0            0    1,694,000    1,694,000
October 1, 2007...........           0            0    1,697,000    1,697,000    1,697,000    1,701,000            0            0
April 1, 2008.............   1,683,000    1,621,000            0            0            0            0    1,694,000    1,694,000
October 1, 2008...........           0            0    1,697,000    1,697,000    1,697,000    1,702,000            0            0
April 1, 2009.............   1,683,000    1,622,000            0            0            0            0    1,694,000    1,694,000
October 1, 2009...........           0            0    1,697,000    1,697,000    1,697,000    1,702,000            0            0
April 1, 2010.............   1,683,000    1,621,000            0            0            0            0    1,694,000    1,694,000
October 1, 2010...........           0            0    1,697,000    1,697,000    1,697,000    1,701,000            0            0

                                      III-2

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                   SERIES A-2

DATE                      N809UA        N810UA        N811UA        N812UA        N813UA        N814UA        N815UA
----                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2001.........  $         0   $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2001.......            0             0             0             0             0             0             0
April 1, 2002.........            0             0             0             0             0             0             0
October 1, 2002.......            0             0             0             0             0             0             0
April 1, 2003.........            0             0             0             0             0             0             0
October 1, 2003.......            0             0             0             0             0             0             0
April 1, 2004.........            0             0             0             0             0             0             0
October 1, 2004.......            0             0             0             0             0             0             0
April 1, 2005.........            0             0             0             0             0             0             0
October 1, 2005.......            0             0             0             0             0             0             0
April 1, 2006.........            0             0             0             0             0             0             0
October 1, 2006.......            0             0             0             0             0             0             0
April 1, 2007.........            0             0             0             0             0             0             0
October 1, 2007.......            0             0             0             0             0             0             0
April 1, 2008.........            0             0             0             0             0             0             0
October 1, 2008.......            0             0             0             0             0             0             0
April 1, 2009.........            0             0             0             0             0             0             0
October 1, 2009.......            0             0             0             0             0             0             0
April 1, 2010.........            0             0             0             0             0             0             0
October 1, 2010.......            0             0             0             0             0             0             0
April 1, 2011.........    9,786,000     9,797,000     9,797,000     9,797,000     9,848,000     9,848,000     9,848,000

DATE                      N816UA        N817UA        N818UA
----                    -----------   -----------   -----------
April 1, 2001.........  $         0   $         0   $         0
October 1, 2001.......            0             0             0
April 1, 2002.........            0             0             0
October 1, 2002.......            0             0             0
April 1, 2003.........            0             0             0
October 1, 2003.......            0             0             0
April 1, 2004.........            0             0             0
October 1, 2004.......            0             0             0
April 1, 2005.........            0             0             0
October 1, 2005.......            0             0             0
April 1, 2006.........            0             0             0
October 1, 2006.......            0             0             0
April 1, 2007.........            0             0             0
October 1, 2007.......            0             0             0
April 1, 2008.........            0             0             0
October 1, 2008.......            0             0             0
April 1, 2009.........            0             0             0
October 1, 2009.......            0             0             0
April 1, 2010.........            0             0             0
October 1, 2010.......            0             0             0
April 1, 2011.........    9,858,000     9,858,000     9,868,000

DATE                      N828UA        N829UA        N437UA        N438UA        N439UA        N440UA        N447UA
----                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2001.........  $         0   $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2001.......            0             0             0             0             0             0             0
April 1, 2002.........            0             0             0             0             0             0             0
October 1, 2002.......            0             0             0             0             0             0             0
April 1, 2003.........            0             0             0             0             0             0             0
October 1, 2003.......            0             0             0             0             0             0             0
April 1, 2004.........            0             0             0             0             0             0             0
October 1, 2004.......            0             0             0             0             0             0             0
April 1, 2005.........            0             0             0             0             0             0             0
October 1, 2005.......            0             0             0             0             0             0             0
April 1, 2006.........            0             0             0             0             0             0             0
October 1, 2006.......            0             0             0             0             0             0             0
April 1, 2007.........            0             0             0             0             0             0             0
October 1, 2007.......            0             0             0             0             0             0             0
April 1, 2008.........            0             0             0             0             0             0             0
October 1, 2008.......            0             0             0             0             0             0             0
April 1, 2009.........            0             0             0             0             0             0             0
October 1, 2009.......            0             0             0             0             0             0             0
April 1, 2010.........            0             0             0             0             0             0             0
October 1, 2010.......            0             0             0             0             0             0             0
April 1, 2011.........   10,489,000    11,148,000    11,027,000    11,062,000    11,072,000    11,087,000    11,750,000

DATE                      N450UA        N591UA        N592UA
----                    -----------   -----------   -----------
April 1, 2001.........  $         0   $         0   $         0
October 1, 2001.......            0             0             0
April 1, 2002.........            0             0             0
October 1, 2002.......            0             0             0
April 1, 2003.........            0             0             0
October 1, 2003.......            0             0             0
April 1, 2004.........            0             0             0
October 1, 2004.......            0             0             0
April 1, 2005.........            0             0             0
October 1, 2005.......            0             0             0
April 1, 2006.........            0             0             0
October 1, 2006.......            0             0             0
April 1, 2007.........            0             0             0
October 1, 2007.......            0             0             0
April 1, 2008.........            0             0             0
October 1, 2008.......            0             0             0
April 1, 2009.........            0             0             0
October 1, 2009.......            0             0             0
April 1, 2010.........            0             0             0
October 1, 2010.......            0             0             0
April 1, 2011.........   11,750,000    13,500,000    13,520,000

                                      III-3

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                           SERIES A-2 -- (CONTINUED)

DATE                                            N593UA        N594UA        N589UA        N590UA        N595UA        N119UA
----                                          -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2001...............................  $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2001.............................            0             0             0             0             0             0
April 1, 2002...............................            0             0             0             0             0             0
October 1, 2002.............................            0             0             0             0             0             0
April 1, 2003...............................            0             0             0             0             0             0
October 1, 2003.............................            0             0             0             0             0             0
April 1, 2004...............................            0             0             0             0             0             0
October 1, 2004.............................            0             0             0             0             0             0
April 1, 2005...............................            0             0             0             0             0             0
October 1, 2005.............................            0             0             0             0             0             0
April 1, 2006...............................            0             0             0             0             0             0
October 1, 2006.............................            0             0             0             0             0             0
April 1, 2007...............................            0             0             0             0             0             0
October 1, 2007.............................            0             0             0             0             0             0
April 1, 2008...............................            0             0             0             0             0             0
October 1, 2008.............................            0             0             0             0             0             0
April 1, 2009...............................            0             0             0             0             0             0
October 1, 2009.............................            0             0             0             0             0             0
April 1, 2010...............................            0             0             0             0             0             0
October 1, 2010.............................            0             0             0             0             0             0
April 1, 2011...............................   13,535,000    13,555,000    14,886,000    14,906,000    15,608,000    44,567,000

DATE                                            N120UA        N121UA        N784UA
----                                          -----------   -----------   -----------
April 1, 2001...............................  $         0   $         0   $         0
October 1, 2001.............................            0             0             0
April 1, 2002...............................            0             0             0
October 1, 2002.............................            0             0             0
April 1, 2003...............................            0             0             0
October 1, 2003.............................            0             0             0
April 1, 2004...............................            0             0             0
October 1, 2004.............................            0             0             0
April 1, 2005...............................            0             0             0
October 1, 2005.............................            0             0             0
April 1, 2006...............................            0             0             0
October 1, 2006.............................            0             0             0
April 1, 2007...............................            0             0             0
October 1, 2007.............................            0             0             0
April 1, 2008...............................            0             0             0
October 1, 2008.............................            0             0             0
April 1, 2009...............................            0             0             0
October 1, 2009.............................            0             0             0
April 1, 2010...............................            0             0             0
October 1, 2010.............................            0             0             0
April 1, 2011...............................   44,639,000    44,640,000    34,146,000

DATE                                                       N785UA        N787UA        N789UA        N790UA        N791UA
----                                                     -----------   -----------   -----------   -----------   -----------
April 1, 2001..........................................  $         0   $         0   $         0   $         0   $         0
October 1, 2001........................................            0             0             0             0             0
April 1, 2002..........................................            0             0             0             0             0
October 1, 2002........................................            0             0             0             0             0
April 1, 2003..........................................            0             0             0             0             0
October 1, 2003........................................            0             0             0             0             0
April 1, 2004..........................................            0             0             0             0             0
October 1, 2004........................................            0             0             0             0             0
April 1, 2005..........................................            0             0             0             0             0
October 1, 2005........................................            0             0             0             0             0
April 1, 2006..........................................            0             0             0             0             0
October 1, 2006........................................            0             0             0             0             0
April 1, 2007..........................................            0             0             0             0             0
October 1, 2007........................................            0             0             0             0             0
April 1, 2008..........................................            0             0             0             0             0
October 1, 2008........................................            0             0             0             0             0
April 1, 2009..........................................            0             0             0             0             0
October 1, 2009........................................            0             0             0             0             0
April 1, 2010..........................................            0             0             0             0             0
October 1, 2010........................................            0             0             0             0             0
April 1, 2011..........................................   34,224,000    32,972,000    34,504,000    34,504,000    34,504,000

DATE                                                       N793UA        N797UA        N798UA
----                                                     -----------   -----------   -----------
April 1, 2001..........................................  $         0   $         0   $         0
October 1, 2001........................................            0             0             0
April 1, 2002..........................................            0             0             0
October 1, 2002........................................            0             0             0
April 1, 2003..........................................            0             0             0
October 1, 2003........................................            0             0             0
April 1, 2004..........................................            0             0             0
October 1, 2004........................................            0             0             0
April 1, 2005..........................................            0             0             0
October 1, 2005........................................            0             0             0
April 1, 2006..........................................            0             0             0
October 1, 2006........................................            0             0             0
April 1, 2007..........................................            0             0             0
October 1, 2007........................................            0             0             0
April 1, 2008..........................................            0             0             0
October 1, 2008........................................            0             0             0
April 1, 2009..........................................            0             0             0
October 1, 2009........................................            0             0             0
April 1, 2010..........................................            0             0             0
October 1, 2010........................................            0             0             0
April 1, 2011..........................................   34,600,000    36,135,000    36,135,000

                                      III-4

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                    SERIES B

DATE                     N809UA       N810UA       N811UA       N812UA       N813UA       N814UA       N815UA       N816UA
----                   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2001........  $        0   $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2001......           0            0            0            0            0            0            0            0
April 1, 2002........           0            0            0            0            0            0            0            0
October 1, 2002......           0            0            0            0            0            0            0            0
April 1, 2003........           0            0            0            0            0            0            0            0
October 1, 2003......           0            0            0            0            0            0            0            0
April 1, 2004........           0            0            0            0            0            0            0            0
October 1, 2004......           0            0            0            0            0            0            0            0
April 1, 2005........           0            0            0            0            0            0            0            0
October 1, 2005......           0            0            0            0            0            0            0            0
April 1, 2006........           0            0            0            0            0            0            0            0
October 1, 2006......           0            0            0            0            0            0            0            0
April 1, 2007........           0            0            0            0            0            0            0            0
October 1, 2007......           0            0            0            0            0            0            0            0
April 1, 2008........           0            0            0            0            0            0            0            0
October 1, 2008......           0            0            0            0            0            0            0            0
April 1, 2009........           0            0            0            0            0            0            0            0
October 1, 2009......   3,551,000    3,555,000    3,714,000    3,714,000    3,734,000    3,734,000    3,734,000    3,737,000

DATE                     N817UA       N818UA
----                   ----------   ----------
April 1, 2001........  $        0   $        0
October 1, 2001......           0            0
April 1, 2002........           0            0
October 1, 2002......           0            0
April 1, 2003........           0            0
October 1, 2003......           0            0
April 1, 2004........           0            0
October 1, 2004......           0            0
April 1, 2005........           0            0
October 1, 2005......           0            0
April 1, 2006........           0            0
October 1, 2006......           0            0
April 1, 2007........           0            0
October 1, 2007......           0            0
April 1, 2008........           0            0
October 1, 2008......           0            0
April 1, 2009........           0            0
October 1, 2009......   3,737,000    3,741,000

DATE                     N828UA       N829UA       N437UA       N438UA       N439UA       N440UA       N447UA       N450UA
----                   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2001........  $        0   $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2001......           0            0            0            0            0            0            0            0
April 1, 2002........           0            0            0            0            0            0            0            0
October 1, 2002......           0            0            0            0            0            0            0            0
April 1, 2003........           0            0            0            0            0            0            0            0
October 1, 2003......           0            0            0            0            0            0            0            0
April 1, 2004........           0            0            0            0            0            0            0            0
October 1, 2004......           0            0            0            0            0            0            0            0
April 1, 2005........           0            0            0            0            0            0            0            0
October 1, 2005......           0            0            0            0            0            0            0            0
April 1, 2006........           0            0            0            0            0            0            0            0
October 1, 2006......           0            0            0            0            0            0            0            0
April 1, 2007........           0            0            0            0            0            0            0            0
October 1, 2007......           0            0            0            0            0            0            0            0
April 1, 2008........           0            0            0            0            0            0            0            0
October 1, 2008......           0            0            0            0            0            0            0            0
April 1, 2009........           0            0            0            0            0            0            0            0
October 1, 2009......   3,799,000    4,030,000    4,010,000    4,023,000    4,027,000    4,221,000    4,455,000    4,455,000

DATE                     N591UA       N592UA
----                   ----------   ----------
April 1, 2001........  $        0   $        0
October 1, 2001......           0            0
April 1, 2002........           0            0
October 1, 2002......           0            0
April 1, 2003........           0            0
October 1, 2003......           0            0
April 1, 2004........           0            0
October 1, 2004......           0            0
April 1, 2005........           0            0
October 1, 2005......           0            0
April 1, 2006........           0            0
October 1, 2006......           0            0
April 1, 2007........           0            0
October 1, 2007......           0            0
April 1, 2008........           0            0
October 1, 2008......           0            0
April 1, 2009........           0            0
October 1, 2009......   4,922,000    5,172,000

                                      III-5

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                            SERIES B -- (CONTINUED)

DATE                     N593UA       N594UA       N589UA       N590UA       N595UA       N119UA        N120UA        N121UA
----                   ----------   ----------   ----------   ----------   ----------   -----------   -----------   -----------
April 1, 2001........  $        0   $        0   $        0   $        0   $        0   $         0   $         0   $         0
October 1, 2001......           0            0            0            0            0             0             0             0
April 1, 2002........           0            0            0            0            0             0             0             0
October 1, 2002......           0            0            0            0            0             0             0             0
April 1, 2003........           0            0            0            0            0             0             0             0
October 1, 2003......           0            0            0            0            0             0             0             0
April 1, 2004........           0            0            0            0            0             0             0             0
October 1, 2004......           0            0            0            0            0             0             0             0
April 1, 2005........           0            0            0            0            0             0             0             0
October 1, 2005......           0            0            0            0            0             0             0             0
April 1, 2006........           0            0            0            0            0             0             0             0
October 1, 2006......           0            0            0            0            0             0             0             0
April 1, 2007........           0            0            0            0            0             0             0             0
October 1, 2007......           0            0            0            0            0             0             0             0
April 1, 2008........           0            0            0            0            0             0             0             0
October 1, 2008......           0            0            0            0            0             0             0             0
April 1, 2009........           0            0            0            0            0             0             0             0
October 1, 2009......   5,177,000    5,185,000    5,668,000    5,675,000    5,664,000    16,141,000    16,168,000    16,168,000

DATE                     N784UA
----                   -----------
April 1, 2001........  $         0
October 1, 2001......            0
April 1, 2002........            0
October 1, 2002......            0
April 1, 2003........            0
October 1, 2003......            0
April 1, 2004........            0
October 1, 2004......            0
April 1, 2005........            0
October 1, 2005......            0
April 1, 2006........            0
October 1, 2006......            0
April 1, 2007........            0
October 1, 2007......            0
April 1, 2008........            0
October 1, 2008......            0
April 1, 2009........            0
October 1, 2009......   12,419,000

DATE                              N785UA        N787UA        N789UA        N790UA        N791UA        N793UA        N797UA
----                            -----------   -----------   -----------   -----------   -----------   -----------   -----------
April 1, 2001.................  $         0   $         0   $         0   $         0   $         0   $         0   $         0
October 1, 2001...............            0             0             0             0             0             0             0
April 1, 2002.................            0             0             0             0             0             0             0
October 1, 2002...............            0             0             0             0             0             0             0
April 1, 2003.................            0             0             0             0             0             0             0
October 1, 2003...............            0             0             0             0             0             0             0
April 1, 2004.................            0             0             0             0             0             0             0
October 1, 2004...............            0             0             0             0             0             0             0
April 1, 2005.................            0             0             0             0             0             0             0
October 1, 2005...............            0             0             0             0             0             0             0
April 1, 2006.................            0             0             0             0             0             0             0
October 1, 2006...............            0             0             0             0             0             0             0
April 1, 2007.................            0             0             0             0             0             0             0
October 1, 2007...............            0             0             0             0             0             0             0
April 1, 2008.................            0             0             0             0             0             0             0
October 1, 2008...............            0             0             0             0             0             0             0
April 1, 2009.................            0             0             0             0             0             0             0
October 1, 2009...............   12,447,000    11,992,000    13,138,000    13,138,000    13,138,000    13,174,000    13,114,000

DATE                              N798UA
----                            -----------
April 1, 2001.................  $         0
October 1, 2001...............            0
April 1, 2002.................            0
October 1, 2002...............            0
April 1, 2003.................            0
October 1, 2003...............            0
April 1, 2004.................            0
October 1, 2004...............            0
April 1, 2005.................            0
October 1, 2005...............            0
April 1, 2006.................            0
October 1, 2006...............            0
April 1, 2007.................            0
October 1, 2007...............            0
April 1, 2008.................            0
October 1, 2008...............            0
April 1, 2009.................            0
October 1, 2009...............   13,114,000

                                      III-6

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                                    SERIES C

DATE                     N809UA       N810UA       N811UA       N812UA       N813UA       N814UA       N815UA       N816UA
----                   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2001........  $        0   $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2001......           0            0            0            0            0            0            0            0
April 1, 2002........           0            0            0            0            0            0            0            0
October 1, 2002......           0            0            0            0            0            0            0            0
April 1, 2003........           0            0            0            0            0            0            0            0
October 1, 2003......           0            0            0            0            0            0            0            0
April 1, 2004........           0            0            0            0            0            0            0            0
October 1, 2004......           0            0            0            0            0            0            0            0
April 1, 2005........           0            0            0            0            0            0            0            0
October 1, 2005......   1,983,000    1,985,000    2,037,000    2,037,000    2,047,000    2,047,000    2,047,000    2,049,000

DATE                     N817UA       N818UA
----                   ----------   ----------
April 1, 2001........  $        0   $        0
October 1, 2001......           0            0
April 1, 2002........           0            0
October 1, 2002......           0            0
April 1, 2003........           0            0
October 1, 2003......           0            0
April 1, 2004........           0            0
October 1, 2004......           0            0
April 1, 2005........           0            0
October 1, 2005......   2,049,000    2,051,000

DATE                     N828UA       N829UA       N437UA       N438UA       N439UA       N440UA       N447UA       N450UA
----                   ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2001........  $        0   $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2001......           0            0            0            0            0            0            0            0
April 1, 2002........           0            0            0            0            0            0            0            0
October 1, 2002......           0            0            0            0            0            0            0            0
April 1, 2003........           0            0            0            0            0            0            0            0
October 1, 2003......           0            0            0            0            0            0            0            0
April 1, 2004........           0            0            0            0            0            0            0            0
October 1, 2004......           0            0            0            0            0            0            0            0
April 1, 2005........           0            0            0            0            0            0            0            0
October 1, 2005......   2,082,000    2,172,000    2,284,000    2,291,000    2,293,000    2,357,000    2,442,000    2,442,000

DATE                     N591UA       N592UA
----                   ----------   ----------
April 1, 2001........  $        0   $        0
October 1, 2001......           0            0
April 1, 2002........           0            0
October 1, 2002......           0            0
April 1, 2003........           0            0
October 1, 2003......           0            0
April 1, 2004........           0            0
October 1, 2004......           0            0
April 1, 2005........           0            0
October 1, 2005......   2,862,000    2,944,000

                                      III-7

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                            SERIES C -- (CONTINUED)

DATE                           N593UA       N594UA       N589UA       N590UA       N595UA       N119UA       N120UA       N121UA
----                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2001..............  $        0   $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2001............           0            0            0            0            0            0            0            0
April 1, 2002..............           0            0            0            0            0            0            0            0
October 1, 2002............           0            0            0            0            0            0            0            0
April 1, 2003..............           0            0            0            0            0            0            0            0
October 1, 2003............           0            0            0            0            0            0            0            0
April 1, 2004..............           0            0            0            0            0            0            0            0
October 1, 2004............           0            0            0            0            0            0            0            0
April 1, 2005..............           0            0            0            0            0            0            0            0
October 1, 2005............   2,948,000    2,952,000    3,163,000    3,168,000    3,162,000    8,847,000    8,861,000    8,861,000

DATE                           N784UA
----                         ----------
April 1, 2001..............  $        0
October 1, 2001............           0
April 1, 2002..............           0
October 1, 2002............           0
April 1, 2003..............           0
October 1, 2003............           0
April 1, 2004..............           0
October 1, 2004............           0
April 1, 2005..............           0
October 1, 2005............   7,070,000

DATE                          N785UA       N787UA       N789UA       N790UA       N791UA       N793UA       N797UA       N798UA
----                        ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
April 1, 2001.............  $        0   $        0   $        0   $        0   $        0   $        0   $        0   $        0
October 1, 2001...........           0            0            0            0            0            0            0            0
April 1, 2002.............           0            0            0            0            0            0            0            0
October 1, 2002...........           0            0            0            0            0            0            0            0
April 1, 2003.............           0            0            0            0            0            0            0            0
October 1, 2003...........           0            0            0            0            0            0            0            0
April 1, 2004.............           0            0            0            0            0            0            0            0
October 1, 2004...........           0            0            0            0            0            0            0            0
April 1, 2005.............           0            0            0            0            0            0            0            0
October 1, 2005...........   7,087,000    6,827,000    7,333,000    7,333,000    7,333,000    7,353,000    7,320,000    7,320,000

                                      III-8

                                  APPENDIX IV

                    LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

                                 N809UA                        N810UA                        N811UA                 N812UA
                       ---------------------------   ---------------------------   ---------------------------   -------------
                          ASSUMED                       ASSUMED                       ASSUMED                       ASSUMED
                         AIRCRAFT                      AIRCRAFT                      AIRCRAFT                      AIRCRAFT
                           VALUE           LTV           VALUE           LTV           VALUE           LTV           VALUE
DATE                   (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)
----                   -------------   -----------   -------------   -----------   -------------   -----------   -------------
April 1, 2001........     $30.92          62.9%         $30.96          62.9%         $31.98          63.0%         $31.98
October 1, 2001......      30.92          62.9           30.96          62.9           30.96          63.6           30.96
April 1, 2002........      29.90          63.5           29.94          63.5           30.96          63.6           30.96
October 1, 2002......      29.90          63.5           29.94          63.5           29.94          64.2           29.94
April 1, 2003........      28.88          64.2           28.92          64.2           29.94          64.2           29.94
October 1, 2003......      28.88          64.2           28.92          64.2           28.92          64.9           28.92
April 1, 2004........      27.87          64.9           27.89          64.9           28.92          64.9           28.92
October 1, 2004......      27.87          64.9           27.89          64.9           27.89          65.6           27.89
April 1, 2005........      26.85          65.6           26.87          65.6           27.89          65.6           27.89
October 1, 2005......      26.85          58.2           26.87          58.2           26.87          58.8           26.87
April 1, 2006........      25.83          58.7           25.85          58.8           26.87          58.8           26.87
October 1, 2006......      25.83          58.7           25.85          58.8           25.85          59.4           25.85
April 1, 2007........      24.81          59.3           24.83          59.3           25.85          59.4           25.85
October 1, 2007......      24.81          59.3           24.83          59.3           24.83          60.0           24.83
April 1, 2008........      23.79          59.9           23.81          59.9           24.83          60.0           24.83
October 1, 2008......      23.79          59.9           23.81          59.9           23.81          60.6           23.81
April 1, 2009........      22.77          60.6           22.79          60.6           23.81          60.6           23.81
October 1, 2009......      22.77          45.0           22.79          45.0           22.79          45.0           22.79
April 1, 2010........      21.75          45.0           21.77          45.0           22.79          45.0           22.79
October 1, 2010......      21.75          45.0           21.77          45.0           21.77          45.0           21.77
April 1, 2011........       0.00           0.0            0.00           0.0            0.00           0.0            0.00

                         N812UA                N813UA                        N814UA                        N815UA
                       -----------   ---------------------------   ---------------------------   ---------------------------
                                        ASSUMED                       ASSUMED                       ASSUMED
                                       AIRCRAFT                      AIRCRAFT                      AIRCRAFT
                           LTV           VALUE           LTV           VALUE           LTV           VALUE           LTV
DATE                      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO
----                   -----------   -------------   -----------   -------------   -----------   -------------   -----------
April 1, 2001........     63.0%         $32.14          63.0%         $32.14          63.0%         $32.14          63.0%
October 1, 2001......     63.6           31.12          63.6           31.12          63.6           31.12          63.6
April 1, 2002........     63.6           31.12          63.6           31.12          63.6           31.12          63.6
October 1, 2002......     64.2           30.09          64.2           30.09          64.2           30.09          64.2
April 1, 2003........     64.2           30.09          64.2           30.09          64.2           30.09          64.2
October 1, 2003......     64.9           29.07          64.9           29.07          64.9           29.07          64.9
April 1, 2004........     64.9           29.07          64.9           29.07          64.9           29.07          64.9
October 1, 2004......     65.6           28.04          65.6           28.04          65.6           28.04          65.6
April 1, 2005........     65.6           28.04          65.6           28.04          65.6           28.04          65.6
October 1, 2005......     58.8           27.01          58.8           27.01          58.8           27.01          58.8
April 1, 2006........     58.8           27.01          58.8           27.01          58.8           27.01          58.8
October 1, 2006......     59.4           25.99          59.4           25.99          59.4           25.99          59.4
April 1, 2007........     59.4           25.99          59.4           25.99          59.4           25.99          59.4
October 1, 2007......     60.0           24.96          60.0           24.96          60.0           24.96          60.0
April 1, 2008........     60.0           24.96          60.0           24.96          60.0           24.96          60.0
October 1, 2008......     60.6           23.94          60.6           23.94          60.6           23.94          60.6
April 1, 2009........     60.6           23.94          60.6           23.94          60.6           23.94          60.6
October 1, 2009......     45.0           22.91          45.0           22.91          45.0           22.91          45.0
April 1, 2010........     45.0           22.91          45.0           22.91          45.0           22.91          45.0
October 1, 2010......     45.0           21.88          45.0           21.88          45.0           21.88          45.0
April 1, 2011........      0.0            0.00           0.0            0.00           0.0            0.00           0.0

                                 N816UA                        N817UA                        N818UA                 N828UA
                       ---------------------------   ---------------------------   ---------------------------   -------------
                          ASSUMED                       ASSUMED                       ASSUMED                       ASSUMED
                         AIRCRAFT                      AIRCRAFT                      AIRCRAFT                      AIRCRAFT
                           VALUE           LTV           VALUE           LTV           VALUE           LTV           VALUE
DATE                   (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)
----                   -------------   -----------   -------------   -----------   -------------   -----------   -------------
April 1, 2001........     $32.18          63.0%         $32.18          63.0%         $32.21          63.0%         $32.70
October 1, 2001......      31.15          63.6           31.15          63.6           31.18          63.6           32.70
April 1, 2002........      31.15          63.6           31.15          63.6           31.18          63.6           31.66
October 1, 2002......      30.12          64.2           30.12          64.2           30.15          64.2           31.66
April 1, 2003........      30.12          64.2           30.12          64.2           30.15          64.2           30.62
October 1, 2003......      29.10          64.9           29.10          64.9           29.13          64.9           30.62
April 1, 2004........      29.10          64.9           29.10          64.9           29.13          64.9           29.57
October 1, 2004......      28.07          65.6           28.07          65.6           28.10          65.6           29.57
April 1, 2005........      28.07          65.6           28.07          65.6           28.10          65.6           28.53
October 1, 2005......      27.04          58.8           27.04          58.8           27.07          58.8           58.53
April 1, 2006........      27.04          58.8           27.04          58.8           27.07          58.8           27.48
October 1, 2006......      26.02          59.4           26.02          59.4           26.04          59.4           27.48
April 1, 2007........      26.02          59.4           26.02          59.4           26.04          59.4           26.44
October 1, 2007......      24.99          60.0           24.99          60.0           25.01          60.0           26.44
April 1, 2008........      24.99          60.0           24.99          60.0           25.01          60.0           25.40
October 1, 2008......      23.96          60.6           23.96          60.6           23.99          60.6           25.40
April 1, 2009........      23.96          60.6           23.96          60.6           23.99          60.6           24.35
October 1, 2009......      22.93          45.0           22.93          45.0           22.96          45.0           24.35
April 1, 2010........      22.93          45.0           22.93          45.0           22.96          45.0           23.31
October 1, 2010......      21.91          45.0           21.91          45.0           21.93          45.0           23.31
April 1, 2011........       0.00           0.0            0.00           0.0            0.00           0.0            0.00

                         N828UA                N829UA                        N437UA                        N438UA
                       -----------   ---------------------------   ---------------------------   ---------------------------
                                        ASSUMED                       ASSUMED                       ASSUMED
                                       AIRCRAFT                      AIRCRAFT                      AIRCRAFT
                           LTV           VALUE           LTV           VALUE           LTV           VALUE           LTV
DATE                      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO      (IN MILLIONS)      RATIO
----                   -----------   -------------   -----------   -------------   -----------   -------------   -----------
April 1, 2001........     63.0%         $34.33          63.1%         $35.35          62.8%         $35.46          62.8%
October 1, 2001......     63.0           34.33          63.1           35.35          62.8           35.46          62.8
April 1, 2002........     63.6           33.27          63.6           34.15          63.4           34.26          63.4
October 1, 2002......     63.6           33.27          63.6           34.15          63.4           34.26          63.4
April 1, 2003........     64.2           32.21          64.3           32.94          64.1           33.05          64.1
October 1, 2003......     64.2           32.21          64.3           32.94          64.1           33.05          64.1
April 1, 2004........     64.9           31.15          64.9           31.74          64.8           31.84          64.8
October 1, 2004......     64.9           31.15          64.9           31.74          64.8           31.84          64.8
April 1, 2005........     65.6           30.08          65.6           30.53          65.6           30.63          65.6
October 1, 2005......     58.3           30.08          58.4           30.53          58.1           30.63          58.1
April 1, 2006........     58.8           29.02          58.9           29.33          58.7           29.42          58.7
October 1, 2006......     58.8           29.02          58.9           29.33          58.7           29.42          58.7
April 1, 2007........     59.4           27.96          59.4           28.12          59.3           28.21          59.3
October 1, 2007......     59.4           27.96          59.4           28.12          59.3           28.21          59.3
April 1, 2008........     60.0           26.90          60.0           26.92          59.9           27.00          59.9
October 1, 2008......     60.0           26.90          60.0           26.92          59.9           27.00          59.9
April 1, 2009........     60.6           25.84          60.6           25.71          60.6           25.79          60.6
October 1, 2009......     45.0           25.84          45.0           25.71          45.0           25.79          45.0
April 1, 2010........     45.0           24.78          45.0           24.51          45.0           24.58          45.0
October 1, 2010......     45.0           24.78          45.0           24.51          45.0           24.58          45.0
April 1, 2011........      0.0            0.00           0.0            0.00           0.0            0.00           0.0

                                  APPENDIX IV

                                           N439UA                  N440UA                  N447UA                  N450UA
                                    ---------------------   ---------------------   ---------------------   ---------------------
                                       ASSUMED                 ASSUMED                 ASSUMED                 ASSUMED
                                      AIRCRAFT                AIRCRAFT                AIRCRAFT                AIRCRAFT
                                        VALUE        LTV        VALUE        LTV        VALUE        LTV        VALUE        LTV
DATE                                (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                                -------------   -----   -------------   -----   -------------   -----   -------------   -----
April 1, 2001.....................     $35.50       62.8%      $36.76       62.9%      $38.35       63.0%      $38.35       63.0%
October 1, 2001...................      35.50       62.8        35.54       63.5        37.13       63.6        37.13       63.6
April 1, 2002.....................      34.29       63.4        35.54       63.5        37.13       63.6        37.13       63.6
October 1, 2002...................      34.29       63.4        34.33       64.2        35.91       64.2        35.91       64.2
April 1, 2003.....................      33.08       64.1        34.33       64.2        35.91       64.2        35.91       64.2
October 1, 2003...................      33.08       64.1        33.12       64.9        34.68       64.9        34.68       64.9
April 1, 2004.....................      31.87       64.8        33.12       64.9        34.68       64.9        34.68       64.9
October 1, 2004...................      31.87       64.8        31.91       65.6        33.46       65.6        33.46       65.6
April 1, 2005.....................      30.66       65.6        31.91       65.6        33.46       65.6        33.46       65.6
October 1, 2005...................      30.66       58.1        30.70       58.7        32.23       58.8        32.23       58.8
April 1, 2006.....................      29.45       58.7        30.70       58.7        32.23       58.8        32.23       58.8
October 1, 2006...................      29.45       58.7        29.49       59.3        31.01       59.4        31.01       59.4
April 1, 2007.....................      28.24       59.3        29.49       59.3        31.01       59.4        31.01       59.4
October 1, 2007...................      28.24       59.3        28.27       59.9        29.79       60.0        29.79       60.0
April 1, 2008.....................      27.03       59.9        28.27       59.9        29.79       60.0        29.79       60.0
October 1, 2008...................      27.03       59.9        27.06       60.6        28.56       60.6        28.56       60.6
April 1, 2009.....................      25.82       60.6        27.06       60.6        28.56       60.6        28.56       60.6
October 1, 2009...................      25.82       45.0        25.85       45.0        27.34       45.0        27.34       45.0
April 1, 2010.....................      24.61       45.0        25.85       45.0        27.34       45.0        27.34       45.0
October 1, 2010...................      24.61       45.0        24.64       45.0        26.11       45.0        26.11       45.0
April 1, 2011.....................       0.00        0.0         0.00        0.0         0.00        0.0         0.00        0.0

                                           N591UA                  N592UA
                                    ---------------------   ---------------------
                                       ASSUMED                 ASSUMED
                                      AIRCRAFT                AIRCRAFT
                                        VALUE        LTV        VALUE        LTV
DATE                                (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                                -------------   -----   -------------   -----
April 1, 2001.....................     $43.97       62.7%      $45.59       62.8%
October 1, 2001...................      43.97       62.7        44.03       63.4
April 1, 2002.....................      42.42       63.4        44.03       63.4
October 1, 2002...................      42.42       63.4        42.48       64.1
April 1, 2003.....................      40.86       64.0        42.48       64.1
October 1, 2003...................      40.86       64.0        40.92       64.8
April 1, 2004.....................      39.31       64.8        40.92       64.8
October 1, 2004...................      39.31       64.8        39.37       65.6
April 1, 2005.....................      37.76       65.6        39.37       65.6
October 1, 2005...................      37.76       58.0        37.82       58.7
April 1, 2006.....................      36.21       58.6        37.82       58.7
October 1, 2006...................      36.21       58.6        36.26       59.3
April 1, 2007.....................      34.66       59.2        36.26       59.3
October 1, 2007...................      34.66       59.2        34.71       59.9
April 1, 2008.....................      33.11       59.9        34.71       59.9
October 1, 2008...................      33.11       59.9        33.15       60.6
April 1, 2009.....................      31.55       60.6        33.15       60.6
October 1, 2009...................      31.55       45.0        31.60       45.0
April 1, 2010.....................      30.00       45.0        31.60       45.0
October 1, 2010...................      30.00       45.0        30.05       45.0
April 1, 2011.....................       0.00        0.0         0.00        0.0

                                           N593UA                  N594UA                  N589UA                  N590UA
                                    ---------------------   ---------------------   ---------------------   ---------------------
                                       ASSUMED                 ASSUMED                 ASSUMED                 ASSUMED
                                      AIRCRAFT                AIRCRAFT                AIRCRAFT                AIRCRAFT
                                        VALUE        LTV        VALUE        LTV        VALUE        LTV        VALUE        LTV
DATE                                (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                                -------------   -----   -------------   -----   -------------   -----   -------------   -----
April 1, 2001.....................     $45.64       62.8%      $45.70       62.8%      $49.35       62.9%      $49.42       62.9%
October 1, 2001...................      44.08       63.4        44.15       63.4        47.72       63.5        47.79       63.5
April 1, 2002.....................      44.08       63.4        44.15       63.4        47.72       63.5        47.79       63.5
October 1, 2002...................      42.53       64.1        42.59       64.1        46.10       64.2        46.16       64.2
April 1, 2003.....................      42.53       64.1        42.59       64.1        46.10       64.2        46.16       64.2
October 1, 2003...................      40.97       64.8        41.03       64.8        44.47       64.9        44.53       64.9
April 1, 2004.....................      40.97       64.8        41.03       64.8        44.47       64.9        44.53       64.9
October 1, 2004...................      39.41       65.6        39.47       65.6        42.84       65.6        42.90       65.6
April 1, 2005.....................      39.41       65.6        39.47       65.6        42.84       65.6        42.90       65.6
October 1, 2005...................      37.86       58.7        37.91       58.7        41.22       58.7        41.27       58.7
April 1, 2006.....................      37.86       58.7        37.91       58.7        41.22       58.7        41.27       58.7
October 1, 2006...................      36.30       59.3        36.35       59.3        39.59       59.3        39.64       59.3
April 1, 2007.....................      36.30       59.3        36.35       59.3        39.59       59.3        39.64       59.3
October 1, 2007...................      34.75       59.9        34.80       59.9        37.96       59.9        38.01       59.9
April 1, 2008.....................      34.75       59.9        34.80       59.9        37.96       59.9        38.01       59.9
October 1, 2008...................      33.19       60.6        33.24       60.6        36.33       60.6        36.38       60.6
April 1, 2009.....................      33.19       60.6        33.24       60.6        36.33       60.6        36.38       60.6
October 1, 2009...................      31.63       45.0        31.68       45.0        34.71       45.0        34.75       45.0
April 1, 2010.....................      31.63       45.0        31.68       45.0        34.71       45.0        34.75       45.0
October 1, 2010...................      30.08       45.0        30.12       45.0        33.08       45.0        33.13       45.0
April 1, 2011.....................       0.00        0.0         0.00        0.0         0.00        0.0         0.00        0.0

                                           N595UA                  N119UA
                                    ---------------------   ---------------------
                                       ASSUMED                 ASSUMED
                                      AIRCRAFT                AIRCRAFT
                                        VALUE        LTV        VALUE        LTV
DATE                                (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                                -------------   -----   -------------   -----
April 1, 2001.....................     $49.32       62.9%      $140.59      62.2%
October 1, 2001...................      49.32       62.9        140.59      62.2
April 1, 2002.....................      47.69       63.5        136.10      62.8
October 1, 2002...................      47.69       63.5        136.10      62.8
April 1, 2003.....................      46.07       64.2        131.62      63.5
October 1, 2003...................      46.07       64.2        131.62      63.5
April 1, 2004.....................      44.44       64.9        127.13      64.1
October 1, 2004...................      44.44       64.9        127.13      64.1
April 1, 2005.....................      42.81       65.6        122.64      64.8
October 1, 2005...................      42.81       58.2        122.64      57.6
April 1, 2006.....................      41.19       58.7        118.16      58.1
October 1, 2006...................      41.19       58.7        118.16      58.1
April 1, 2007.....................      39.56       59.3        113.67      58.7
October 1, 2007...................      39.56       59.3        113.67      58.7
April 1, 2008.....................      37.94       59.9        109.18      59.3
October 1, 2008...................      37.94       59.9        109.18      59.3
April 1, 2009.....................      36.31       60.6        104.69      59.9
October 1, 2009...................      36.31       45.0        104.69      44.5
April 1, 2010.....................      34.68       45.0        100.21      44.5
October 1, 2010...................      34.68       45.0        100.21      44.5
April 1, 2011.....................       0.00        0.0          0.00       0.0

                                  APPENDIX IV

                                     N120UA                  N121UA                  N784UA                  N785UA
                              ---------------------   ---------------------   ---------------------   ---------------------
                                 ASSUMED                 ASSUMED                 ASSUMED                 ASSUMED
                                AIRCRAFT                AIRCRAFT                AIRCRAFT                AIRCRAFT
                                  VALUE        LTV        VALUE        LTV        VALUE        LTV        VALUE        LTV
DATE                          (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                          -------------   -----   -------------   -----   -------------   -----   -------------   -----
April 1, 2001...............     $140.80      62.3%      $140.81      62.3%      $109.47      62.8%      $109.72      62.8%
October 1, 2001.............      140.80      62.3        140.81      62.3        109.47      62.8        109.72      62.8
April 1, 2002...............      136.31      62.8        136.31      62.8        105.74      63.4        105.98      63.4
October 1, 2002.............      136.31      62.8        136.31      62.8        105.74      63.4        105.98      63.4
April 1, 2003...............      131.82      63.5        131.82      63.5        102.00      64.1        102.24      64.1
October 1, 2003.............      131.82      63.5        131.82      63.5        102.00      64.1        102.24      64.1
April 1, 2004...............      127.32      64.1        127.32      64.1         98.27      64.8         98.50      64.8
October 1, 2004.............      127.32      64.1        127.32      64.1         98.27      64.8         98.50      64.8
April 1, 2005...............      122.83      64.9        122.83      64.9         94.54      65.6         94.76      65.6
October 1, 2005.............      122.83      57.6        122.83      57.6         94.54      58.1         94.76      58.1
April 1, 2006...............      118.33      58.1        118.34      58.1         90.81      58.7         91.02      58.7
October 1, 2006.............      118.33      58.1        118.34      58.1         90.81      58.7         91.02      58.7
April 1, 2007...............      113.84      58.7        113.84      58.7         87.08      59.3         87.28      59.3
October 1, 2007.............      113.84      58.7        113.84      58.7         87.08      59.3         87.28      59.3
April 1, 2008...............      109.35      59.3        109.35      59.3         83.35      59.9         83.53      59.9
October 1, 2008.............      109.35      59.3        109.35      59.3         83.35      59.9         83.53      59.9
April 1, 2009...............      104.85      59.9        104.86      59.9         79.61      60.6         79.79      60.6
October 1, 2009.............      104.85      44.5        104.86      44.5         79.61      45.0         79.79      45.0
April 1, 2010...............      100.36      44.5        100.36      44.5         75.88      45.0         76.05      45.0
October 1, 2010.............      100.36      44.5        100.36      44.5         75.88      45.0         76.05      45.0
April 1, 2011...............        0.00       0.0          0.00       0.0          0.00       0.0          0.00       0.0

                                     N787UA                  N789UA
                              ---------------------   ---------------------
                                 ASSUMED                 ASSUMED
                                AIRCRAFT                AIRCRAFT
                                  VALUE        LTV        VALUE        LTV
DATE                          (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                          -------------   -----   -------------   -----
April 1, 2001...............     $105.70      62.8%      $114.39      62.9%
October 1, 2001.............      105.70      62.8        110.62      63.5
April 1, 2002...............      102.10      63.4        110.62      63.5
October 1, 2002.............      102.10      63.4        106.84      64.2
April 1, 2003...............       98.50      64.1        106.84      64.2
October 1, 2003.............       98.50      64.1        103.07      64.9
April 1, 2004...............       94.89      64.8        103.07      64.9
October 1, 2004.............       94.89      64.8         99.30      65.6
April 1, 2005...............       91.29      65.6         99.30      65.6
October 1, 2005.............       91.29      58.1         95.53      58.8
April 1, 2006...............       87.69      58.7         95.53      58.8
October 1, 2006.............       87.69      58.7         91.76      59.3
April 1, 2007...............       84.08      59.3         91.76      59.3
October 1, 2007.............       84.08      59.3         87.99      59.9
April 1, 2008...............       80.48      59.9         87.99      59.9
October 1, 2008.............       80.48      59.9         84.22      60.6
April 1, 2009...............       76.88      60.6         84.22      60.6
October 1, 2009.............       76.88      45.0         80.45      45.0
April 1, 2010...............       73.27      45.0         80.45      45.0
October 1, 2010.............       73.27      45.0         76.68      45.0
April 1, 2011...............        0.00       0.0          0.00       0.0

                                              N790UA                  N791UA                  N793UA
                                       ---------------------   ---------------------   ---------------------
                                          ASSUMED                 ASSUMED                 ASSUMED
                                         AIRCRAFT                AIRCRAFT                AIRCRAFT
                                           VALUE        LTV        VALUE        LTV        VALUE        LTV
DATE                                   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                                   -------------   -----   -------------   -----   -------------   -----
April 1, 2001........................     $114.39      62.9%      $114.39      62.9%      $114.70      62.9%
October 1, 2001......................      110.62      63.5        110.62      63.5        110.92      63.5
April 1, 2002........................      110.62      63.5        110.62      63.5        110.92      63.5
October 1, 2002......................      106.84      64.2        106.84      64.2        107.14      64.2
April 1, 2003........................      106.84      64.2        106.84      64.2        107.14      64.2
October 1, 2003......................      103.07      64.9        103.07      64.9        103.36      64.9
April 1, 2004........................      103.07      64.9        103.07      64.9        103.36      64.9
October 1, 2004......................       99.30      65.6         99.30      65.6         99.58      65.6
April 1, 2005........................       99.30      65.6         99.30      65.6         99.58      65.6
October 1, 2005......................       95.53      58.8         95.53      58.8         95.80      58.8
April 1, 2006........................       95.53      58.8         95.53      58.8         95.80      58.8
October 1, 2006......................       91.76      59.3         91.76      59.3         92.01      59.3
April 1, 2007........................       91.76      59.3         91.76      59.3         92.01      59.3
October 1, 2007......................       87.99      59.9         87.99      59.9         88.23      59.9
April 1, 2008........................       87.99      59.9         87.99      59.9         88.23      59.9
October 1, 2008......................       84.22      60.6         84.22      60.6         84.45      60.6
April 1, 2009........................       84.22      60.6         84.22      60.6         84.45      60.6
October 1, 2009......................       80.45      45.0         80.45      45.0         80.67      45.0
April 1, 2010........................       80.45      45.0         80.45      45.0         80.67      45.0
October 1, 2010......................       76.68      45.0         76.68      45.0         76.89      45.0
April 1, 2011........................        0.00       0.0          0.00       0.0          0.00       0.0

                                              N797UA                  N798UA
                                       ---------------------   ---------------------
                                          ASSUMED                 ASSUMED
                                         AIRCRAFT                AIRCRAFT
                                           VALUE        LTV        VALUE        LTV
DATE                                   (IN MILLIONS)   RATIO   (IN MILLIONS)   RATIO
----                                   -------------   -----   -------------   -----
April 1, 2001........................     $114.18      62.9%      $114.18      62.9%
October 1, 2001......................      114.18      62.9        114.18      62.9
April 1, 2002........................      110.42      63.5        110.42      63.5
October 1, 2002......................      110.42      63.5        110.42      63.5
April 1, 2003........................      106.65      64.2        106.65      64.2
October 1, 2003......................      106.65      64.2        106.65      64.2
April 1, 2004........................      102.89      64.9        102.89      64.9
October 1, 2004......................      102.89      64.9        102.89      64.9
April 1, 2005........................       99.12      65.6         99.12      65.6
October 1, 2005......................       99.12      58.2         99.12      58.2
April 1, 2006........................       95.36      58.8         95.36      58.8
October 1, 2006......................       95.36      58.8         95.36      58.8
April 1, 2007........................       91.59      59.3         91.59      59.3
October 1, 2007......................       91.59      59.3         91.59      59.3
April 1, 2008........................       87.83      59.9         87.83      59.9
October 1, 2008......................       87.83      59.9         87.83      59.9
April 1, 2009........................       84.07      60.6         84.07      60.6
October 1, 2009......................       84.07      45.0         84.07      45.0
April 1, 2010........................       80.30      45.0         80.30      45.0
October 1, 2010......................       80.30      45.0         80.30      45.0
April 1, 2011........................        0.00       0.0          0.00       0.0

PROSPECTUS

United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Village, IL 60007
Mailing Address: P.O. Box 66100
Chicago, Illinois 60666
(847) 700-4000

              [UNITED AIR LINES, INC. LOGO]UNITED AIR LINES, INC.

                           PASS THROUGH CERTIFICATES

     Pass through trusts formed by United may offer for sale up to $4,000,000,000 of pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

          - a trust to finance or refinance a portion of the purchase price of an aircraft that has been or will be leased to United as part of a leveraged lease transaction; or

          - United to finance or refinance all or a portion of the purchase price of an aircraft owned or to be purchased by United.

          Equipment notes issued by a trust are without recourse to United. Equipment notes issued by United are with recourse to United. For each aircraft, the owner trustee or United will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

          The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.
                            ------------------------

 UNITED WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS
                                  PROSPECTUS.
    YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY
                               BEFORE YOU INVEST.
                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or
disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.
           Any representation to the contrary is a criminal offense.
                            ------------------------

               The date of this Prospectus is November 16, 2000.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, up to $4,000,000,000 of pass through certificates. This prospectus provides you with a general description of the pass through certificates we may sell. Each time we sell pass through certificates under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information" before making an investment in the pass through certificates.

     You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. United has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. United is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information United has previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. United's business, financial condition, results of operations and prospects may have changed since those dates.

                      WHERE YOU CAN FIND MORE INFORMATION

     United Air Lines, Inc. files reports, proxy statements and other information with the SEC. You may access United's SEC filings over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document United files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

     United has filed with the SEC under the Securities Act of 1933 a registration statement on Form S-3 relating to the securities. For further information on United and the securities, you should refer to the registration statement and its exhibits. This prospectus and the related prospectus supplement summarizes material provisions of contracts and other documents that United refers you to. Since the prospectus and the related prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. United has included forms of these documents as exhibits to the registration statement or incorporated them by reference into this prospectus.

             INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC

     United is "incorporating by reference" certain information it files with the SEC into this prospectus, which means:

          - incorporated documents are considered part of this prospectus;

          - United can disclose important information to you by referring you to those documents; and

          - information that United files with the SEC will automatically update and supersede this prospectus.

     United incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, its Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2000, and its Current Reports on Form 8-K dated May 26, 2000, July 19, 2000 and August 17, 2000, which United filed with the SEC under the Securities Exchange Act of 1934. United also incorporates by reference the Current Reports of UAL Corp. on Form 8-K filed on May 24, 2000, August 17, 2000 and September 29, 2000 and on Form 8-K/A filed on June 21, 2000, which UAL Corp. filed with the SEC under the Securities Exchange Act of 1934.

     United also incorporates by reference each of the following documents that United will file with the SEC after the date of the initial filing of the registration statement with the SEC and prior to effectiveness of the registration statement or after the date of this prospectus but before the end of the offering of the securities:

          - Reports filed under Sections 13(a) and (c) of the 1934 Act,

          - Definitive proxy or information statements filed under Section 14 of the 1934 Act in connection with any subsequent stockholders' meeting, and

          - Any reports filed under Section 15(d) of the 1934 Act.

     You may request a copy of any filings referred to above, at no cost, by writing or telephoning United at the following address:
     Corporate Secretary's Office
     United Air Lines, Inc. -- WHQLD
     P.O. Box 66100
     Chicago, Illinois 60666
     (847) 700-4453.

                   REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

     The pass through trustee under each pass through trust will provide the certificateholders of each pass through trust with periodic statements concerning the distributions made from that pass through trust. See "Description of the Certificates -- Reports to Certificateholders" for a description of these periodic statements.

                                  THE COMPANY

     United Air Lines, Inc. was incorporated under the laws of the State of Delaware on December 30, 1968. The world headquarters of the Company are located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007. The Company's mailing address is P.O. Box 66100, Chicago, Illinois 60666. The telephone number for the Company is (847) 700-4000.

     United is the principal subsidiary of UAL Corporation, a Delaware corporation, and is wholly owned by UAL. United accounted for virtually all of UAL's revenues and expenses in 1999. United is a major commercial air transportation company, engaged in the transportation of persons, property and mail throughout the United States and abroad.

     During 1999, United carried, on average, more than 243,000 passengers per day and flew more than 125 billion revenue passenger miles. It is the world's largest airline as measured by revenue passenger miles flown, providing passenger service in 26 countries.

     United operates a global network, which encompasses major cities such as Chicago, Denver, Los Angeles, New York, Miami, San Francisco, Washington-Dulles, D.C., in the U.S., and Buenos Aires, Frankfurt, Hong Kong, London, Mexico City, Paris, Sao Paulo, Sydney and Tokyo in the international markets. United's network, supplemented with strategic airline alliances, provides comprehensive transportation service within North America (the domestic segment), within Latin America, Europe, and the Pacific (the international segment), and between these two segments. Operating revenues attributed to United's North America segment were approximately $12.5 billion in 1999, $12.0 billion in 1998, and $11.2 billion in 1997. Operating revenues attributed to United's international segment were approximately $5.5 billion in 1999, $5.5 billion in 1998, and $6.1 billion in 1997.

     Since October 1994, United has operated a service, United Shuttle, within its domestic segment. This service is designed to provide both affordable and profitable air service in highly competitive markets, as well as critical feed traffic. United Shuttle(R) is principally concentrated on the West Coast and in Denver. United Shuttle offers approximately 500 daily flights on 30 routes among 22 cities in the western United States.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for United is set forth below for the periods indicated.

                                               YEAR ENDED DECEMBER 31
  NINE-MONTHS ENDED           --------------------------------------------------------
 SEPTEMBER 30, 2000           1999         1998         1997         1996         1995
 ------------------           ----         ----         ----         ----         ----
        1.65                  2.77         2.05         2.36         1.76         1.44

     For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income before taxes, extraordinary items and cumulative effect of accounting changes, interest expense, undistributed earnings of affiliates, the portion of rental expense representative of an interest factor and capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of an interest factor.

                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

     Each series of pass through certificates will be issued by a separate pass through trust. Each separate pass through trust will be formed under a supplemental agreement, between United and the pass through trustee named in the series supplement, to a Pass Through Trust Agreement between United and the pass through trustee. All pass through certificates issued by a particular pass through trust will represent fractional undivided interests in that pass through trust. The trust property held in each pass through trust will consist of (a) equipment notes issued by United in connection with financing or refinancing the purchase of one or more aircraft, (b) equipment notes issued by one or more trusts in connection with the financing or refinancing one or more leveraged lease transactions, as specified in the applicable prospectus supplement, and
(c) any other property described in the applicable prospectus supplement.

     United or the owner trustee may issue one or more equipment notes in connection with each purchase or leveraged lease transaction. Each equipment note may have different interest rates and final maturity dates and rankings of priority of payment. Concurrently with the execution and delivery of each series supplement, the pass through trustee, on behalf of the related pass through trust, will enter into one or more agreements under which it will purchase one or more equipment notes. Unless otherwise provided in a prospectus supplement, the equipment notes that constitute the property of a pass through trust will have the same interest rates as the interest rates on the pass through certificates issued by the pass through trust and the same priority of payment relative to each of the other equipment notes held by the pass through trust. Unless otherwise provided in a prospectus supplement, the latest maturity date for the equipment notes will occur on or before the final distribution date applicable to the pass through certificates issued by the pass through trust holding those equipment notes.

     For each pass through trust, the total amount of the pass through certificates will equal the total principal amount of the equipment notes constituting the trust property of the pass through trust. The pass through trustee will distribute payments of principal, any premium and interest received by it as holder of the equipment notes to the certificateholders of the pass through trust that hold those equipment notes.

                                USE OF PROCEEDS

     The pass through trustee will use proceeds from the sale of pass through certificates issued by a pass through trust to purchase equipment notes or notes issued by a trust secured by equipment notes. The equipment notes are or will be issued by:

          - a trust to finance or refinance a portion of the purchase price of an aircraft that has been or will be leased to United, or

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

     - United to finance or refinance all or a portion of the purchase price of an aircraft owned or to be purchased by United.

     For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, and authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. Each trust indenture and security agreement is referred to in this prospectus as a "Leased Aircraft Indenture". The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of an owner participant(s). A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

     We will issue the equipment notes relating to owned aircraft under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. Each trust indenture and mortgage is referred to in this prospectus as an "Owned Aircraft Indenture." The term "Indenture" refers to any Leased Aircraft Indenture and any Owned Aircraft Indenture.

     If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates.

     In addition, pass through certificates may be offered subject to delayed aircraft financing arrangements, such as the following:

          - a pass through trust may purchase equipment notes issued by an owner trustee prior to the purchase of an aircraft by the owner trustee or the commencement of the related Lease to United.

          - a pass through trust may purchase equipment notes issued by United prior to the expected delivery date of an owned aircraft.

          - the funds may be invested with a depositary or represented by escrow receipts until used to purchase equipment notes.

     In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied during any delayed aircraft financing period, including any depositary or escrow arrangements.

                                FLOW OF PAYMENTS

     Each pass through trust may hold equipment notes relating to more than one aircraft. A prospectus supplement will describe the number of aircraft included in each offering and the interest rates, final maturity dates and rankings in respect of priority of payment of the equipment notes held by each pass through trust.

     In a leased aircraft transaction, United will lease each aircraft from the owner trustee under a separate Lease. United will make scheduled rent payments for each aircraft under the Lease. As a result of the assignment under the related Leased Aircraft Indenture of specified rights of the owner trustee under the Lease, United will make the rent payments directly to the indenture trustee. From these rent payments, the indenture trustee will pay to the pass through trustee the interest, principal and any premium due from the owner trustee (or any separate trust created in connection with the refinancing of leased aircraft) on the equipment notes issued under the Indenture and held in the pass through trust. After the indenture trustee has made the payments on the equipment notes then due, the indenture trustee will pay the remaining balance to the owner trustee for the benefit of the related owner participant. The owner participant may be United or an
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

affiliate of United. The pass through trustee for each pass through trust will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

     In an owned aircraft transaction, United will make scheduled payments on the equipment notes relating to each aircraft to the indenture trustee. From these payments, the indenture trustee will pay to the pass through trustee for each pass through trust the interest, principal and any premium due on the equipment notes issued under the related Owned Aircraft Indenture and held in the related pass through trust. The pass through trustee will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

     In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, some terms of the pass through certificates will differ from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from delayed aircraft financing arrangements.

                        DESCRIPTION OF THE CERTIFICATES

     The discussion that follows is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. The summary includes descriptions of the material terms of the Pass Through Agreement. The form of Pass Through Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The series supplement relating to each series of pass through certificates and the forms of Indentures, Note Purchase Agreements, if any, Participation Agreements, Leases, if the pass through certificates relate to a leased aircraft transaction, intercreditor agreement, if any, liquidity facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed with the SEC as exhibits to a post-effective amendment to this registration statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, and this summary is qualified in its entirety by the detailed information appearing in each of these documents. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

     Each prospectus supplement will include a glossary of terms used in connection with the pass through certificates offered thereby and the related equipment notes. The applicable prospectus supplement will describe the particular terms of the Indentures, the pass through certificates, the Leases and the Participation Agreements relating to any particular offering of pass through certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

     The pass through certificates of each pass through trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate pass through trust formed by the Pass Through Agreement and the related series supplement under which that pass through certificate is issued. The property of each pass through trust will include (1) the equipment notes and any other property described in the applicable prospectus supplement held in that pass through trust, (2) all monies at any time paid on the equipment notes and the other property held in that pass through trust, (3) all monies due and to become due on the equipment notes and the other property held in the pass through trust and (4) funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust. If specified in a prospectus supplement, the property of a pass through trust will also include rights under an intercreditor agreement relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related pass through trust and will be issued, unless otherwise specified in a prospectus supplement, in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.
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

     A prospectus supplement will describe the specific series of pass through certificates offered by that prospectus supplement, including:

          (1) the specific designation and title of the pass through certificates and the pass through trust;

          (2) the pass through trustee for that series of pass through certificates;

          (3) the regular distribution dates and special distribution dates for the pass through certificates and any cut-off date for the purchase of an aircraft;

          (4) the specific form of the pass through certificates;

          (5) whether the pass through certificates will be issued in accordance with a book-entry system;

          (6) a description of:

             (a) the equipment notes to be purchased by that pass through trust, including the period(s) within which, the price(s) at which, and the terms and conditions upon which the equipment notes may or must be repaid in whole or in part, by United or the related owner trustee;

             (b) the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft;

             (c) any additional security or liquidity facilities for the pass through certificates;

             (d) any intercreditor issues among the holders of equipment notes having different priorities issued by the same owner trustee;

             (e) any provisions for defeasance or covenant defeasance; and

             (f) any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

          (7) a description of the related aircraft, including whether the aircraft is a leased aircraft or an owned aircraft;

          (8) a description of the related Participation Agreement or Note Purchase Agreement and Indenture, including a description of events of default under the Indenture, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies;

          (9) if the pass through certificates relate to leased aircraft, a description of the related Lease, Trust Agreement and any Collateral Agreement, including:

             (a) the name of the owner trustee;

             (b) a description of the events of default under the Lease, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies; and

             (c) any rights of the owner trustee or owner participant to cure failures of United to pay rent under the Lease;

          (10) the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of the equipment notes, or upon the consent of the holders of a specified percentage of the total principal amount of the equipment notes;

          (11) a description of the related Indenture;

          (12) a description of any intercreditor or subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts;

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

          (13) a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancement for any series of pass through certificate or any class of equipment notes; and

          (14) any other special terms of the pass through certificates.

     The applicable prospectus supplement will also describe any special United States federal income tax considerations and any other special information with respect to that series of pass through certificates if:

          - the pass through certificates are denominated in foreign or composite currency; or

          - the equipment notes are sold at a substantial discount below the principal amount of the equipment notes.

     The equipment notes issued under an Indenture may be held in more than one pass through trust and any pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, a pass through trust may only hold equipment notes having the same priority of payment. Equipment notes that have the same priority of payment are referred to as a "class".

     Interest will be passed through to certificateholders of each pass through trust at the rate payable on the equipment notes held in the pass through trust, as specified for the pass through trust in the prospectus supplement.

     The pass through certificates represent interests in the related pass through trust only and all payments and distributions will be made only from the trust property of the pass through trust. The pass through certificates do not represent an interest in or obligation of United, the pass through trustee, any related owner participant, the owner trustee in its individual capacity or any affiliate of any of them. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the related pass through trust as specified in the Pass Through Agreement and the related series supplement.

     The Pass Through Agreement and the Indentures will not contain any debt covenants or provisions that would give certificateholders protection in the event of a highly leveraged transaction involving United. However, the certificateholders of each series will have the benefit of a lien on the specific aircraft securing the related equipment notes held in the related pass through trust.

     To the extent described in a prospectus supplement, United may surrender pass through certificates issued by a pass through trust to the pass through trustee for that pass through trust. In this event, the pass through trustee will transfer to United an equal principal amount of equipment notes relating to a particular aircraft designated by United and will cancel the surrendered pass through certificates.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise indicated in a prospectus supplement, distributions with respect to the pass through certificates will be made, and the transfer of pass through certificates will be registerable, at the office or agency to be maintained by the pass through trustee in New York, New York, and at any other office or agency maintained by the pass through trustee for this purpose. We will issue pass through certificates in fully registered form, unless otherwise indicated in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, we will issue pass through certificates denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. We will specify in the prospectus supplement the denominations of any pass through certificates we issue denominated in a foreign or composite currency.

     We will exchange pass through certificates of any series for other pass through certificates of the same series, principal amount and maturity date. You may present pass through certificates, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the registrar or of any transfer agent designated by the pass through trustee for this purpose for any series of pass through certificates and referred to in a prospectus supplement. The registrar or the transfer agent will effect the
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

transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. The Pass Through Agreement designates the pass through trustee as the registrar. If a prospectus supplement refers to any transfer agent in addition to the registrar for any series of pass through certificates, the pass through trustee may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. The pass through trustee must maintain a transfer agent in each place of payment for that series. The pass through trustee may at any time designate additional transfer agents with respect to any series of pass through certificates.

     No service charge will be made for any registration of transfer or exchange of the pass through certificates, but the pass through trustee may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

PAYMENTS AND PAYING AGENTS

     Unless otherwise indicated in a prospectus supplement, the pass through trustee will distribute the amounts on deposit in the applicable certificate account (1) by check mailed to the address of each certificateholder of record of that series on the record date with respect to a regular distribution date as it appears in the register or (2) by wire transfer to an account maintained by the nominee of the depository.

     Unless otherwise indicated in a prospectus supplement, the pass through trustee will serve as paying agent and the corporate trust office of the pass through trustee will be designated as the paying agent office for payments with respect to pass through certificates. We will name in a prospectus supplement any paying agent outside the United States and any other paying agent in the United States initially designated by the pass through trustee for the pass through certificates. The pass through trustee may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. The pass through trustee will be required to maintain a paying agent in each place of payment for that series.

     The pass through trustee will repay to the appropriate indenture trustees all moneys held by the pass through trustee for the payment of distributions that remain unclaimed at the end of two years after the final distribution date for the pass through certificates. The pass through trustee will give written notice of the repayment to the related owner trustees, the owner participants and United.

BOOK-ENTRY SECURITIES

     Unless we provide otherwise in a prospectus supplement, the pass through certificates will be represented by one or more fully registered certificates. These certificates are called "global securities." Each global security will be deposited with a depository. The depository will initially be The Depository Trust Company. The global security will be registered in the name of the depository or its nominee. Except in the circumstances described in "Certificated Form" below, no certificateholder will receive a certificated pass through certificate. If the total principal amount of any issue of pass through certificates exceeds $200 million, one certificate will be issued for each $200 million of principal amount and an additional certificate will be issued for any remaining principal amount of that issue.

     The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC's direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to
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

DTC's book-entry system, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of pass through certificates under the DTC system must be made by or through direct participants. Direct participants will receive a credit for the pass through certificates on DTC's records. The ownership interest of each actual purchaser of each pass through certificate will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the pass through certificates will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in pass through certificates, except if the use of the book-entry system for the pass through certificates is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

     So long as the depository for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the pass through certificates represented by the global security. Except as provided below, owners of beneficial interests in pass through certificates represented by the global security will not be entitled to have pass through certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of pass through certificates in definitive form and will not be considered the owners or holders of the pass through certificates under the Pass Through Agreement.

     To facilitate subsequent transfers, all pass through certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of pass through certificates with DTC and their registration in the name of Cede causes no change in the beneficial ownership of the pass through certificates. DTC has no knowledge of the actual beneficial owners of the pass through certificates; its records reflect only the identity of the direct participants to whose accounts the pass through certificates are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. These arrangements are subject to any applicable statutory or regulatory requirements.

     Neither DTC nor Cede will consent or vote with respect to pass through certificates. Under its usual procedures, DTC mails an omnibus proxy to the pass through trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the pass through certificates are credited on the record date. Those direct participants will be identified in a listing attached to the omnibus proxy.

     The pass through trustee or a paying agent, which may also be the pass through trustee, will make distributions with respect to the pass through certificates represented by the global security to the depository as the registered owner of the global security.

     We expect that the depository upon receipt of any distribution will credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security for the related pass through certificates as shown on the records of the depository. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The participants, and not DTC, the paying agent, the pass through trustee, the indenture trustee, the owner trustee or United, will be responsible for payments to the beneficial owners. The pass through trustee is responsible for the payment of distributions with respect to the global security to DTC. DTC is responsible for the disbursement of these payments to direct participants. The direct and indirect participants are responsible for the disbursement of these payments to the beneficial owners.
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

     If the depository with respect to a global security is at any time unwilling or unable to continue as depository and a successor depository is not appointed within 90 days, the pass through trustee will issue pass through certificates in certificated form in exchange for the pass through certificates represented by the global security.

     The information in this section concerning the depository and the depository's book-entry system has been obtained from sources that United believes to be reliable, but United takes no responsibility for the accuracy of the information.

     In addition to holding pass through certificates through participants or indirect participants of DTC in the United States as described above, you may hold your pass through certificates through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries names on the books of DTC.

     Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving pass through certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of pass through certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the pass through certificates settled during the securities settlement processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of pass through certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
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

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding though Euroclear participants.

     Distributions with respect to pass through certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pass Through Agreement or any other related document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect action on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of pass through certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     Except as required by law, neither United, the pass through trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the pass through certificates of any series held by Cede & Co, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Certificated Form. The pass through trustee will issue certificates in fully registered, certificated form to certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the pass through trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the pass through certificates and United is unable to locate a qualified successor or if United, at its option, elects to terminate the book-entry system through DTC. In this event, the pass through trustee will notify all certificateholders through DTC participants of the availability of certificated pass through
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

certificates. Upon surrender by DTC of the definitive global certificate representing the series of pass through certificates and receipt of instructions for reregistration, the pass through trustee will reissue the pass through certificates in certificated form to certificateholders or their nominees.

     Certificates in certificated form will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable series supplements.

PAYMENTS AND DISTRIBUTIONS

     United will make scheduled payments of interest and principal on the equipment notes related to owned aircraft to the indenture trustee under the related Owned Aircraft Indenture. The indenture trustee will distribute these interest and principal payments to the pass through trustee for each of the pass through trusts that hold these equipment notes.

     Upon commencement of the Lease for any leased aircraft, United will make scheduled rent payments for each leased aircraft under the related Lease to the owner trustee. These scheduled rent payments to the indenture trustee under the applicable Indenture will provide the funds necessary to make the corresponding payments of principal and interest due from the owner trustee on the equipment notes issued under the Leased Aircraft Indenture.

     Subject to the effect of any cross-subordination provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute payments of principal, any premium and interest on the equipment notes held in each pass through trust, upon receipt, to certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except in cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

     Payments of interest and principal on the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in a prospectus supplement. These scheduled payments of interest and principal on the equipment notes are referred to as "scheduled payments." The dates specified for distributions of scheduled payments to the pass through trustee in a prospectus supplement are referred to as "regular distribution dates." Subject to the effect of any cross-subordination provisions described in a prospectus supplement, for each pass through trust, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payment received by the pass through trustee on the regular distribution date.

     If the pass through trustee does not receive a scheduled payment on or before a regular distribution date but receives the scheduled payment within five business days after the regular distribution date, the pass through trustee will distribute the scheduled payment to the certificateholders on the date received. The pass through trustee will make each distribution of a scheduled payment to the certificateholders of record on the fifteenth day prior to each regular distribution date, subject to any exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution. If the pass through trustee receives a scheduled payment more than five business days after a regular distribution date, it will be treated as a special payment and will be distributed as described in the next paragraph.

     For any pass through trust, any payments of principal, any premium or interest, other than scheduled payments, received by the pass through trustee on any of the equipment notes held in the pass through trust will be distributed on the special distribution dates specified in a prospectus supplement. These payments received (1) for the prepayment of the equipment notes, (2) upon the prepayment by the related owner trustee of the equipment notes following a default, and (3) on account of the sale of the equipment notes by the pass through trustee are referred to as "special payments". Prior to any special payment for a pass through trust, the pass through trustee will notify the certificateholders of record of that pass through trust of the special payment and the anticipated special distribution date. The pass through trustee will make each distribution of a special payment, other than the final distribution, for any pass through trust to the certificateholders of record on the fifteenth day prior to the special distribution date, unless otherwise
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

specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution of a special payment.

     If any distribution date is not a business day, distributions scheduled to be made on that distribution date will be made on the next business day and, unless otherwise provided in a prospectus supplement, without additional interest.

POOL FACTORS

     The "pool factor" for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in a prospectus supplement. However, if any equipment notes held in a pass through trust have been prepaid, a scheduled repayment of principal on the equipment notes has not been made or specified actions have been taken following a default on the equipment notes, the pool factor and the pool balance of the pass through trust will be recomputed after giving effect to that event and notice of the new computation will be mailed to the certificateholders of that pass through trust. Each pass through trust will have a separate pool factor.

     Unless otherwise described in a prospectus supplement, the "pool balance" for each pass through trust indicates, as of any date, the total original face amount of the pass through certificates less the total amount of all payments made in respect of the pass through certificates other than payments of interest or premium on the pass through certificates or reimbursement of any costs or expenses incurred in connection with the pass through certificates. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in that pass through trust and the distribution of principal being made on that date.

     Unless otherwise described in a prospectus supplement, the "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the total original face amount of the pass through certificates of the pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in the pass through trust and the distribution of principal being made on that date. The pool factor for each pass through trust will initially be 1.0000000; the pool factor for each pass through trust will decline as described above to reflect reductions in the pool balance of the pass through trust. For any pass through trust, the amount of any certificateholder's pro rata share of the pool balance of the pass through trust can be determined by multiplying the original denomination of the certificateholder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date for a pass through trust, the pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of record a statement, giving effect to the distribution being made on that distribution date. The statement will provide the following information (per $1,000 in aggregate amount of pass through certificates for the pass through trust, as to (1) and (2) below):

          (1) the amount of the distribution allocable to principal and allocable to premium, if any;

          (2) the amount of the distribution allocable to interest; and

          (3) the pool balance and the pool factor for that pass through trust.

     So long as the pass through certificates of any related pass through trust are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing that will provide the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates of the related pass through trust on that record date. On each distribution date, the pass through trustee will mail to DTC and each participant the
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

statement described above. The pass through trustee will also make available additional copies as requested by the DTC participant, to be available for forwarding to certificateholders.

     In addition, after the end of each calendar year, the pass through trustee will prepare and deliver to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts of principal, any premium and interest with respect to each pass through trust for that calendar year or, if that person was a certificateholder during a portion of that calendar year, for the applicable portion of that calendar year. The pass through trustee will prepare this report on the basis of information supplied to the pass through trustee by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificateholders.

     If pass through certificates of a pass through trust are issued in certificated form, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the pass through trust as the name of the certificateholder appears on the records on the registrar for the pass through trust.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination and intercreditor provisions described in a prospectus supplement, the pass through trustee, as holder of the equipment notes held in each pass through trust, has the right to vote and give consents and waivers in respect of those equipment notes under the related Indentures. The Pass Through Agreement describes:

          - the circumstances in which the pass through trustee will direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

          - the circumstances in which the pass through trustee will seek instructions from the certificateholders of that pass through trust; and

          - if applicable, the percentage of certificateholders required to direct the pass through trustee to take any action.

     Prior to an event of default with respect to any pass through trust, the principal amount of the equipment notes held in that pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of pass through certificates held by the certificateholders of that pass through trust taking the corresponding position. If specified in a prospectus supplement, the right of the pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances provided in an intercreditor agreement to be executed by the pass through trustee, be exercisable by another person specified in the prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Pass Through Agreement defines an event of default for any pass through trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an event of default for a particular pass through trust may be varied by the applicable series supplement to the Pass Through Trust Agreement and described in the applicable prospectus supplement. The applicable prospectus supplement will describe the indenture events of default under the indentures for the leased aircraft and will include events of default under the related Leases. If any equipment notes are supported by a liquidity facility or other credit enhancement arrangement, the events of default or indenture events of default may include events of default under the liquidity facility or other credit enhancement arrangement.

     Because the equipment notes outstanding under an Indenture may be held in more than one pass through trust, a continuing indenture event of default under the Indenture would result in an event of default with respect to each pass through trust. All the equipment notes issued under the same Indenture will relate to a specific aircraft. There will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in a prospectus supplement. Consequently, unless otherwise provided in a prospectus
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

supplement, events resulting in an indenture event of default under any particular Indenture will not necessarily result in an indenture event of default occurring under any other Indenture. If an indenture event of default occurs in fewer than all of the Indentures related to a pass through trust, the equipment notes issued under the related Indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

     Under each Indenture relating to a leased aircraft, the related owner trustee and the owner participant will have the right under some circumstances to cure an indenture event of default that results from the occurrence of a lease event of default under the related Lease. If the owner trustee or the owner participant chooses to exercise its cure right, the indenture event of default and consequently the event of default under any pass through trust holding the related equipment notes will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the rights to cure defaults and the effects of the exercise of those rights. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a liquidity facility or similar arrangement, a drawing under any liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by United to have made a corresponding payment will not cure an indenture event of default related to the failure by United.

     The ability of the certificateholders of any one pass through trust to cause the indenture trustee for any equipment notes held in the pass through trust to accelerate the payment on the equipment notes under the related Indenture or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, upon the proportion of the total principal amount of the equipment notes outstanding under the Indenture and held in the pass through trust to the total principal amount of all equipment notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to the pass through certificates, the ability of the certificateholders of any one pass through trust holding equipment notes issued under related Indentures to cause the indenture trustee to accelerate the equipment notes or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, on the relative ranking of priority of equipment notes held in the pass through trust.

     Each pass through trust will hold equipment notes with different terms from those of the equipment notes held in any other pass through trust. Therefore, the certificateholders of a pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes relating to the same Indenture. In addition, so long as the same institution or an affiliate of that institution acts as pass through trustee of one or more pass through trusts holding equipment notes issued under that Indenture, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for that pass through trust could be faced with a potential conflict of interest upon an indenture event of default. In that event, we expect that the pass through trustee would resign as pass through trustee of one or all of the affected pass through trusts, and a successor pass through trustee would be appointed.

     The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the pass through trustee may or will sell for cash to any person all or part of the equipment notes held in the related pass through trust. A person other than the pass through trustee may exercise the right to make a sale if the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any sale will be distributed as prescribed by those arrangements. Any proceeds received by the pass through trustee upon any sale that are distributable to the certificateholders of a particular pass through trust will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. The market for equipment notes in default may be very limited and thus, it may not be possible to sell them for a reasonable price. Furthermore, if the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell
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

equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of the pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United, the pass through trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust as long as no indenture event of default existed with respect to the remaining equipment notes.

     For any pass through trust, the pass through trustee will deposit into the special payments account for that pass through trust any amount distributed to the pass through trustee by the indenture trustee under any Indenture on account of the equipment notes held in that pass through trust following an indenture event of default under the Indenture and the pass through trustee will distribute that amount to the certificateholders of that pass through trust on a special distribution date. In addition, if an Indenture provides that the applicable owner trustee or owner participant may, under circumstances specified in the Indenture, redeem or purchase some or all of the outstanding equipment notes issued under that Indenture, the pass through trustee will deposit in the special payments account for that pass through trust the price paid by the owner trustee or owner participant to the pass through trustee for any of the equipment notes issued under that Indenture and held in that pass through trust. The pass through trustee will distribute the price paid to the certificateholders of that pass through trust on a special distribution date. Any funds held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted investments pending the distribution of these funds on a special distribution date. The applicable prospectus supplement will describe these permitted investments.

     The Pass Through Agreement provides that the pass through trustee will, within 90 days after the occurrence of a default under any pass through trust, notify the certificateholders of the pass through trust by mail of all uncured or unwaived defaults with respect to the pass through trust known to it. However, the pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the certificateholders, except in the case of default in the payment of principal of, or any premium or interest on, any of the equipment notes held in the pass through trust. The term "default" means the occurrence of any event of default with respect to a pass through trust, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

     The Pass Through Agreement provides that for each pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, the pass through trustee is entitled to be indemnified by the certificateholders of the pass through trust before proceeding to exercise any right or power under the pass through trust or any intercreditor agreement at the request of the certificateholders.

     The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default or event of default with respect to that pass through trust and its consequences. The prospectus supplement will also specify the percentage of certificateholders of that pass through trust, or of any other pass through trust holding equipment notes issued under related Indentures, entitled to waive, or to instruct the pass through trustee or the indenture trustee to waive, any past indenture event of default under any related Indenture and annul any direction given with respect to that indenture event of default.

     Subject to any intercreditor agreement, in some cases, the certificateholders of a majority of the total fractional undivided interests in a pass through trust (a) may on behalf of all certificateholders of that pass through trust or (b) if the pass through trustee is the controlling party under an intercreditor agreement, may direct the pass through trustee to instruct the applicable indenture trustee to, waive any past default with respect to that pass through trust and annul any direction given by the certificateholders to the pass through trustee or the indenture trustee with respect to the default. However, subject to any intercreditor agreement, all of the certificateholders of that pass through trust must consent in order to waive (1) a default in payment of the principal of, or any premium or interest on, any of the equipment notes held in the pass through trust and
(2) a default in respect of any covenant or provision of the Pass Through Agreement or the related series supplement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the waiver. Any waiver will be effective to waive any past default if, but only if, the correlative indenture event of default has been waived under the related Indenture by the requisite holders of the equipment notes outstanding under the Indenture.

MODIFICATIONS OF THE PASS THROUGH AGREEMENT

     The Pass Through Agreement contains provisions permitting United and the pass through trustee to enter into a supplement to the pass through trust agreement or any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility, without the consent of the certificateholders of the pass through trust, to:

          (1) provide for the formation of any pass through trust and the issuance of the related pass through certificates;

          (2) evidence the succession of another corporation to United and the assumption by that corporation of United's obligations under the Pass Through Agreement, the series supplement, any note purchase agreement and any intercreditor, subordination or similar agreement or liquidity facility;

          (3) add to the covenants of United for the benefit of the related certificateholders;

          (4) surrender any right or power conferred upon United in the Pass Through Agreement or any series supplement, any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility;

          (5) cure any ambiguity or correct or supplement any defective or inconsistent provision of the Pass Through Agreement or a series supplement, any note purchase agreement, any intercreditor agreement or any liquidity facility or make or modify any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related certificateholders;

          (6) correct or supplement the description of property that constitutes trust property or the conveyance of the property to the pass through trustee;

          (7) evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any provision of the Pass Through Agreement or any series supplement, any note purchase agreement, any intercreditor, subordination or like agreement or liquidity facility as necessary to facilitate the administration of the pass through trusts under those agreements by more than one pass through trustee;

          (8) comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

          (9) modify, eliminate or add to the provisions of the Pass Through Agreement or any series supplement to the extent necessary to continue to qualify the Pass Through Agreement or the series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility under the Trust Indenture Act of 1939, as amended, or any similar federal statute and add to the pass through agreement or the series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility other provisions as may be expressly permitted by the Trust Indenture Act;

          (10) provide information to the pass through trustee as required in the Pass Through Agreement;

          (11) add to or change the Pass Through Agreement and any series supplement to facilitate the issuance of any pass through certificates in bearer form or to facilitate or provide for the issuance of
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

     any pass through certificates in global form in addition to or in place of pass through certificates in certificated form;

          (12) provide for the delivery of pass through certificates or any supplement to the Pass Through Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

          (13) modify, eliminate or add to the provisions of the Pass Through Agreement or any applicable series supplement to reflect the substitution of a replacement aircraft for any aircraft;

          (14) make any other amendments or modifications which will only apply to any pass through trust established thereafter; and

          (15) modify any provision under the Pass Through Agreement that will not adversely affect the interests of the certificateholders.

No modification may cause the pass through trust to fail to qualify as a "grantor trust" for federal income tax purposes.

     The Pass Through Agreement also provides that United and the pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest of the affected pass through trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to the pass through trust, and the applicable series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or any liquidity facility or modifying the rights of the certificateholders. No supplemental agreement may, however, without the consent of each affected certificateholder:

          (1) reduce the amount of, or delay the timing of, any payments on the equipment notes held in the pass through trust, or distributions in respect of any pass through certificate of the pass through trust;

          (2) change the date or place of payment or change the currency in which the pass through certificates are payable other than that provided for in the pass through certificates;

          (3) impair the right of any certificateholder to take legal action for the enforcement of any payment when due;

          (4) permit the disposition of any equipment note included in the trust property, except as provided in the Pass Through Agreement or a series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility;

          (5) alter the priority of distributions specified in any relevant intercreditor agreement in a manner materially adverse to the holders of the pass through certificates of that series; or

          (6) reduce the percentage of the total fractional undivided interests of the pass through trust that must consent to approve any supplemental agreement or to waive compliance with the Pass Through Agreement or to waive events of default.

MODIFICATION, CONSENTS AND WAIVERS UNDER THE INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the pass through trustee's obligations if the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to the equipment notes, including any Lease.

CROSS-SUBORDINATION ISSUES

     The equipment notes issued under an Indenture may be held in more than one pass through trust and a pass through trust may hold equipment notes issued under more than one related Indenture. Unless
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

otherwise provided in a prospectus supplement, only equipment notes of the same class may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in priority of payment to the equipment notes held in another pass through trust formed as part of the same offering of pass through certificates as a practical matter are subordinated to the other pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a particular pass through trust before they are made to the certificateholders of one or more other trusts. For example, an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that Indenture or any related Indentures.

     A prospectus supplement related to an issuance of pass through certificates will describe any intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indentures or (3) direct the exercise of remedial actions under any related Indentures.

TERMINATION OF PASS THROUGH TRUSTS

     The obligations of United and the pass through trustee with respect to a pass through trust will terminate upon the distribution to the certificateholders of that pass through trust of all amounts required to be distributed to them under the Pass Through Agreement and the series supplement and the disposition of all property held in the pass through trust. The pass through trustee will notify each certificateholder of record of the pass through trust by mail of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution for each certificateholder of the pass through trust will be made only upon surrender of that certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the termination notice.

DELAYED PURCHASE

     If, on the date of issuance of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the cut-off date specified in the prospectus supplement related to the pass through certificates.

     In this event, the pass through trustee will hold the proceeds from the sale of the pass through certificates not used to purchase equipment notes under an arrangement described in the applicable prospectus supplement. This arrangement may include:

          (1) the investment of the proceeds by the pass through trustee in specified permitted investments;

          (2) the deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent; or

          (3) the purchase by the pass through trustee of debt instruments issued on an interim basis by United, which may be secured by a collateral account or other security or property described in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the arrangements with respect to the payment of interest on funds so held. If any proceeds are not subsequently utilized to purchase equipment notes by the date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, the proceeds will be returned to the holders of the related pass through certificates.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     United may not consolidate with or merge into any other corporation or transfer all or substantially all of its assets as an entirety to any other corporation, unless, among other things, United is the surviving corporation or the successor or transferee corporation expressly assumes all the obligations of United under the Pass Through Agreement.

LIQUIDITY FACILITY

     A prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. The provider of the liquidity facility may have a claim senior to the certificateholders' as specified in the prospectus supplement.

THE PASS THROUGH TRUSTEE; THE INDENTURE TRUSTEE

     We will name the pass through trustee for each of the pass through trusts in a prospectus supplement. The pass through trustee and any of its affiliates may hold pass through certificates in their own names. The pass through trustee may act as trustee under other financings by United.

     The pass through trustee may resign as trustee under any or all of the pass through trusts at any time. United may remove the pass through trustee and appoint a successor trustee, or any certificateholder of the pass through trust holding pass through certificates for at least six months may, on behalf of that certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee, if the pass through trustee:

          (1) fails to comply with Section 310 of the Trust Indenture Act, after written request for compliance by United or any pass through certificateholder of the pass through trust holding pass through certificates for at least six months;

          (2) ceases to be eligible to continue as pass through trustee;

          (3) becomes incapable of acting as pass through trustee, or

          (4) is adjudged bankrupt or insolvent.

     In addition, the certificateholders holding more than 50% in total amount of the related pass through certificates may remove the pass through trustee of any pass through trust at any time.

     Unless otherwise provided in the prospectus supplement, in the case of the resignation or removal of the pass through trustee, United or the certificateholders holding more than 50% in total amount of the related pass through certificates may appoint a successor pass through trustee. The resignation or removal of the pass through trustee for any pass through trust and the appointment of the successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee are to the pass through trustee acting in that capacity under each of the pass through trusts and should be read to take into account the possibility that each of the pass through trusts could have a different successor trustee in the event of a resignation or removal.

     The pass through agreement provides that United will pay, or cause to be paid, the pass through trustee's fees and expenses and indemnify the pass through trustee against specified liabilities described in the prospectus supplement.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the equipment notes relating to leased aircraft and owned aircraft or between their respective Indentures, the summary applies to any equipment note and any Indenture. The prospectus supplement will describe most of the financial terms and other specific terms of any series of equipment notes. Because the terms of the specific equipment notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. The applicable prospectus supplement will describe the specific terms of the equipment notes, the Indentures, the Participation Agreements, the Leases, if any, and any other agreements, relating to any particular offering of pass through certificates.

     For each owned aircraft, United will issue equipment notes as direct obligations of United and the indenture trustee will authenticate the equipment notes under an owned aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same owned aircraft indenture will relate to a specific owned aircraft and will not be secured by any other aircraft. The prospectus supplement will identify the owned aircraft relating to each Owned Aircraft Indenture and the related equipment notes. United will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, and any premium and interest on, the related equipment notes.

     For each leased aircraft, the owner trustee will issue equipment notes as nonrecourse obligations of the owner trustee, in each case acting for a separate owner trust for the benefit of an owner participant, and the indenture trustee will authenticate the equipment notes under a Leased Aircraft Indenture. All of the equipment notes issued under the same Leased Aircraft Indenture will relate to and will be secured by a specific leased aircraft and will not be secured by any other aircraft. In each case, the owner trustee will lease the leased aircraft to United under a separate Lease between the owner trustee and United.

     Upon the commencement of the Lease for any leased aircraft, United will be obligated to make rent payments under the Lease that will be sufficient to pay the principal of, and accrued interest on, the related equipment notes when and as due and payable. The equipment notes related to leased aircraft will not, however, be obligations of, or guaranteed by, United. United's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of United.

     For any owned aircraft, if specified in a prospectus supplement, United may arrange for an owner trustee, acting for an owner trust for the benefit of an owner participant, to purchase the owned aircraft from us and lease the aircraft back to us under a "net lease," after the sale of the related equipment notes to the pass through trustee for each applicable pass through trust and the offering and sale of the related pass through certificates under the prospectus supplement. In addition, if specified in the prospectus supplement, United may substitute other aircraft, cash and/or U.S. government securities in place of the owned aircraft securing the related equipment notes. The prospectus supplement will describe terms and conditions of any sale and leaseback transaction or substitution.

     Equipment notes may be issued under delayed aircraft financing arrangements, such as the following:

          - the owner trustee may issue equipment notes prior to the purchase of leased aircraft by the owner trustee or the commencement of the related Leases.

          - United may issue equipment notes prior to the expected delivery date of the owned aircraft.

     The applicable prospectus supplement will describe any delayed aircraft financing arrangements, including any arrangements for the collateralization of the related equipment notes with cash, permitted investments or other property, and any depositary or escrow arrangement under which the proceeds from the sale of the equipment notes will be deposited with a third party depositary or escrow agent.

     If the anticipated aircraft financing transactions have not been completed by the date specified in the applicable prospectus supplement, including if due to a casualty to one or more aircraft, the related equipment notes will be prepaid at the price specified in the prospectus supplement. Alternatively, if the Lease related to any equipment notes has not commenced by the date specified in the prospectus supplement and if the prospectus supplement so permits, United at its option may convert the proposed

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

leveraged lease financing into an owned aircraft financing and the equipment notes, with some modifications, will become equipment notes issued by United.

     The applicable prospectus supplement will describe any refinancing arrangements with respect to any aircraft, including whether a separate trust will be created to issue notes.

PRINCIPAL AND INTEREST PAYMENTS

     The pass through trustee will pass through interest received by the pass through trustee on the equipment notes constituting trust property of each pass through trust to the certificateholders of that pass through trust on a pro rata basis on the dates and at the rate indicated in a prospectus supplement. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount.

     Each pass through trust will hold equipment notes on which principal is payable in scheduled amounts and on specified dates as indicated in a prospectus supplement. The pass through trustee will pass through principal received by the pass through trustee on the equipment notes to the certificateholders of the related pass through trust as specified in the prospectus supplement.

     If any date scheduled for any payment of principal of, or any premium or interest on, the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

PREPAYMENT

     A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may or must be prepaid, in whole or in part, prior to the stated maturity date of the equipment notes, any premium applicable upon some prepayments and other terms applying to the prepayment of the equipment notes.

SECURITY

     The equipment notes related to leased aircraft issued under each Leased Aircraft Indenture will be secured by:

          (1) an assignment by the related owner trustee to the indenture trustee of the owner trustee's rights, except for the limited rights described below and in the prospectus supplement, under the applicable Lease, including the right to receive rent and other payments; and

          (2) a security interest granted to the indenture trustee in the related leased aircraft, subject to the rights of United under the Lease and other property or rights, if any, described in the applicable prospectus supplement.

     The assignment by the owner trustee to the indenture trustee of its rights under each Lease will exclude rights of the owner trustee and the related owner participant relating to:

          (1) indemnification by United;

          (2) proceeds of public liability insurance payable to the owner trustee in its individual capacity and to the owner participant under insurance maintained by United under the Lease;

          (3) proceeds of any insurance policies separately maintained by the owner trustee in its individual capacity or by the owner participant;

          (4) proceeds of any insurance policies maintained by United that are not required to be maintained under the Lease; and

          (5) any rights of the owner trustee or owner participant to enforce payment of the amounts listed in clauses (1) through (4) above.

     The prospectus supplement will describe any limitations on the right of the indenture trustee to exercise any of the rights of the owner trustee under the related Lease, except the right to receive payments of rent due.

     United's obligations in respect of each leased aircraft will be those of a lessee under a "net lease." Accordingly, United will be obligated, among other things, to pay all costs of operating and maintaining the aircraft.

     The prospectus supplement will describe the required insurance coverage for the aircraft.

     The equipment notes issued under each owned aircraft indenture will be secured by a security interest granted to the indenture trustee in all of United's right, title and interest in and to the related owned aircraft. Each Owned Aircraft Indenture will require United to pay all costs of operating and maintaining the aircraft.

     Unless otherwise specified in a prospectus supplement, there will be no cross-collateralization provisions in the Indentures. As a result, unless otherwise specified in the prospectus supplement, the equipment notes issued in respect of one of the aircraft will not be secured by any other aircraft and, in the case of equipment notes related to leased aircraft, the related Leases. Unless otherwise specified in a prospectus supplement, there will be no cross-default provisions in the Indentures. As a result, unless so specified, events resulting in an event of default under any particular Indenture may not result in an event of default occurring under any other Indenture.

     Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by any other provision of Chapter 11 of the Bankruptcy Code or any power of the bankruptcy court.

     Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing defaults (other than defaults that are a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor). The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related aircraft.

     The indenture trustee will invest and reinvest funds, if any, held from time to time by the indenture trustee with respect to any aircraft, including funds held as the result of an event of loss to the aircraft or termination of the Lease, at the direction of United, except, with respect to a leased aircraft, in the case of a lease event of default under the applicable Lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable Indenture, in investments described in the related Indenture. United will pay the amount of any net loss resulting from any investment directed by it.

ADDITIONAL NOTES

     The applicable prospectus supplement specifies any circumstances and conditions under which United or the owner trustee may finance modifications, alterations, additions, improvements to, or replacement parts for, an aircraft through the issuance and sale of additional equipment notes. A supplement to the related Indenture will establish the terms, conditions and designations of any additional equipment notes.

REGISTRATION OF THE AIRCRAFT

     Unless otherwise specified in a prospectus supplement, United, except under specified circumstances, must register and keep each aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in the name of United, in the case of an owned aircraft, or in the name of the owner trustee, after commencement of a Lease in the case of a leased aircraft. United must also record and maintain the recordation of the Indenture and the Lease, if any, relating to each aircraft under the Transportation Code. This recordation of the Indenture and the Lease, if any, relating to each aircraft will give the indenture trustee a security interest in each aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the "Convention").

     United may, in specified circumstances, register any aircraft in countries other than the United States. Each aircraft may be operated by United, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. If an indenture event of default occurs, the ability of the indenture trustee to realize on its security interest in the aircraft could be adversely affected as a legal or practical matter if the aircraft were located outside the United States. There is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the indenture trustee would be able to realize upon its security interest if an indenture event of default occurs.

PAYMENTS AND LIMITATIONS OF LIABILITY

     For each leased aircraft, the related owner trustee will lease the leased aircraft to United for a term expiring on a date not earlier than the latest maturity date of the equipment notes issued with respect to that leased aircraft, unless the Lease is previously terminated as permitted by the terms of the Lease. The owner trustee under the related Indenture will assign to the indenture trustee the basic rent and other specified payments of United under each Lease to provide the funds necessary to pay principal of and interest due from the owner trustee on the equipment notes issued under that Indenture. Each Lease will provide that under no circumstances will basic rent payments by United be less than the scheduled payments of principal and interest on the related equipment notes.

     Except when United purchases a leased aircraft and assumes the equipment notes related to that leased aircraft, the equipment notes related to leased aircraft will not be obligations of, or guaranteed by, United. Neither the owner trustee nor the indenture trustee, in their individual capacities, will be liable to any certificateholder or, in the case of the owner trustee, in its individual capacity, to United or the indenture trustee for any amounts payable or for any liability under the equipment notes or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the owner trustee. Except when United has assumed any equipment notes related to a leased aircraft, all amounts payable under the equipment notes related to leased aircraft, other than payments made in connection with an optional redemption or purchase of equipment notes by the related owner trustee or the related owner participant, will be made only from the assets subject to the lien of the Indenture. These assets include rent payable by United under the Lease with respect to that leased aircraft and amounts received under any applicable liquidity facility or similar arrangement.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES

     Unless otherwise specified in the applicable prospectus supplement, the obligations under the applicable Indenture of the related owner trustee or United will be discharged on the date that the owner trustee or United, as the case may be, deposits with the related indenture trustee a sufficient amount of money or U.S. government obligations to make all required payments on the related equipment notes when those payments are due. The due dates may include one or more redemption dates. All payments must be made in accordance with the terms of the equipment notes. The owner trustee or United, as applicable, will remain obligated to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes, to maintain paying agencies and hold money for payment in trust. A discharge may occur only if the Internal Revenue Service has published a ruling stating that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

     The holders of equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related Indenture and this lien will terminate:

          (1) upon defeasance;

          (2) upon payment in full of the principal of, and any premium and interest on, all equipment notes issued under the Indenture on the maturity date; or

          (3) upon deposit with the indenture trustee of money sufficient to pay when due payments of principal of, and any premium and interest on, the equipment notes, no earlier than one year before the maturity date.

ASSUMPTION OF OBLIGATIONS BY UNITED

     If specified in the applicable prospectus supplement with respect to any leased aircraft, United may purchase the leased aircraft before the end of the term of the related Lease. In connection with this purchase, United may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the Indenture with respect to the aircraft, including the obligations to make payments in respect of the related equipment notes. In this event, specified provisions of the related Lease, including provisions relating to maintenance, possession and use of the aircraft, liens, insurance and events of default will be deemed to be incorporated into the Indenture. The equipment notes issued under the Indenture will continue to be outstanding and secured by the aircraft. The applicable prospectus supplement will describe the terms and conditions of any assumption.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     If specified in the applicable prospectus supplement, at the time pass through certificates are issued, United may still be seeking owner participants for the owner trusts relating to an aircraft. United or an affiliate will hold the beneficial interest under the owner trust agreement relating to this aircraft until the date on which a prospective owner participant commits to participate in the purchase price of the aircraft. The applicable prospectus supplement will specify any deadline to obtain the commitment of an owner participant. United or its affiliates will transfer to the owner participant on that date United's or the affiliate's beneficial interest under the owner trust agreement. Prospective owner participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement. The prospectus supplement will describe the extent to which any terms can be changed at the request of prospective owner participants.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

     For any pass through trust, a prospectus supplement will describe the indenture events of default under the Indentures related to the equipment notes to be held by the pass through trust, the remedies that the indenture trustee may exercise with respect to the related aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an indenture event of default and the exercise of remedies.

LIQUIDITY FACILITY

     The applicable prospectus supplement may provide that a "liquidity facility" will support payments of principal, any premium or interest on, the equipment notes of one or more series, or distributions in respect of the pass through certificates of one or more series. A liquidity facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The applicable prospectus supplement will identify the institution or institutions providing any liquidity facility. Unless otherwise provided in the applicable prospectus supplement, the provider of any liquidity facility will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

INTERCREDITOR ISSUES

     Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though issued by the same owner trustee and relate to the same aircraft. In this event, the applicable prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class to exercise and enforce any or all remedies with respect to the related aircraft and, if the equipment notes are related to leased aircraft, the Lease, and other intercreditor terms and provisions.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the pass through certificates is directed to initial purchasers of the pass through certificates at the "issue price" who hold the pass through certificates as a capital asset. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, called the "Code", proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, in effect as of the date of this prospectus. Changes to existing tax laws, regulations, rulings and court decisions, which could have retroactive effect, may alter the consequences described below. This discussion does not address federal income tax consequences applicable to investors that are subject to special treatment under the United States federal income tax laws, including banks and thrifts, life insurance companies, regulated investment companies, dealers in securities, holders that will hold the pass through certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment compromised of the certificates and one or more other investments, foreign investors, trusts or estates and pass-through entities with any of these specified investors as equity holders. You should read this discussion in conjunction with any additional discussion of federal income tax consequences and additional opinions included in the applicable prospectus supplement. You should consult your own tax advisors about the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them. Any income taxes imposed on a pass through trust could result in a reduction in amounts available for distribution to certificateholders.

GENERAL

     The pass through trusts will not themselves be subject to federal income taxation. Except as discussed in a prospectus supplement, based upon an interpretation of analogous authorities under existing law, each pass through trust should be classified as a grantor trust for federal income tax purposes. We assume in the following discussion that the pass through trusts will be classified as grantor trusts.

     Each certificateholder will be required to report on its federal income tax return its pro rata share of the gross income from each of the equipment notes and any other property held in the related pass through trust, under the certificateholder's usual method of accounting. Each certificateholder may deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the pass through trust as provided in Section 162 or 212 of the Code. Some fees and expenses may, however, be borne by parties other than the certificateholders. The pass through trust may be treated as having constructively received these fees and expenses so that each certificateholder would be required to include in income and would be entitled to deduct its pro rata share of these constructively-received fees and expenses. Certificateholders who are individuals, estates or trusts will be allowed to deduct expenses

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

only to the extent they exceed, together with the certificateholder's other miscellaneous itemized deductions, 2% of the certificateholder's adjusted gross income. In addition, in the case of individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

     If an equipment note held by a pass through trust is prepaid for an amount that differs from a certificateholder's aggregate adjusted basis in the equipment note, the certificateholder will be considered to have sold his pro rata share of that equipment note, and will recognize any gain or loss equal to the difference between the certificateholder's adjusted basis and the amount realized from the prepayment. However, any amount realized from prepayment which is attributable to accrued interest would be taxable as interest income if not previously included in income. A certificateholder's adjusted basis is determined by allocating the purchase price for the pass through certificate among the equipment notes and other property in the pass through trust in proportion to their fair market values at the time of purchase of the pass through certificate. Any gain or loss will be long-term capital gain or loss if the equipment note has been held for more than one year. Net capital gains of individuals are, in general, taxed at lower rates than items of ordinary income. An owner participant's conveyance of its interest in an owner trust will not constitute a taxable event to the remaining holders of interests in the equipment notes. However, if (a) United were to assume an owner trust's obligations under the equipment notes, or (b) an owner trust were to assume United's obligations under the equipment notes, the assumption would be treated for federal income tax purposes as a taxable exchange resulting in taxable gain or loss to the certificateholders under the rules discussed above. In calculating the taxable gain or loss, the amount realized will be equal to the fair market value of a certificateholder's pro rata share of the equipment notes at that time.

SALES OF PASS THROUGH CERTIFICATES

     A certificateholder who sells a pass through certificate will recognize capital gain or loss, equal to the difference between the amount realized on the sale, except for amounts representing accrued interest taxable as interest income, if not previously included in income, and the certificateholder's adjusted tax basis in the pass through certificate. In general, a certificateholder's adjusted tax basis in a certificate will equal the purchase price for the certificate. Gain or loss will be long-term capital gain or loss if the pass through certificate was held for more than one year, except for amounts attributable to property held by pass through trust for one year or less. Any long-term capital gains are taxable to corporate taxpayers at ordinary income tax rates and to individual taxpayers at a maximum rate of 20%. Corporate taxpayers may deduct capital losses only to the extent of capital gains. Individual taxpayers may deduct capital losses only to the extent of capital gains plus $3,000 of other income.

BOND PREMIUM

     A certificateholder generally will be considered to have acquired an interest in an equipment note at a bond premium if the certificateholder's tax basis allocable to the equipment note exceeds the remaining principal amount of the equipment note allocable to the certificateholder's pass through certificate. A certificateholder may be able to amortize the bond premium, generally on a constant yield basis, as a reduction to interest income with corresponding reductions in the certificateholder's tax basis in the equipment note. You should consult your own tax advisors regarding the advisability and consequences of an election to amortize any bond premium on the equipment notes.

ORIGINAL ISSUE DISCOUNT

     Unless specified in the applicable prospectus supplement, the equipment notes will not be issued with original issue discount unless the aggregation rules contained in the Treasury regulations apply. Under those rules, if one investor purchases pass through certificates issued by more than one pass through trust, some of the investor's interests in the equipment notes must be combined as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, the equipment notes could be treated as having been issued with original issue discount to that
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

investor. Generally, a holder of a debt instrument issued with more than a de minimis amount of original issue discount must include the original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash, under a method that takes into account the compounding of interest. You should consult your own tax advisors regarding the aggregation and original issue discount rules.

BACKUP WITHHOLDING

     Payments made on pass through certificates, and proceeds from the sale of pass through certificates to or through brokers, may be subject to a "backup" withholding tax of 31% unless the certificateholder complies with reporting procedures specified in Treasury regulations or is exempt from these requirements. Any withheld amounts will be allowed as a credit against the certificateholder's federal income tax and may entitle the certificateholder to a refund if the required information is furnished to the Internal Revenue Service. The Internal Revenue Service may impose penalties on a certificateholder who is required to supply information but does not do so in the proper manner. You should consult your own tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code may, subject to legal restrictions, purchase and hold pass through certificates. A fiduciary of an employee benefit plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The pass through certificates may, subject to legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     The pass through certificates may be sold through agents, to or through underwriters, directly to other purchasers or through agents.

     We may effect the distribution of the pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Agents designated by United from time to time may solicit offers to purchase pass through certificates. The applicable prospectus supplement will name any agent involved in the offer or sale of the pass through certificates and specify any commissions payable by United to that agent. Unless otherwise indicated in a prospectus supplement, any agent will act on a best efforts basis for the period of its appointment. The Securities Act may deem an agent to be an underwriter of the pass through certificates so offered and sold.

     If pass through certificates are sold by means of an underwritten offering, United will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. The prospectus supplement that the underwriters will use to resell the pass through certificates to the public will specify the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including any commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the pass through certificates, the underwriters will acquire the pass through certificates for their own account and they may resell the pass through certificates from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass
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

through certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the pass through certificates, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of pass through certificates must purchase all of the pass through certificates if any are purchased.

     If a dealer is utilized in the sale of the pass through certificates, the pass through certificates will be sold by the pass through trustee to the dealer as principal. The dealer may then resell the pass through certificates to the public at varying prices to be determined by the dealer at the time of resale. The 1933 Act may deem a dealer to be an underwriter of the pass through certificates so offered and sold. The applicable prospectus supplement will name the dealer and describe the terms of the transaction.

     Offers to purchase pass through certificates may be solicited directly and the sale of the pass through certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the 1933 Act with respect to any resale of the pass through certificates. The prospectus supplement will describe the terms of any sales.

     Under agreements which may be entered into by United, underwriters and agents who participate in the distribution of pass through certificates may be entitled to indemnification by United against specified liabilities, including liabilities under the 1933 Act.

     Unless otherwise provided in a prospectus supplement, United does not intend to apply for the listing of any series of pass through certificates on a national securities exchange. If the pass through certificates of any series are sold to or through underwriters, the underwriters may make a market in the pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates. The underwriters, in their sole discretion could discontinue any market making at any time. Accordingly, we can give no assurance as to the liquidity of, or trading markets for, the pass through certificates of any series.

     The underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, United in the ordinary course of business.

     If so indicated in the applicable prospectus supplement, agents, underwriters or dealers may be authorized to solicit offers by some institutions to purchase pass through certificates at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission that will be paid to agents, underwriters and dealers soliciting purchases of pass through certificates under delayed delivery contracts accepted by United.

                                 LEGAL MATTERS

     Unless otherwise indicated in a prospectus supplement, Mayer, Brown & Platt, Chicago, Illinois, counsel for United, and counsel for any agents, dealers or underwriters will pass upon the legality of the pass through certificates offered by this prospectus.

                                    EXPERTS

     Unless otherwise indicated in a prospectus supplement, Arthur Andersen LLP, independent public accountants, have audited the audited financial statements and schedules included or incorporated by reference in this prospectus, any prospectus supplement and elsewhere in the registration statement as indicated in their audit reports, and the audited financial statements and schedules are included or incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving audit reports.

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